INFORMATION ABOUT COMPLETE BUSINESS SOLUTIONS, INC.
INFORMATION ABOUT THE ANNUAL MEETING
PROPOSAL 1. THE INVESTMENT
PROPOSAL 2. INCREASE IN THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED UNDER THE 1996 STOCK OPTION PLAN
PROPOSAL 3. ELECTION OF DIRECTORS
PROPOSAL 4. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
MEETINGS AND COMMITTEES OF THE BOARD
DIRECTOR COMPENSATION
DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP OF CBSI COMMON STOCK
PERSONS OWNING MORE THAN FIVE PERCENT OF OUTSTANDING CBSI COMMON STOCK
EXECUTIVE COMPENSATION
TRANSACTIONS WITH MANAGEMENT
OTHER INFORMATION
STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASERS
ARTICLE IV CORPORATE GOVERNANCE
ARTICLE V
ARTICLE VI
ARTICLE XII MISCELLANEOUS
CERTIFICATE OF DESIGNATION of Series A Voting Convertible Preferred Stock of Complete Business Solutions, Inc.
[SIGNATURE PAGE OF CERTIFICATE OF DESIGNATION]

REGISTRATION RIGHTS AGREEMENT
COMPLETE BUSINESS SOLUTIONS, INC.

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary proxy statement	[ ] Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

[ ] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

Complete Business Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

Complete Business Solutions, Inc.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

COMPLETE BUSINESS SOLUTIONS, INC.

________________________________________________________________________________

NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS

       The Annual Meeting of Shareholders of Complete Business Solutions, Inc. will be held on Tuesday, July 11, 2000 at 9:30 a.m. at The Detroit Athletic Club, 241 Madison Avenue, Detroit, Michigan 48226, for the following purposes:

1.	to consider and vote upon the second step of a transaction described in the attached Proxy Statement (the “Investment”) in which we will issue and sell to various entities controlled by Clayton Dubilier & Rice, Inc. (“CDR”) for an aggregate purchase price of $100,000,000,

•	100,000 shares of our Series A Voting Convertible Preferred Stock (the “Series A Preferred Stock”),

•	seven-year warrants to purchase a total of 500,000 shares of our Common Stock at $25.00 per share, and

•	ten-year warrants to purchase 1,800,000 shares of our Common Stock at $31.00 per share;

2.	to amend the Company’s 1996 Stock Option Plan to increase the number of shares of common stock that may be issued pursuant to the Plan by 6,000,000 shares to 13,247,454 shares;

3.	to elect four directors to the Board of Directors;

4.	to ratify the appointment of Arthur Andersen LLP as our independent auditors for the 2000 fiscal year; and

5.	to transact any other business that may properly come before the meeting.

      Shareholders who owned their shares as of the close of business on May 15, 2000 are entitled to notice of, and to vote at our Annual Meeting and any adjournments thereof.

      Whether or not you plan to attend the meeting, please sign, date and return the enclosed voting card in the envelope provided.

By Order of the Board of Directors

Thomas E. Sizemore
Secretary and General Counsel

May 26, 2000

YOUR VOTE IS IMPORTANT

PLEASE MARK, SIGN, AND DATE THE ENCLOSED VOTING CARD AND RETURN

IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

[COMPLETE BUSINESS SOLUTIONS, INC. LOGO]

_____________________________________________, 2000

Dear Complete Business Solutions Shareholder:

      You are cordially invited to attend our annual meeting of shareholders which will be held this year on July 11, 2000 at 9:30 a.m. The meeting will be held at The Detroit Athletic Club, 241 Madison Avenue, Detroit, Michigan 48226. For your convenience, we have included a map and directions to The Detroit Athletic Club on the back page of the attached Proxy Statement.

      The Notice of Annual Meeting of Shareholders and a Proxy Statement which describe the formal business to be conducted at the meeting are attached to this letter. In addition to the items of business, we will also discuss our 1999 performance and answer any questions you may have about our Company. Enclosed with the Proxy Statement are your voting card, a postage-prepaid envelope to return your voting card, your admission ticket to the meeting and our 1999 Annual Report.

      After reading the Proxy Statement, please promptly mark, sign, and return the enclosed voting card in the postage-prepaid envelope to ensure that your shares are represented at the annual meeting. Your shares cannot be voted unless you date, sign, and return the enclosed voting card or attend the meeting in person. Regardless of the number of shares you own, your vote is important.

      The Board of Directors believes that the proposals are in the best interest of Complete Business Solutions and recommends that you vote for all of the proposals at the Annual Meeting. The approval of the first proposal, the Investment, may have certain adverse effects that shareholders should consider. The effects that should be considered include the further dilution of shareholders’ equity in our Company and our obligation to pay CDR a termination fee of $6,000,000 if our shareholders do not approve the second step of the Investment. You should review the attached Proxy Statement fully in this regard, but we believe you will conclude, as we have, that the importance of this transaction to the Company outweighs these concerns.

      Whether you are able to attend the meeting or not, please sign, date and return the enclosed voting card in the envelope provided. If you decide to attend the meeting and would like to vote in person, you may do so.

      The Board of Directors and Management look forward to seeing you at the meeting.

Sincerely,

/s/ RAJENDRA B. VATTIKUTI

Rajendra B. Vattikuti
President and Chief Executive Officer

INFORMATION ABOUT COMPLETE BUSINESS SOLUTIONS, INC.

      Complete Business Solutions, Inc. is a leading provider of information technology services. We offer our clients flexible global delivery capabilities through our eleven worldwide development centers and 31 branch locations. We employ more than 4,900 people. Our headquarters is located in Farmington Hills, Michigan and our address is 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334. Our telephone number is (248) 488-2088.

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

      Our Annual Meeting will be held Tuesday, July 11, 2000 at 9:30 a.m. at The Detroit Athletic Club, Detroit, Michigan. If you would like to attend the Annual Meeting please bring your admission ticket with you. Your admission ticket is included with this Proxy Statement and is attached to the proxy card. Simply detach the proxy card from your ticket, sign, date and mail your proxy card in the enclosed envelope and bring your admission ticket to the meeting. If you want to attend the meeting, but your shares are held in the name of a broker or other nominee, please send a written request for an admission ticket to our Director of Investor Relations, Gail Lutey, and include with your request an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on May 15, 2000.

Annual Report

      Our annual report for the fiscal year ended December 31, 1999 is enclosed with this Proxy Statement.

Information About this Proxy Statement

      You are receiving this Proxy Statement and the enclosed voting card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement contains the information we are required to provide to you under the rules of the Securities and Exchange Commission. It is designed to assist you in voting your shares. On June   , 2000, we began mailing these proxy materials to all shareholders of record at the close of business on May 15, 2000.

Information About Voting

      You can vote on the matters to be presented at the Annual Meeting in two ways:

•	By Proxy — You can vote by signing, dating and returning the enclosed voting card. If you do this, the individuals named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify on your voting card whether your shares should be voted in favor or against the Investment, in favor or against the increase in the number of shares that may be granted under the Stock Option Plan, for all, some or none of the nominees for director and whether your shares should be voted for or against the ratification of Arthur Andersen LLP as the Company’s auditors. If you do not indicate instructions on the voting card, your shares will be voted for the Investment, for the amendment of the Stock Option Plan, for the election of all the nominees for director and for the ratification of Arthur Andersen as auditors for the 2000 fiscal year.

•	In Person — You may cast your vote in person when you attend the Annual Meeting.

      You may revoke your proxy at any time before it is exercised at the Annual Meeting by sending a written notice of revocation to our Corporate Secretary, Thomas E. Sizemore, by providing a later dated proxy or by voting in person at the meeting.

      Each share of our common stock is entitled to one vote. As of May 15, 2000, there were 36,452,296 shares of common stock outstanding. In addition, each share of Class A Voting Convertible Preferred Stock is entitled to vote on an as converted to common basis. As of May 15, 2000, there were 100,000 shares of Class A Voting Convertible Preferred Stock outstanding entitled to cast 4,347,826 votes.

Quorum Requirement

      To hold a valid meeting, a quorum of shareholders is necessary. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum and against the Investment and the Proposal to amend the Stock Option Plan. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to vote on the other matters.

Information About Votes Necessary for Action to be Taken

      If a quorum exists, the passage of the Investment and the Proposal to Amend the Stock Option Plan requires an affirmative vote of the majority of the votes cast at the meeting. Four directors will be elected at the meeting. If a quorum exists, each director must receive the affirmative vote of a majority of the votes cast at the meeting to be elected. The ratification of the appointment of Arthur Andersen as the Company’s auditors requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and non-votes will count as a vote against the Investment and the Proposal to Amend the Stock Option Plan and have no effect on the results of the votes on the election of directors and the ratification of auditors.

Cost and Method of Soliciting Proxies

      The cost of soliciting proxies will be paid by the Company. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Other Matters

      The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. Generally, no business other than the items discussed in this Proxy Statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.

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PROPOSAL 1.

THE INVESTMENT

      The Investment is summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, attached as Appendix I; the Certificate of Designation for the Series A Preferred Stock, attached hereto as Appendix II; and the Registration Rights Agreement attached hereto as Appendix III, each of which is incorporated by reference. Shareholders are urged to read the appendices to this proxy statement in their entirety.

Introduction

      On March 17, 2000 the Company executed a Stock Purchase Agreement with affiliates of CDR (the “Stock Purchase Agreement”). Under the terms of the Stock Purchase Agreement, subject to certain conditions, CDR is obligated to purchase from the Company and the Company is obligated to sell to CDR for an aggregate purchase price of $200,000,000 the following:

•	200,000 shares of our Series A Voting Convertible Preferred Stock (the “Series A Preferred Stock”);

•	seven-year warrants to purchase a total of 3,500,000 shares of common stock at an exercise price of $25 per share (the “seven-year Warrants”); and

•	ten-year warrants to purchase 1,800,000 shares of common stock at an exercise price of $31 per share (the “ten-year Warrants” and together with the seven-year Warrants, the “Warrants”).

      Under the Stock Purchase Agreement, the purchase and sale of the Series A Preferred Stock, the seven-year Warrants and the ten-year Warrants making up the Investment, is to occur in two steps. The first step, which did not require shareholder approval, closed on April 20, 2000. In that transaction, the Company sold to CDR 100,000 Series A Preferred Shares and seven-year Warrants to purchase 3,000,000 shares of common stock for an aggregate purchase price of $100,000,000. For the second step, which is scheduled to close as soon as practicable after it is approved by shareholders, the Company will sell to CDR an additional 100,000 Series Preferred Shares, seven-year Warrants to purchase an additional 500,000 shares of common stock and all of the ten-year Warrants to purchase 1,800,000 shares of common stock.

      If converted to common stock, the Series A Preferred Stock would represent (based on the number of our common shares outstanding as of May 15, 2000) approximately 24% of the outstanding stock of the Company. The Series A Preferred Stock and the seven-year Warrants acquired at the first closing, if exercised and converted, would represent approximately 19.9% of our outstanding common stock. After the closing of the second step of the Investment, the Series A Preferred Stock, the seven-year Warrants and the ten-year Warrants owned by CDR, on an as converted and exercised basis, would represent approximately 38.4% of our outstanding common stock.

      At the meeting, shareholders will be asked to consider and act upon only the second step of the Investment. If the second step of the Investment is not approved by the shareholders, it will not occur. The first step of the Investment has been completed and will not be affected by any failure to obtain shareholder approval.

      The Board of Directors has unanimously approved the execution and delivery of the Stock Purchase Agreement. Because the two steps of the Investment may collectively involve the issuance of common stock in excess of 20% of the currently outstanding shares of our common stock, the National Association of Securities Dealers, Inc. (the “NASD”) requires that we obtain the approval of the second step of the Investment by the holders of a majority of the votes present and voting at the meeting. The Board of Directors is submitting the Investment to the Shareholders for approval and unless the required majority of the votes for approval of the Investment is obtained, the second step of the Investment will not be completed. As of the date of this Proxy Statement, the Board of Directors anticipates completing the Investment as soon a practicable after the Annual Meeting, assuming satisfaction or waiver of all conditions to closing. See “SUMMARY OF STOCK PURCHASE AGREEMENT — Closing Conditions.”

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Background And Reasons For The Investment

      The Company’s Board of Directors and management have from time to time considered strategic alternatives to improve the Company’s operational performance and enhance shareholder value. A number of the Company’s competitors have substantially greater cash reserves and management depth than the Company. Accordingly, the Board of Directors determined that the Company would be vulnerable to competitive pressures and may have difficulty quickly transitioning its workforce to providing e-commerce solutions without additional cash resources and management expertise. During 1999, the Company began to explore alternatives to strengthen its long-term financial position, quickly transition its workforce, increase the depth of its management team and maximize shareholder value. As a result, during January 2000, representatives of Clayton, Dubilier & Rice and representatives of the Company held discussions regarding a possible transaction involving the Company and CDR.

      In February, the Board of Directors appointed a special committee of directors (the “Special Committee”) comprised of Messrs. Brooks, Machtley, Stanley and Stella to consider and evaluate a possible transaction with CDR. The Special Committee was authorized to (i) consider the transaction proposed by CDR or any alternative transaction proposed by CDR or any third party that might indicate an interest in entering into a transaction with the Company, (ii) make recommendations to the Board of Directors with respect to any proposed transaction, and (iii) to engage such legal counsel and financial advisors as the Special Committee deemed appropriate to assist it in its evaluation process.

      The Special Committee met with representatives of, and retained, Dewey Ballantine LLP as special counsel to the Special Committee, and met with representatives of, and retained, Merrill Lynch & Co. as financial advisors to the Special Committee. The Special Committee discussed with representatives of Dewey Ballantine the role of the Special Committee in the proposed transaction and the fiduciary obligations of the Special Committee to the Company’s shareholders.

      From February 9, 2000 to March 16, 2000, the Special Committee held numerous meetings with representatives of Dewey Ballantine and Merrill Lynch to discuss the financial and legal aspects of CDR’s proposed equity investment. In addition, the Special Committee and its advisors also consulted with, and utilized the services of regular company counsel, Butzel Long, and The Chesapeake Group, an investment banking firm. Douglas Land, a member of the Board of Directors, is also a Managing Director of the Chesapeake Group. During this period, Merrill Lynch conducted due diligence and completed its financial analysis. In addition, Dewey Ballantine and Butzel Long held discussions with CDR’s counsel, Debevoise & Plimpton, during this period regarding the terms of a stock purchase agreement and Dewey Ballantine, Butzel Long and Debevoise & Plimpton revised drafts of the stock purchase agreement and other documents necessary to consummate the proposed equity investment.

      On March 16, 2000, at a meeting of the Special Committee, following presentations by Merrill Lynch, and discussions with Dewey Ballantine, the Special Committee unanimously agreed to recommend that the Board of Directors approve the Investment and related transactions on the terms and subject to the conditions negotiated by the Company and CDR.

      At a meeting of the Board of Directors, held after the Special Committee meeting on March 16, 2000, the Board of Directors (i) concluded that the Investment and related transactions would benefit the Company, (ii) approved the Stock Purchase Agreement and the related agreements and (iii) resolved to recommend to the shareholders of the Company that they approve the transactions at the “Subsequent Closing” contemplated by the Stock Purchase Agreement.

      In considering the Investment and related transactions, the Board of Directors took into account a number of considerations, including (i) the financial presentation of Merrill Lynch & Co., (ii) the Special Committee’s recommendation to the Board of Directors, (iii) the strategic and operational advantages that could result from the Company’s association with CDR and its representatives and (iv) the terms of the Stock Purchase Agreement and related agreements, including (a) the corporate governance rights of CDR and (b) the parties’ respective representations, warranties and covenants and the conditions to their respective obligations, including a provision whereby the Board of Directors could terminate the Stock Purchase Agreement if the Board of Directors determined, in good faith, after consultation with its financial and legal advisors, that the Board of Director’s fiduciary obligations under applicable law so require. The Board of

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Directors concluded that CDR’s substantial experience in providing the companies in which it invests with financial and managerial advisory services would bring substantial value to the Company and improve its operational, managerial and financial performance.

Certain Risks

      While the Board of Directors believes that the Investment is in the best interests of the Company and its shareholders, the approval of the Investment may have certain adverse effects which shareholders should consider, including adverse effects upon shareholders other than CDR. These potential adverse effects are summarized below.

      Composition of the Company’s Board of Directors Following the Sale.  The Stock Purchase Agreement gives CDR the right to name three members to the Board of Directors until CDR owns less than 25% of the common stock (or common stock equivalents) acquired under the Stock Purchase Agreement (a “Director Termination Date”). CDR named Messrs. Conway, Lautenbach and Wasserman as its nominees to the Board. On April 20, 2000, the Company’s Board of Directors appointed Messrs. Conway, Lautenbach and Wasserman to the Board.

      Super Majority Voting Provisions.  The Company’s Bylaws were changed as required by the Stock Purchase Agreement to require, until the occurrence of a Director Termination Date, a 70% vote of the directors in order for any of the events listed below to occur. Because of the number of directors it can nominate, this gives CDR a veto right over these events:

(a) any issuance of equity securities other than (1) pursuant to the 1996 Stock Option Plan or the Employee Stock Purchase Plan (up to a limit of 5% of the fully diluted common stock outstanding immediately following the second closing under the Stock Purchase Agreement), (2) issuances of common stock pursuant to acquisitions or public offerings not exceeding 5% in a single issuance or 20% in the aggregate of the fully diluted common stock outstanding or (3) pursuant to currently outstanding stock options previously disclosed to CDR;

(b) any non de minimis purchase or sale of stock, any purchase of assets, any merger, consolidation or other business combination transaction, involving the Company or any of its Subsidiaries and Mr. Vattikuti or affiliates of Mr. Vattikuti;

(c) any purchase or other acquisitions of the stock or other assets of another person if the fair market value of the consideration received by the parties other than the Company in all such transactions in any fiscal year of the Company would exceed $35 million;

(d) any sale, lease, transfer or other disposition in one transaction or a series of related transactions, of subsidiaries, divisions or assets of the Company, if the fair market value of the consideration received in all such transactions in any fiscal year of the Company would exceed $25 million;

(e) any incurrence of indebtedness in excess of $50 million; and

(f) any amendment or modification of the Articles of Incorporation or the Bylaws of the Company that modifies, amends or is inconsistent with the terms of the Stock Purchase Agreement or the Certificate of Designation.

      Diminished Ability to Sell the Company.  Due to CDR’s large equity interest, it may be difficult or even impossible for a third party to acquire the Company without the consent of CDR. Accordingly, approval of the Investment could hinder any future sale of the Company to a buyer other than CDR.

      Limited Standstill Agreement.  While the Stock Purchase Agreement provides for a limit on the amount of additional voting shares CDR may acquire in the future, CDR may still increase its beneficial ownership of voting shares to 49.9% of all of the voting shares that are outstanding. CDR may therefore increase its equity position through the purchase of additional voting securities, intensifying the effects related to its larger equity interest as set forth in this Proxy Statement.

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      Management Entrenchment.  CDR’s right to acquire ownership through the Investment of at least approximately 37% (including the shares issuable upon the exercise of the Warrants) of the common stock could make it difficult for third parties to cause a change in management of the Company, possibly leading to entrenchment of current management or other management selected by CDR.

      Conversion of Convertible Preferred Stock.  Each share of Series A Preferred Stock converts, at the option of the holder, into Common Stock based upon the following formula:

the liquidation preference per share ($1,000) divided by a conversion price equal to $23.00 per share of Common Stock.

The conversion of all of the Series A Preferred Stock could depress the market price of the common stock.

Registration Rights. CDR can require the Company on up to three occasions to register shares of Common Stock issued upon the conversion of the Series A Preferred Stock and the exercise of the Warrants, at the Company’s expense. In addition, CDR has certain rights to include its securities in registrations initiated by the Company. See “SUMMARY OF STOCK PURCHASE AGREEMENT — Registration Rights”.

Conditions and Termination. The transactions contemplated by the Stock Purchase Agreement are subject to various conditions, including the approval of the Company’s shareholders. In particular, CDR is not required to close the second step transaction if there has been a material adverse change in the Company’s business or if the representations and warranties of the Company are untrue as of the second closing date in a way which has or is likely to have a material adverse effect on the Company. See “SUMMARY OF STOCK PURCHASE AGREEMENT — Closing Conditions.”

The Stock Purchase Agreement may be terminated by mutual consent, or by either party if not consummated by August 30, 2000, or if prohibited or enjoined by a final, non-appealable order, decree, ruling or other action. See “SUMMARY OF STOCK PURCHASE AGREEMENT — Termination.”

Fees and Expenses. The Company must reimburse CDR for all out of pocket fees and expenses incurred in connection with the transaction. The Company has also paid CDR a transaction fee of $6,000,000. In addition, the Company and have CDR entered into a consulting agreement whereby, for the next five years, the Company will pay CDR $500,000 per year for management consulting services. Finally, if the second step of the Investment does not occur for several reasons, including the failure of shareholder approval to be obtained, the Company will be required to pay CDR a termination fee of $6,000,000. See “SUMMARY OF STOCK PURCHASE AGREEMENT — Fees and Expenses.”

Use of Proceeds

The net proceeds from the Investment are estimated to be $185,000,000 after deducting the Company’s estimated expenses, CDR’s reimbursable expenses and CDR’s transaction fee of $6,000,000. The Company will use the net proceeds to accelerate the Company’s transition to providing E-commerce solutions and other general corporate purposes. Until so utilized, the net proceeds will be invested in income-producing securities.

Summary Of Stock Purchase Agreement

The following summary of certain material terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement and the exhibits thereto, which are incorporated by reference herein and attached hereto as Appendix 1 through Appendix III, respectively, to this Proxy Statement. Capitalized terms have the meanings set forth in the Stock Purchase Agreement or the exhibits thereto.

Representations and Warranties. The Stock Purchase Agreement contains certain representations and warranties of the Company and CDR. The Company has made representations and warranties regarding, among other things, its organization, capitalization, authority relative to the Stock Purchase Agreement and the Ancillary Agreements, absence of conflicts between the Stock Purchase Agreement and the organizational

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documents or obligations of the Company, the accuracy of its SEC reporting and financial statements, the absence of certain changes that could reasonably be expected to have a Material Adverse Impact, absence of undisclosed liabilities, employee benefit plans, litigation and compliance with laws, intellectual property, material contracts, tax returns and payments, environmental matters, insurance, labor matters, disclosure of material facts, and customer relations.

CDR has made representations and warranties regarding its organization, authority relative to the Stock Purchase Agreement and the Ancillary Agreements, required consents and approvals, financing, identification of brokers or finders, litigation, status of the Preferred Stock and Warrants under securities laws and knowledge regarding the accuracy of the Company’s representations and warranties.

Covenants of the Company and CDR. The Company has made certain covenants in connection with the conduct of its business between the signing of the Stock Purchase Agreement and the Subsequent Closing, including to preserve its relationships with its customers and suppliers, not to amend its Articles of Incorporation, Bylaws or other organizational documents, not to declare any dividend or distribution, not to redeem any shares of its capital stock, not to split its capital stock, not to incur any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness other than in the ordinary course of business, not to cancel any material indebtedness and to file the Certificate of Designation with the Department of Consumer and Industry Services of the State of Michigan. In addition, the Company has agreed to allow CDR access to its books and records, and to hold a meeting of its shareholders to vote on the Investment. The Company has also agreed to reserve shares of its Common Stock for the purpose of issuance upon the conversion of the Preferred Shares and exercise of the Warrants. The Company has also agreed to take all necessary steps to increase by 4,000,000 shares the number of shares of Common Stock available for grant as Company Stock Options under the 1996 Stock Option Plan.

The Company and CDR have agreed to cooperate with each other in taking the appropriate actions necessary to consummate the transactions contemplated by the Stock Purchase Agreement, including the issuance of any press releases and/or any filings with agencies or exchanges and to execute and deliver any additional documents, conveyances or assurances as shall be necessary to consummate the transactions contemplated by the Stock Purchase Agreement.

Closing Conditions. The obligation of the Company and CDR to consummate the transactions contemplated by the Stock Purchase Agreement is subject to the satisfaction on or before the Initial and Subsequent Closing Date of certain conditions, including, (a) that there is no injunction, law or proceeding which would prohibit the consummation of the Investment, (b) that all applicable governmental approvals and consents including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), have been received and, (c) that the Subsequent Closing be held prior to August 30, 2000.

The obligation of CDR to consummate the transactions contemplated by the Stock Purchase Agreement is subject to satisfaction on or before the Initial and Subsequent Closing Date of certain conditions, including, (a) the receipt of a certificate signed by an officer of the Company that the representations and warranties of the Company are true and correct in all material respects, (b) the receipt of a certificate signed by an officer of the Company that the Company has complied with all of its obligations and covenants as required by the Stock Purchase Agreement, (c) the execution of the Registration Rights, Indemnification Agreement and the Employment Agreement with Rajendra B. Vattikuti, (d) that the Board of Directors shall be comprised of nine directors, three to be appointed by CDR, (e) the receipt of an opinion from the Company’s counsel and the Special Committee’s Counsel, (f) the receipt of a certificate signed by the Secretary of the Company certifying as to the officers of the Company, the Articles of Incorporation, Bylaws and the resolutions authorizing and approving the Investment and the execution of the Stock Purchase Agreement and the Ancillary Agreements, (g) payment by the Company to CDR of the $6,000,000 transaction fee.

The obligation of the Company to consummate the transactions contemplated by the Stock Purchase Agreement is subject to satisfaction on or before the Initial and Subsequent Closing Date of certain conditions, including, (a) the receipt of a certificate signed by an officer of CDR that the representations and warranties of CDR are true and correct in all material respects, (b) the receipt of a certificate signed by an officer of CDR that CDR has complied with all of its obligations and covenants as required by the Stock

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Purchase Agreement, (c) the receipt of an opinion of counsel from CDR’s counsel, and (d) the receipt of the Purchase Price.

Termination. The Stock Purchase Agreement may be terminated prior to any closing date by the written agreement of the Company and CDR. In addition, CDR may terminate the Stock Purchase Agreement by giving written notice to the Company if the Company has failed to meet any of its closing conditions or if the Board of Directors or the Special Committee withdraws, modifies or changes its recommendation regarding the Second Tranche Transaction or the Stock Purchase Agreement. In addition, the Company may terminate the Stock Purchase Agreement by giving written notice to CDR if CDR has failed to meet any of its closing conditions.

Except as otherwise contemplated in the Stock Purchase Agreement, in the event of termination of the Stock Purchase Agreement, all costs and expenses incurred in connection with the Stock Purchase Agreement shall be paid by the party incurring such expenses except that the Company shall pay the costs of this Proxy Statement and the filings under the HSR Act. If the Stock Purchase Agreement is terminated for any reason other than a breach of the Stock Purchase Agreement or an Ancillary Agreement by CDR, the Company shall pay a $6,000,000 termination fee to CDR and all of CDR’s out of pocket fees, costs and other expenses incurred in connection with the Stock Purchase Agreement, the Ancillary Agreements and any of the transactions contemplated thereby.

Indemnification. The Stock Purchase Agreement provides that the Company shall indemnify CDR against any losses suffered by CDR in excess of $3,400,000 resulting from any breach of any representation or warranty made by the Company in the Stock Purchase Agreement or any Ancillary Agreement. In addition, the Company has indemnified CDR against any losses suffered as a result of any failure of the Company to perform any covenant or agreement in the Stock Purchase Agreement or any Ancillary Agreement.

The Stock Purchase Agreement provides that the CDR shall indemnify the Company against any losses suffered by the Company in excess of $3,400,000 resulting from any breach of any representation or warranty made by the CDR in the Stock Purchase Agreement or any Ancillary Agreement. In addition, CDR has indemnified the Company against any losses suffered as a result of any failure of CDR to perform any covenant or agreement in the Stock Purchase Agreement or any Ancillary Agreement.

Registration Rights. Pursuant to the Registration Rights Agreement, CDR may demand, no more than three times, that the Company use its best efforts to register the shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock or the exercise of the Warrants for sale in an offering; provided, however, that any such registration may be deferred by the Company for a period of not more than 60 days. The Company may include any other shares of Common Stock in such registration as long as the inclusion of such shares is approved by CDR. The three Registrations undertaken at CDR’s request will be at the Company’s expense.

In addition, if at any time the Company proposes to register any of its securities under the Securities Act of 1933, either for its own account or for the account of any other shareholder, and the registration form to be used may be used for the registration of secondary sales, the Company must use its best efforts to include, at CDR’s request, any shares of Common Stock owned by CDR in the registration statement. In connection with a firm commitment underwritten offering of shares to be issued by the Company, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be sold, the shares of Common Stock to be included shall be first allocated to the Company for the securities being sold on its own account and then to others including CDR that have registration rights. In addition, the Company is not required to include any CDR shares in a firm commitment underwritten offering unless such shares are to be included in the underwriting on the same terms and conditions as the other shares of Common Stock being sold under such registration.

Summary of The Preferred Stock Certificate Of Designation

To create and issue shares of the Series A Preferred Stock, the Company is required to file a Certificate of Designation specifying the rights, preferences and privileges of the Series A Preferred Stock. Certain

8

provisions of the Certificate of Designation are summarized below. The following summary does not purport to be complete or to give effect to provisions of statutory or common law. The summary is qualified in its entirety by reference to the Certificate of Designation attached as Appendix II.

Pursuant to the Stock Purchase Agreement, 200,000 shares of no par value, Series A Convertible Preferred Stock are issuable to entities controlled by CDR upon payment of the purchase price.

Rank. With respect to rights upon liquidation, winding-up and dilution of the Company, the Series A Preferred Stock ranks senior to all classes of Common Stock and each other class or series of capital stock the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock. The Company may at any time authorize shares of capital stock with any rights, including, without limitation, the right to receive dividends junior to or on a parity with the rights of the Series A Preferred Stock without the vote or consent of the Series A Preferred Stock.

Voting Rights. The Series A Preferred Stock votes with the Common Stock as a single class. Each share of Series A Preferred Stock has the number of votes equal to the number of votes which the Common Stock into which it is convertible would have been entitled if such shares of Common Stock had been outstanding at the time of the record date for the matter to be voted upon.

Special Voting Rights. The Company may not, without having obtained the affirmative vote or written consent of a majority of the outstanding shares of Series A Preferred Stock, amend, alter or repeal any provision of, or add any provision to, its Articles of Incorporation, Bylaws or the Certificate of Designation, if the action would adversely affect the preferences, rights privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock, authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to liquidation preference or assets superior to the preferences or priorities of the Series A Preferred Stock or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible or exchangeable for, or having rights to purchase, any shares of stock of the Company having any preference or priority as to liquidation preference or assets superior to the preferences and priorities of the Series A Preferred Stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the Company’s debt obligations and liquidating payment obligations of any Senior Stock, the holders of shares of Series A Preferred Stock (i) shall be entitled, before any distribution or payment is made upon any Junior Stock, to be paid cash in an amount equal to $1,000 per share of Series A Preferred Stock plus the amount of any accrued but unpaid dividends and (ii) shall participate as a single class with the Common Stock, on an as converted basis, in any distribution or payment made upon the Common Stock.

Dividends. If the Board of Directors declares a dividend or distribution payable upon the outstanding shares Common Stock, the Board of Directors shall declare at the same time a dividend or distribution, as the case may be, upon the then-outstanding shares of Series A Preferred Stock, payable at the same time and in like kind as the dividend or distribution paid on the Common Stock, in an amount per share of Series A Preferred Stock equal to the amount that would have been payable on the number of shares of Common Stock into which each share of Series A Preferred Stock would have been converted if the Series A Preferred Stock had been converted to Common Stock.

Conversion. The Series A Preferred Stock is convertible at the option of the holder, at no charge, at any time, in whole or in part, into fully paid and non-assessable shares of Common Stock. Each share of Series A Preferred Stock shall be convertible into a number of shares of Common Stock equal to the then Liquidation Preference (currently $1,000 per share) divided by the Conversion Price (currently $23).

Redemption. At any time from and after the tenth anniversary of the date of issue, each holder of Series A Preferred Stock has the right, in its sole discretion, to require the Company to the extent that it has funds legally available therefor, to redeem all or any portion of its outstanding shares of Series A Preferred Stock at a redemption price equal to the then effective Liquidation Preference.

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Change of Control; Put Price. Within ten days following a Change of Control, the Company must notify the holders of the Series A Preferred Stock of the Change of Control. The Company is required to make an offer to each holder to purchase for cash, the holder’s shares of Series A Preferred Stock at the Put Price. The Put Price is an amount required to provide the Purchasers with an annually compounded internal rate of return on their initial investment in the Series A Preferred Stock, calculated from the date of purchase of the Series A Preferred Stock being repurchased by the Company, determined as follows:

Internal Rate
Date of Put Purchase Date	of Return

Prior to the first anniversary of purchase	20%

From first anniversary but prior to second	15%

From second anniversary but prior to third	10%

From third anniversary but prior to fourth	7%

From the fourth anniversary	5%

Board Of Directors’ Recommendations

      The Board of Directors has reviewed and considered the terms and conditions of the Investment and believes that the Investment is fair to, and is advisable and in the best interests of, the Company and its shareholders and has unanimously approved the Investment and unanimously recommends that shareholders vote “for” approval of the Investment.

      The Board of Directors, in recommending shareholder approval of the Investment, considered a number of factors, including (a) the financial presentation of Merrill Lynch & Co., (b) the Special Committee’s recommendation to the Board of Directors, (c) the strategic and operational advantages that could result from the Company’s association with CDR and its representatives (d) the terms of the Stock Purchase Agreement and related agreements, including (i) the corporate governance rights of CDR including veto rights over certain corporate actions (see “INVESTMENT — Certain Risks”) and (ii) the parties’ respective representations, warranties and covenants and the conditions to their respective obligations, including a provision whereby the Board of Directors could terminate the stock purchase agreement if the Board of Directors determined, in good faith, after consultation with its financial and legal advisors, that the Board of Director’s fiduciary obligations under applicable law so require. The Board of Directors concluded that CDR’s substantial experience in providing the companies in which it invests with financial and managerial advisory services would bring substantial value to the Company and improve operational, managerial and financial performance. In addition, the Board of Directors recognized that the consummation of Investment, would: (a) increase in the Company’s cash reserves and management depth and that the likely result of this infusion of cash and management expertise would be that the Company would be able to compete more effectively with its competitors and accelerate its transition to providing e-commerce solutions; (b) the Board of Director’s belief that competition and rapidly changing client demands in the information technology services industry would make it more difficult for it to deliver appropriate value to its shareholders without the additional cash and management infusion and (c) the alternatives to the Investment including likely delays in making the transition to providing e-commerce solutions.

      The Board of Directors believes that the terms of the Series A Preferred Stock and the Warrants pursuant to the Investment constitute the best possible terms that the Company could have received at the time the Company entered into the Stock Purchase Agreement in a sale of securities to a non-affiliated entity. Shareholders should consider, in conjunction with this recommendation, that there may be certain anti-takeover and management entrenchment effects of the Investment, as well as certain other consequences that could adversely affect the interests of shareholders other than CDR. See “INVESTMENT — Certain Risks.”

      THE BOARD OF DIRECTORS BELIEVES THAT THE INVESTMENT IS FAIR TO ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE INVESTMENT AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” APPROVAL OF THE INVESTMENT.

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      The Board of Directors reserves its right, pursuant to the Stock Purchase Agreement, to amend the provisions of the Stock Purchase Agreement in all respects before or after approval of the Investment by the Company’s shareholders. However, the Board of Directors will not amend the Stock Purchase Agreement in any material respects without stockholder approval, and, in particular, will not increase the number of shares to be issued or decrease the price per share without such approval. In addition, the Board of Directors reserves the right to terminate the Stock Purchase Agreement in accordance with its terms notwithstanding shareholder approval thereof.

      The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

PROPOSAL 2.

INCREASE IN THE NUMBER OF SHARES AUTHORIZED

TO BE ISSUED UNDER THE 1996 STOCK OPTION PLAN

Introduction

      The Company is presently authorized to issue 7,247,454 shares of Common Stock under the 1996 Stock Option Plan. A total of 3,910,428 shares of Common Stock have been issued upon the exercise of options under the Plan. As of May 15, 1999, options to purchase 4,000,787 shares of Common Stock were outstanding, and no options to purchase shares of Common Stock remained available for future grant under the 1996 Plan.

      The Board of Directors adopted a resolution proposing and declaring it advisable that the 1996 Stock Option Plan be amended to increase the number of shares of CBSI Common Stock authorized for issuance under the 1996 Stock Option Plan by 6,000,000 to 13,247,454 shares of CBSI Common Stock.

      The following description of the Company’s 1996 Stock Option Plan is a summary and is qualified in its entirety by reference to the Restated 1996 Stock Option Plan which is attached as Appendix IV to this Proxy Statement.

Provisions of the Plan

      The 1996 Stock Option Plan provides for the granting of incentive stock options to employees within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting to employees, directors and consultants of nonstatutory stock options. The 1996 Stock Option Plan was adopted by the Board of Directors on July 10, 1996 and approved prior to our initial public offering by the sole shareholder on September 10, 1996. Unless terminated sooner, the 1996 Plan will terminate automatically on December 31, 2006.

Purpose

      The 1996 Stock Option Plan was created to encourage employees of the Company and its subsidiaries to acquire our common stock through Incentive Stock Options and to permit us to offer Nonqualified Options to our directors, consultants and employees. The 1996 Stock Option Plan is designed to encourage employees and other persons to have a greater financial investment in the Company through the ownership of common stock, stimulate their efforts on our behalf and maintain and strengthen their desire to remain with or join us.

Administration

      The 1996 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised of two or more independent directors. Subject to the express provisions of the 1996 Stock Option Plan, the Committee has the authority in its discretion to determine the employees to receive Incentive Stock Options and employees or other persons to receive Nonqualified

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Options, the times when they shall receive them, the option price and term of each option, the period during which each option may be exercised, and the number of shares to be subject to each option.

Eligibility

      Only employees of the Company or a subsidiary are eligible to receive Incentive Stock Options under the 1996 Stock Option Plan. Employees and other persons are eligible to receive Nonqualified Options under the 1996 Stock Option Plan.

Stock Options

      The purchase price of a share of common stock issued upon exercise of an Incentive Stock Option granted pursuant to the 1996 Stock Option Plan shall be a price not less than the fair market value of the stock on the date the Incentive Stock Option is granted. No Incentive Stock Option can be granted under the 1996 Stock Option Plan to any individual who, immediately before such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of our stock.

Nontransferability of Options

      Options granted pursuant to the 1996 Stock Option Plan are not transferable other than by will or by the laws of descent and distribution. Options granted pursuant to the 1996 Stock Option Plan may not be pledged or hypothecated in any way. During the lifetime of a recipient, plan awards may be exercised only by the recipient or the recipient’s personal representative or guardian.

Amendment and Termination of the Plan

      Unless it is previously terminated by the Board of Directors, the 1996 Stock Option Plan shall terminate on December 31, 2006. No options may be granted after December 31, 2006.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.

      The affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required to approve the amendment to the 1996 Stock Option Plan.

PROPOSAL 3.

ELECTION OF DIRECTORS

      Our Board of Directors is divided into classes and, as a result, the terms of our directors are staggered. Each director class serves a three-year term. Since the terms of our Class I directors end this year, they are nominated to be re-elected. Each re-elected director will serve until the end of his term and until his qualified successor has been elected. Currently, Rajendra B. Vattikuti is a Class I director and if re-elected will serve a new three-year term. In addition, Ned Lautenbach, Kevin Conway and David Wasserman were elected to the Board by the other directors on April 20, 2000 to fill vacant seats on the Board and have been nominated for re-election. If re-elected, Mr. Lautenbach will serve a three year term as a Class I director, Mr. Conway will serve the remaining two year term of a Class II directors and Mr. Wasserman will serve the remaining one year term of a Class III director. If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting.

      The following information is furnished with respect to all of our directors. The ages of the directors are as of December 31, 1999.

      Rajendra B. Vattikuti, founder of CBSI, has served as President and Chief Executive Officer and as a director since its formation in February 1985. From 1983 to 1985, Mr. Vattikuti was Director of M.I.S. for Yurika Foods Corporation. From 1977 to 1983, he was an M.I.S. Project Leader for Chrysler Corporation.

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Mr. Vattikuti holds a Bachelor of Science degree in Electrical Engineering from the College of Engineering, Guindy (India) and a Master of Science degree in Electrical and Computer Engineering from Wayne State University. Age 49. Nominee for Re-election.

      William Brooks, has served as a director since August 1998. Mr. Brooks is Chairman of the Board of The Brooks Group International, a human resource and workforce development firm. He retired as Vice President of Corporate Affairs of General Motors in 1997 where he had served for 25 years in various positions. He is member of the Board of Directors of United American Healthcare Corporation, Louisiana-Pacific Corporation and DTE Energy Corporation. Mr. Brooks was nominated by President Clinton and served from February 1996 to January 1998 on the Social Security Advisory Board. Mr. Brooks was nominated by President Bush and served from July 1989 to November 1990 as the Assistant Secretary of Labor for the Employment Standards Administration. Mr. Brooks holds a Bachelor of Arts degree from Long Island University and a Master’s Degree in Business Administration from the University of Oklahoma. Age 66. Term expires 2002.

      Kevin J. Conway, was elected a director of the Company on April 20, 2000 in connection with the first step of the Investment. Mr. Conway has been a principal of Clayton, Dubilier & Rice since 1994. Prior to joining CDR, Mr. Conway worked for 10 years at Goldman, Sachs & Co., where he was elected partner and was a senior member of the Mergers and Acquisitions Department. Mr. Conway also served as Chief of Staff of the Investment Banking Division at Goldman Sachs. Mr. Conway also serves as a director of Allied Worldwide, Riverwood International Corporation and U.S. Office Products Company. Mr. Conway is a graduate of Amherst College, Columbia University School of Business and Columbia Law School. Age 41. Nominee for Re-election.

      Douglas S. Land, has served as a director since November 1993 and as an advisor since 1988. Mr. Land is the founder and President of Economic Analysis Group, Ltd., a Washington DC-based consulting firm that has been providing financial and economic consulting services since 1983. Mr. Land is also the President and founder of The Chesapeake Group, a financial advisory firm that has been providing consulting to start-up and middle-market firms since 1985. Mr. Land holds a Bachelor of Science degree in Economics and a Master of Business Administration degree in Finance from the Wharton School and a Master of Arts degree in International Relations from the University of Pennsylvania. Age 42. Term expires 2001.

      Ned C. Lautenbach, was elected Co-Chairman of the Company on April 20, 2000 in connection with the closing of the first step in Investment. Mr. Lautenbach joined Clayton, Dubilier & Rice from IBM Corporation where he served as Senior Vice President and Group Executive of worldwide sales and services. During his career at IBM, he held a variety of other senior executive positions in several divisions, including President of National Distribution Division of the United States, President of Asia Pacific, and Chairman of IBM World Trade Corporation. Mr. Lautenbach also serves as the Chairman and CEO of Dynatech Corporation and as a director of Fidelity Investments, Eaton Corporation and Choicepoint. Mr. Lautenbach received his MBA from Harvard University after having completed his undergraduate studies in economics at the University of Cincinnati. Age 56. Nominee for Re-election.

      Ronald K. Machtley, has served as a director since May 1998. Mr. Machtley has been the President of Bryant College since 1996. From 1994 to 1995, Mr. Machtley was a partner in the Washington D.C. law firm of Wilkinson, Barker, Knauer & Quinn. From 1988 to 1995, Mr. Machtley was a United States Congressmen from the State of Rhode Island. Mr. Machtley holds a Juris Doctorate from Suffolk University and is a graduate of the U.S. Naval Academy. Age 51. Term expires 2001.

      Frank D. Stella, has served as a director since November 1993. Mr. Stella has served as President of F.D. Stella Products Company, a food service and dining equipment company, since 1946. Mr. Stella was appointed to the Commission for White House Fellows by President Ronald W. Reagan in 1983 and has served as Chairman of the Income Tax Board of Review, City of Detroit, since 1965. Mr. Stella is also a board member of VFS, Inc., an insurance holding company, and a former board member of the Federal Home Loan Bank of Indianapolis. He is also on the boards of several medical and charitable organizations. Mr. Stella holds a degree from the College of Commerce and Finance at the University of Detroit. Age 80. Term expires 2001.

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      John A. Stanley, has served as a director since June 1997. Mr. Stanley has served as President of European Operations of Lexmark International since March 1991. Previously, he was employed by IBM for 22 years. Mr. Stanley is a graduate of FitzWilliam College, University of Cambridge, England with a Master of Arts degree, and holds a degree in Personnel Management from The London School of Economics. Age 62. Term expires 2002.

      David H. Wasserman, was elected director of the Company on April 20, 2000 in connection with the first step of the Investment. Mr. Wasserman has been a principal of Clayton, Dubilier & Rice since 1998. Prior to joining CDR, Mr. Wasserman worked in the Principal Investment Area of Goldman, Sachs & Co. He has also worked for Fidelity Capital and as a management consultant for Monitor Company. Mr. Wasserman also serves as a director of kinkos.com. Mr. Wasserman is a graduate of Amherst College and Harvard Business School. Age 33. Nominee for Re-election.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

PROPOSAL 4.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP to serve as the independent public accountants of CBSI for its fiscal year ending December 31, 2000. The Board seeks to have the shareholders ratify the appointment of Arthur Andersen which has served as the independent public accountants of CBSI since 1990. Arthur Andersen will be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the appointment of Arthur Andersen is not ratified by the shareholders, the Board of Directors may appoint other independent public accountants based upon the recommendation of the Audit Committee.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2000.

MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors met 5 times during the fiscal year. In addition to meetings of the full Board, directors also attended meetings of Board Committees. Attendance by directors at meetings of the Board and Board committees during the year was in excess of 95%. The Board of Directors has standing audit, compensation, executive and nominating committees.

      Audit Committee.  The Audit Committee is responsible for reviewing with management our financial controls, accounting, audit and reporting activities. The Audit Committee reviews the qualifications of CBSI’s independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope, fees and results of any audit and reviews non-audit services provided by the independent auditors. The Audit Committee is also responsible for reviewing any transactions between CBSI and its directors, officers, or significant shareholders. The Audit Committee met two times during the year. The current members of the Audit Committee are Messrs. Wasserman, Land and Stella.

      Compensation Committee.  The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company’s 1996 Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee met five times during the year. The current members of the Compensation Committee are Messrs. Conway, Machtley, Stanley and Stella.

      Executive Committee.  The Executive Committee exercises the authority of the Board on such matters as are delegated to by the Board of Directors and exercises the authority of the Board between meetings of the

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Board of Directors. The Executive Committee met twelve times during the year. The current members of the Executive Committee are Messrs. Lautenbach, Stanley and Vattikuti.

      Nominating Committee.  The Nominating Committee is responsible for identifying, and recruiting highly qualified candidates to serve as directors of the Company. The Nominating Committee also recommends to the Board of Directors and shareholders worthy candidates to serve as directors of the Company. The Nominating Committee met two times during the year. The current members of the Nominating Committee are Messrs. Conway, Land, Lautenbach, Stella and Vattikuti.

DIRECTOR COMPENSATION

      Directors who are not employees or consultants of CBSI are paid $2,000 per month for serving on the Board of Directors. Committee Chairman receive an additional $1,000 per month. Each member also receives $1,000 per each meeting they attend. CBSI pays all expenses related to attendance at regular or special meetings.

      Directors are also eligible to participate in the 1996 Stock Option Plan. New Board members receive an initial grant of non-qualified stock options to purchase 5,000 shares of CBSI common stock. Each member receives an annual award of non-qualified stock options to purchase 3,000 shares of CBSI stock with an exercise price equal to the fair market value of CBSI common stock as quoted by Nasdaq.

      On April 1, 1999, grants of non-qualified stock options were made to non-employee members of the Board of Directors at an exercise price of $17.75 per share. The options vest in four equal annual installments commencing one year from the date of grant. The following are the number of options granted to each director during the year:

Director	Number of Options Granted

William Brooks	3,000

Douglas S. Land	3,000

Ronald Machtley	3,000

John Stanley	3,000

Frank Stella	3,000

      During 1999, CBSI paid fees for investment banking and advisory services to The Chesapeake Group, of which Douglas Land is Founder, President and Managing Director in the amount of $425,000.

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DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP
OF CBSI COMMON STOCK

      This table indicates how much common stock the executive officers and directors beneficially owned as of May 15, 2000. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole investment power with respect to all shares shown as beneficially owned by them.

	Shares of
	Common Stock
	Beneficially	Options Exercisable	Percent of
Name	Owned	Within 60 Days	Outstanding Shares

Ned Lautenbach	—	—	—

Rajendra B. Vattikuti	9,361,759	8,750	25.7%

Timothy S. Manney	299,004	6,250	*

Joseph Benaroya	—	50,000	*

Karen Fast	75,309	25,218	*

Venu Vaishya	72,422	1,250	*

William Brooks	2,000	2,000	*

Kevin Conway	—	—	*

Douglas S. Land	235,382	3,750	*

Ronald Machtley	0	2,000	*

John Stanley	11,297	22,750	*

Frank Stella	67,915	22,750	*

David Wasserman	—	—	—

Directors and Executive Officers as a group (13 persons)	10,128,088	123,090	27.8%

* Less than 1% of CBSI’s outstanding shares of common stock

PERSONS OWNING MORE THAN FIVE PERCENT
OF OUTSTANDING CBSI COMMON STOCK

      Based upon filings with the Securities and Exchange Commission the following table lists those persons known to us to hold more than five percent of our outstanding common stock as of December 31, 1999.

	Number of Shares		Percent of
Name and Address	Beneficially Owned		Outstanding Shares

GEO Capital LLC	2,387,724 shares		6.4%
767 Fifth Avenue	of common stock
45 Floor, New York, NY 10153

Massachusetts Financial Services Company (“MFS”)	2,306,210 shares		6.2%
500 Boylston Street	of common stock	(1)
Boston, MA 02116

Franklin Resources, Inc.	2,714,336 shares		7.3%
777 Mariners Island Boulevard	of common stock	(2)
San Mateo, CA 94404

(1)	As of December 31, 1999, MFS had sole voting power over 1,879,510 shares of common stock and sole dispositive power over 2,306,210 shares of common stock.

(2)	As of December 31, 1999, Franklin Resources, Inc. reported no voting or dispositive power over these shares. Franklin Resources, Inc. reported that the shares of common stock were owned by one or more

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open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries of Franklin Resources, Inc.

      In connection with the Investment, on April 20, 2000, CDR acquired 100,000 shares of Series A Voting Preferred Stock which is convertible into 4,347,826 shares of common stock.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on 1999 Executive Compensation

      The CBSI compensation committee is comprised of three directors who are not employees of the company. The Compensation Committee is responsible for the approval and administration of compensation programs for CBSI’s executive officers. In conducting its review of executive compensation matters, the committee utilizes the compensation data and advisory services of an independent compensation consultant. CBSI’s compensation policy for executive officers is intended to:

•	provide competitive compensation packages in order to attract and retain superior executive talent;

•	link a significant portion of an executive’s overall compensation to financial results as reflected in the value returned to shareholders; and

•	provide long-term equity compensation to align the interests of executive officers with those of shareholders and reward successful performance.

Cash Compensation

      Cash compensation for CBSI executive officers is based primarily on an analysis of competitive executive compensation. The Compensation Committee relies upon general business compensation surveys to determine appropriate compensation ranges. The Committee also relies upon the analysis of an independent compensation consultant to determine the appropriate level of cash compensation for executive officers.

      CBSI’s policy is to pay its executive officers at the competitive averages for comparable positions. Compensation levels for individual executive officers, may be greater or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive’s position, skills, achievements, tenure with the Company and other historical factors.

Equity Compensation

      CBSI provides equity compensation to its executive officers principally through its 1996 Stock Option Plan (the “Plan”). Option awards under the Plan are determined based upon the achievement of various predetermined goals of CBSI relating to budgeted financial performance or the achievement of operating targets and goals. Generally, awards under the Plan vest over a four year period to ensure that the decisions made by officers consider the long-term best interests and continued financial and operational growth and achievement of CBSI.

      Awards of stock options to executive officers during the year under the Plan are made at the then current fair market value of CBSI common stock as quoted on the Nasdaq National Market. Making awards at the then current fair market value ensures that the options only become valuable upon the continued appreciation of the CBSI stock price. In administering the Plan in this manner, the Compensation Committee strives to align the interests of executive officers with the interests of shareholders.

Chief Executive Officer’s Compensation

      Mr. Vattikuti’s salary for 1999 was $500,000, which is based in part on the employment agreement signed in 1996. Mr. Vattikuti also was granted options to purchase 15,000 shares of common stock at an exercise price of $17 3/4 per share. The options vest in 4 equal annual installments. On March 17, 2000 CBSI and Mr. Vattikuti entered into a new, five year employment agreement as Co-Chairman of the Board of Directors

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that renews automatically for an additional year which provides that Mr. Vattikuti will receive a salary in 2000 of $500,000 with the potential to receive a cash bonus of 100% of his base compensation if certain performance objectives are attained.

Compensation Committee

John Stanley
Ronald Machtley
Frank Stella

Employment Agreements

      In December 1996, the Company entered into agreements with Rajendra B. Vattikuti and Timothy S. Manney.

      The agreement with Mr. Vattikuti provides for his employment as President and Chief Executive Officer for an initial term and automatic renewals so that the term of the agreement is always five years unless either party elects not to extend the term. The agreement provides for an annual base salary of not less than $350,000, a bonus in an amount not to exceed 100% of his base annual salary, to be determined by the Compensation Committee, and benefits under the Company’s benefit plans. Special death and disability benefits are also included. The agreement also provides, among other things, that if Mr. Vattikuti’s employment is terminated by the Company without cause, or by Mr. Vattikuti under certain conditions (including a change in control as defined in the agreement) the Company will pay to him an amount equal to 2.99 times his base salary in effect immediately prior to such termination and the greater of his most recent bonus or bonus received immediately prior to such to his most recent bonus. The agreement contains a restrictive covenant that prohibits Mr. Vattikuti from competing anywhere in the world with the Company’s business during any period in which he receives compensation and for one year after the cessation of such compensation. On March 17, 2000 CBSI and Mr. Vattikuti entered into a new, five year employment agreement which provides for his employment as Co-Chairman of the Board of Directors for an initial term and automatic renewals so that the term of the agreement is always five years unless either party elects not to extend the term. The agreement provides that Mr. Vattikuti will receive a base salary in 2000 of $500,000 and bonus of up to 100% of his base salary. The base salary and bonus may be adjusted by the Compensation Committee.

      The agreement with Mr. Manney provides for his employment as Executive Vice President of Finance and Administration for an initial term and automatic renewals so that the term of the agreement is always five years unless either party elects not to extend the term. The agreement provides for an annual base salary of not less than $180,000, a bonus in an amount not to exceed 60% of his base annual salary, to be determined by the Compensation Committee, and benefits under the Company’s benefit plans. Special death and disability benefits are also included. The agreement also provides, among other things, that if Mr. Manney’s employment is terminated by the Company without cause, or by Mr. Manney under certain conditions (including a change in control as defined in the agreement) the Company will pay to him an amount equal to 2.5 times the sum of his base salary in effect immediately prior to such termination plus the greater of his most recent bonus or bonus received immediately prior to his most recent bonus. The agreement contains a restrictive covenant that prohibits Mr. Manney from competing anywhere in the world with the Company’s business during any period in which he receives compensation and for one year after the cessation of such compensation.

18

Indebtedness of Management

      From time to time, the Company has made loans to the following persons to enable them to exercise stock options as permitted by the Company’s 1996 Stock Option Plan and to make any estimated tax liability payments incurred as a result of such exercise:

			Interest	Maturity
Person	Title	Amount	Rate	Date

Douglas S. Land	Director	$558,325	8.25%	4/25/06

Frank D. Stella	Director	$310,815	6%	9/13/01

Venu Vaishya	Vice-President Human Resources	$349,967	6%	(1)

(1)  Maturity date of 4 notes range from October 1, 2000 until November 4, 2001.

Compensation Committee Interlocks and Insider Participation

      During 1999, the Company had no compensation committee interlocks.

Performance Graph

      The chart below compares the Company’s Common Stock Performance with the performance of the Standard and Poor’s 500 Composite Stock Index (“S&P 500”) and Russell 2000 Technology Index (“Russell 2000 Technology”). The chart assumes $100 was invested on March 5, 1997 in each of the Company’s Common Stock, the S&P 500 and the Russell 2000 Technology.

Comparison of Cumulative Total Return

Since March 5, 1997, Initial Public Offering

[PERFORMANCE GRAPH]

	5-Mar-97	Dec-97	Dec-98	Dec-99

Complete Business Solutions	$100.00	$355.102	$553.061	$410.204
S&P 500	$100.00	$122.838	$158.506	$191.908
Russell 2000 Technology	$100.00	$ 126.05	$ 141.18	$ 289.59

19

Executive Compensation Table

      The table below shows the compensation paid to Rajendra B. Vattikuti, Chief Executive Officer and President and the next four highly compensated executive officers of CBSI.

						Long-Term
						Compensation Awards

						Securities
	Fiscal					Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Other		Options (#)	Compensation(3)

Rajendra B. Vattikuti	1999	$500,000	—	$9,509	(1)	15,000	$4,000
President and Chief	1998	$425,000	$425,000	$12,136	(1)	20,000	$4,000
Executive Officer	1997	$350,000	$350,000	$16,788	(2)	—	$3,800

Timothy S. Manney	1999	$300,000	—	—		10,000	$4,000
Executive Vice President	1998	$225,000	$225,000	—		15,000	$3,845
of Finance and Administration,	1997	$180,000	$108,000	—		—	$3,800
Treasurer

Karen Fast	1999	$350,000	—	—		12,000	$1,333
Executive Vice President,	1998	$250,000	$125,000	—		50,000	—
U.S. Consulting West	1997	$250,000	—	—		—	—
Joseph Benaroya(4)	1999	$375,000	$—	—		50,000	—
Executive Vice President	1998	$2,848	$—	—		—	—
U.S. Consulting East	1997	$—	$—	—		—	—

Venu Vaishya	1999	$200,000	$16,000	—		12,000	$4,000
Vice President of Human	1998	$160,000	$50,000	—		—	$1,302
Resources	1997	$125,000	$40,000	—		—	$692

(1)	Represents the personal use of corporate cars.

(2)	Represents the use of corporate cars and health benefits.

(3)	Represents the amount of contribution by the Company on behalf of such individual to the Company’s 401(k) Plan.

(4)	Joseph Benaroya was employed by the Company from December 14, 1998 until March 31, 2000.

Options Granted During 1999

		% of Total Options
	Number of Securities	Granted to
	Underlying Option	Employees in	Exercise	Expiration
Name	Granted	Fiscal Year	Price(2)(3)	Date

Rajendra B. Vattikuti	15,000	.63	$17 3/4	4/1/09

Timothy S. Manney	10,000	.42	$17 3/4	4/1/09

Karen Fast	12,000	.50	$17 3/4	4/1/09

Venu Vaishya	12,000	.50	$17 3/4	4/1/09

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Potential Realizable Value at
	Assumed Annual Rates of Stock
	Appreciation For
	Option Term(1)

Name	5%	10%

Rajendra B. Vattikuti	$167,443	$424,000

Timothy S. Manney	$111,629	$282,667

Karen Fast	$133,954	$339,200

Venu Vaishya	$133,954	$339,200

(1)	The dollar amounts indicated in these columns are the result of calculations required by the rules of the Securities and Exchange Commission which assume specified stock value appreciation. These growth rates are not intended by CBSI to forecast future stock price appreciation of CBSI common stock.

(2)	The exercise price equals the fair market value of CBSI common stock as of the date the options are granted as determined by the Compensation Committee.

(3)	Options are exercisable in 4 equal annual installments commencing on the date the option was granted.

20

Option Exercises and 1999 Year-End Values

      The following table shows the number and value of stock options (exercised and unexercised) for the listed Executive Officers who exercised options during 1999.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at Year-End(#)		at Year End($)(1)
	Shares Acquired	Value
Name	upon Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Rajendra B. Vattikuti	—	—	5,000	30,000	11,875	146,250

Timothy S. Manney	—	—	3,750	21,250	8,906	100,468

Karen Fast	—	—	27,056	41,533	170,647	109,599

Venu Vaishya	19,809	257,071	—	12,000	—	116,500

(1)	Calculated based upon the share price of CBSI common stock on December 31, 1999 of $25.125 less the option exercise price. An option is in-the-money when the market value of CBSI common stock exceeds the exercise price of the option.

TRANSACTIONS WITH MANAGEMENT

      During 1999, CBSI paid $425,000 for consulting services provided by the Chesapeake Group, an entity affiliated with Douglas S. Land.

OTHER INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers, directors and persons who own more than 10% of the Company’s stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require CBSI to identify anyone who filed a required report late during 1999. Based solely on review of reports furnished to CBSI and written representations that no other reports were required during 1999, all Section 16(a) filing requirements were met except that                          .

Shareholder Proposals

      Shareholders of CBSI that want to present a proposal to be considered at the 2001 annual meeting should send the proposal to Thomas E. Sizemore, Secretary of CBSI at 32605 West Twelve Mile Road, Suite 250, Farmington Hills, MI 48334 by registered, certified or express mail. Proposals must be received prior to December 31, 2000.

21

APPENDIX 1

STOCK PURCHASE AGREEMENT

by and among

COMPLETE BUSINESS SOLUTIONS, INC.

and

CDR-COOKIE ACQUISITION L.L.C.

and

CDR-COOKIE ACQUISITION VI-A L.L.C.

as Purchasers

Dated as of March 17, 2000

i

ii

Exhibit A	Form of Certificate of Designation
Exhibit B	Form of 25 Warrant
Exhibit C	Form of 31 Warrant
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Indemnification Agreement

iii

STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 17, 2000, is entered into by and among CD&R-Cookie Acquisition, L.L.C., a Delaware limited liability company (“CDR-Cookie VI”) that is wholly-owned by Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership (“Fund VI”) and CDR-Cookie Acquisition VI-A, L.L.C., a Delaware limited liability company (“CDR-Cookie VI-A”) that is wholly-owned by Clayton, Dubilier & Rice Fund VI-A Limited Partnership, a Cayman Islands exempted limited partnership (“Fund VI-A”), as purchasers (the “Purchasers”), and Complete Business Solutions, Inc., a Michigan corporation (the “Company”).

W I T N E S S E T H:

      WHEREAS, pursuant to the terms and conditions hereof, the Company desires to sell to the Purchasers and the Purchasers desire to purchase from the Company at the Initial Closing (i) an aggregate of 100,000 shares of the Company’s Series A voting convertible preferred stock, without par value (the “Preferred Shares”), having the terms set forth in the certificate of designation attached hereto as Exhibit A (the “Certificate of Designation”), and (ii) one or more warrants, each substantially in the form of Exhibit B hereto, to purchase an aggregate of three million shares of the Company’s common stock, without par value (the “Common Stock”), in accordance with the terms of such warrant at an exercise price of $25 per share (the “25 Warrant”);

      WHEREAS, subject to the approval of the holders of a majority of the shares of Common Stock present at the annual meeting of the Company’s shareholders (the “Annual Meeting”) duly convened by the Board of Directors of the Company (the “Board” and such approval, the “Shareholder Approval”) and pursuant to the terms and conditions hereof, the Company desires to sell to the Purchasers and the Purchasers desire to purchase from the Company at the Subsequent Closing (i) an aggregate of an additional 100,000 Preferred Shares, (ii) one or more warrants, each substantially in the form of Exhibit C hereto, to purchase an aggregate of 1.8 million shares of Common Stock in accordance with the terms of such warrant at an exercise price of $31 per share (the “31 Warrant” and, together with the 25 Warrant, the “Warrants”), and (iii) an additional 25 Warrant to purchase an additional 500,000 shares of Common Stock;

      WHEREAS, the Board, based on the unanimous recommendation of a special committee of independent directors of the Company (the “Special Committee”), has approved, and deems it advisable and in the best interests of the shareholders of the Company to consummate, the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein; and

      WHEREAS, the Company has, as of the date hereof, entered into an agreement (the “Consulting Agreement”) with CD&R pursuant to which CD&R has agreed to provide to the Company financial and management advisory services as may be requested from time to time in accordance with the terms of such agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

ARTICLE I

STOCK PURCHASE

      1.1  Sale and Purchase of the Preferred Shares.  Subject to the terms and conditions hereof at the Initial Closing and the Subsequent Closing, the Company agrees to sell to the Purchasers and the Purchasers agree, jointly and severally, to purchase from the Company, for an aggregate purchase price of $200 million (the “Purchase Price”), an aggregate of 200,000 Preferred Shares and the Warrants. The Purchasers shall purchase the Preferred Shares and the Warrants hereunder on a pro rata basis.

      1.2  Initial Closing.

      (a)  Time and Place of Initial Closing.  Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Article 9 hereof, the initial closing (the “Initial Closing”) shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, 10022, at 10:00 A.M., New York time, on the second Business Day after the satisfaction or waiver of all of the conditions to the Initial Closing (other than those conditions that by their nature are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver of those conditions). The “Initial Closing Date” shall be the date the Initial Closing occurs.

      (b)  Transactions at the Initial Closing.  At the Initial Closing, subject to the terms and conditions of this Agreement:

(i) The Company shall (i) issue to the Purchasers an aggregate of 100,000 of the Preferred Shares and (ii) deliver to the Purchasers one or more certificates registered in the name of the Purchasers representing the 25 Warrant with respect to three million shares of Common Stock; and

(ii) The Purchasers shall pay to the Company an aggregate of $100 million of the Purchase Price, by wire transfer of immediately available funds to an account or accounts designated by the Company at least five Business Days prior to the Closing Date.

      1.3  Subsequent Closing.

      (a)  Time and Place of Subsequent Closing.  Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to Article 9 hereof, the subsequent closing (the “Subsequent Closing”) shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, at 10:00 a.m., New York time, no later than the second Business Day after the satisfaction or waiver of all of the conditions set forth in Article 8 hereof (other than those conditions that by their nature are to be satisfied at the Subsequent Closing, but subject to the satisfaction or waiver of those conditions). The “Subsequent Closing Date” shall be the date the Subsequent Closing actually occurs.

      (b)  Transactions at the Subsequent Closing.  At the Subsequent Closing, subject to the terms and conditions of this Agreement:

(i) The Company shall (i) issue to the Purchasers an aggregate of 100,000 of the Preferred Shares, (ii) deliver to the Purchasers one or more certificates registered in the name of the Purchasers representing the 31 Warrant with respect to 1.8 million shares of Common Stock and (iii) deliver to the Purchasers one or more certificates registered in the name of the Purchasers representing the additional 25 Warrant with respect to 500,000 shares of Common Stock ; and

(ii) The Purchasers shall pay to the Company an aggregate of $100 million of the Purchase Price, by wire transfer of immediately available funds to an account or accounts designated by the Company at least five Business Days prior to the Subsequent Closing Date.

      1.4  Allocation.  For all Tax purposes, the parties agree to allocate (i) $100 million of the Purchase Price as follows: $72,102,036 and $27,897,964 to the Preferred Shares and the 25 Warrant, respectively, acquired at the Initial Closing, and (ii) $100 million of the Purchase Price as follows: $75,420,295, $4,863,646 and $19,716,059 to the Preferred Shares the 31 Warrant and the additional 25 Warrant, respectively, acquired at the Subsequent Closing. Except as required by applicable Law, no party shall take any position for any Tax purpose inconsistent with this allocation.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as disclosed in (i) the Company disclosure schedule (which shall set forth with reasonable specificity by reference to Sections of this Agreement the disclosure matters contained therein) delivered on or prior to the date hereof (the “Company Disclosure Schedule”) or (ii) the Filed Company SEC

Documents, the Company represents and warrants to the Purchasers as of the date hereof and as of each Closing Date that:

      2.1  Organization.  Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate power and authority to own, lease, use and operate its properties and to carry on its business as it is now being conducted, except where the failure to be in good standing of any Subsidiary would not have a Material Adverse Effect. Each of the Company and its Subsidiaries is qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction in which it owns real property or in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed in the aggregate would not have a Material Adverse Effect. None of the Company or any of its Subsidiaries is in breach or violation of any of its certificate of incorporation, by-laws or other organizational documents. The Company has previously delivered to the Purchasers a complete and correct copy of each of its restated articles of incorporation, as amended (the “Articles of Incorporation”) and By-Laws, as currently in effect. Schedule 2.1 of the Company Disclosure Schedule sets forth a complete and correct list of the Subsidiaries of the Company and their respective jurisdictions of incorporation or organization. Pursuant to the By-Laws of the Company and resolutions duly adopted by the Board thereunder, the Executive Committee of the Board currently has the authority to appoint and terminate the Chief Executive Officer of the Company.

      2.2  Capitalization.

      (a)  The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 1,000,000 Preferred Shares. At the close of business on March 10, 2000: (i) 37,834,202 shares of Common Stock were issued and outstanding; (ii) 3,393,782 shares of Common Stock were reserved for issuance pursuant to the 1996 Stock Option Plan and the Employee Stock Purchase Plan, of which 4,096,511 shares are subject to outstanding options to purchase Common Stock (the “Company Stock Options”); and (iii) no Preferred Shares have been designated or issued prior to the date hereof. All outstanding shares of capital stock of the Company are, and all shares thereof which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as expressly provided in this Agreement and except for changes since March 10, 2000 resulting from the issuance of shares of Common Stock upon exercise of Company Stock Options granted prior to the date hereof pursuant to the Plans, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries or any obligation of the Company or any of its Subsidiaries to issue, or cause to be issued, any capital stock, voting securities or securities or options convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or options other than those described in the second sentence of this Section 2.2(a) and (z) there are no voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

      (b)  The Preferred Shares being issued at each Closing have been duly authorized by all necessary corporate action on the part of the Company (except for the filing with the Department of Consumer and Industry Services of the State of Michigan or any successor agency or administrator of the Certificate of Designation), and at each Closing the Preferred Shares issued thereat will have been validly issued and, assuming payment therefor has been made, will be fully paid and nonassessable, and the issuance of such Preferred Shares will not be subject to preemptive or subscription rights of any other shareholder of the Company. The Company has validly reserved for issuance a number of shares of Common Stock that will be sufficient to permit the conversion in full of the Preferred Shares into shares of Common Stock, and, upon conversion, such shares of Common Stock (the “Conversion Shares”) will be validly issued and outstanding, fully paid and nonassessable. The shares issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized by all necessary corporation action on the part of the Company, and the Company has validly reserved for issuance a number of shares of Common Stock that will be sufficient to permit the exercise in full of the Warrants. Assuming payment therefor has been made, upon issuance and exercise of the Warrants, the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable. Upon the adoption of the Certificate of Designation, the Preferred Shares shall have the voting and other rights specified therein and upon their issuance, the Conversion Shares and the Warrant Shares shall have the voting and other rights attributable to Common Stock.

      (c)  All of the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company’s Subsidiaries are beneficially owned, directly or indirectly, by the Company and neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person (other than any Subsidiaries listed on Schedule 2.1 of the Company Disclosure Schedule or other Persons listed in Schedule 2.2(c) of the Company Disclosure Schedule), or is obligated to make any capital contribution to or other investment in any such Person.

      2.3  Authorization Validity of Agreement.  The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate (i) the transactions contemplated for the Initial Closing (the “First Tranche Transactions”), (ii) subject to the Shareholder Approval as contemplated by Section 6.3 hereof, the transactions contemplated for the Subsequent Closing (the “Second Tranche Transactions”) and (iii) the transactions contemplated by the Ancillary Agreements to which it is a party. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly recommended by the Special Committee and duly authorized by the Board and, other than the Shareholder Approval of the Second Tranche Transactions, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by the Company and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Purchasers, is a valid and binding obligation of the Company in accordance with its terms. Each Ancillary Agreement to which it is a party, when executed and delivered, assuming due authorization, execution and delivery of such Ancillary Agreements by the counterparties thereto, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      2.4  No Violations; Consents and Approvals.

      (a)  Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or By-Laws of the Company, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration, or to the imposition of any Lien) under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee or other evidence of indebtedness, or any lease, license, contract, agreement, plan or other instrument or obligation, to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) conflict with or violate any Laws applicable to the Company, any of its Subsidiaries or any of their properties or assets; except in the case of clause (ii) for such conflicts, violations, breaches or defaults which in the aggregate would not have a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby.

      (b)  No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any federal, state, local or foreign court, legislative, executive or regulatory authority or agency (a “Governmental Authority”) or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except (i) the Shareholder Approval of the Second Tranche Transactions, (ii) pursuant to applicable requirements under the Exchange Act and the HSR Act, and (iii) such other consents, approvals, authorizations, and notifications, of or to any Person, other than a material consent, approval, authorization and notification of or to any Governmental Authority, the failure of which to be obtained or made in the aggregate would not have a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby.

      2.5  SEC Reports and Financial Statements.

      (a)  Since the date of its initial public offering, the Company has timely filed with the SEC all forms and documents required to be filed by it under the Securities Act and the Exchange Act (collectively, the “Company SEC Documents”). As of their respective dates, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, and the applicable rules and regulations of the SEC thereunder.

      (b)  The consolidated financial statements included in the Company SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year end adjustment and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

      (c)  Schedule 2.5(c) of the Company Disclosure Schedule sets forth a draft consolidated balance sheet of the Company dated as of and as at December 31, 1999 (the “Balance Sheet”) and draft consolidated statements of income, draft consolidated statements of cash flow and draft consolidated statements of stockholders’ equity for the year ended December 31, 1999 (such financial statements, including the notes thereto, the “Financial Statements”). The Balance Sheet and the Financial Statements have been prepared in accordance with GAAP and consistent with the Company’s past practices. The Balance Sheet and the Financial Statements, when presented in final audited form, together with the Company’s independent accountant’s report thereon and notes thereto shall present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates and for the periods indicated therein, shall have been prepared in accordance with GAAP consistently applied with the financial statements and balance sheets contained in the Filed Company SEC Documents and shall be consistent with the Balance Sheet and Financial Statements set forth in Schedule 2.5(c) of the Company Disclosure Schedule.

      2.6  Absence of Certain Changes.  Since December 31, 1999, (i) no event, occurrence, fact, condition, change, development or effect exists or has occurred or is threatened that, individually or in the aggregate, has had or would have a Material Adverse Impact (other than a Material Adverse Impact resulting primarily and directly from the announcement of the transactions contemplated hereby and compliance by the Company with the terms of this Agreement, or solely from the failure by the Company to meet internal projections or forecasts due to causes that would not otherwise constitute a Material Adverse Impact); (ii) the Company and its Subsidiaries have conducted their respective operations only in the ordinary course consistent with past practices and (iii) the Company and its Subsidiaries have not taken any action that if, taken after the date hereof would constitute a breach of any of the provisions of Article VI.

      2.7  Absence of Undisclosed Liabilities.  Except: (i) as and to the extent reflected on and reserved against in the Balance Sheet, (ii) as disclosed in the Company SEC Documents filed with the SEC and publicly available prior to the date hereof and in any amendments filed with respect thereto prior to the date hereof (the “Filed Company SEC Documents”) or (iii) for Liabilities that would not in the aggregate have a Material Adverse Effect, the Company and its Subsidiaries have not incurred any Liabilities that would be required to be reflected or reserved against in a consolidated balance sheet of the Company prepared in accordance with GAAP consistently applied with the financial statements and balance sheets contained in the Filed Company SEC Documents or reflected on the notes thereto.

      2.8  Information in Proxy Statement.  The Proxy Statement (and any amendment thereof or supplement thereto) at the date mailed to Company shareholders and at the time of the Annual Meeting, (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied by the Purchasers specifically for inclusion in the Proxy Statement.

      2.9  Employee Benefit Plans; ERISA.

      (a)  Each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each employment agreement, collective bargaining agreement, consulting agreement, severance agreement, bonus, incentive or deferred compensation, stock option or other equity based, severance, termination, change in control, retention, employment, vacation, medical, dental, life, disability, death benefit, other welfare, profit-sharing, retirement, pension, post-retirement benefits, or other compensation or benefit plan, agreement, policy or arrangement in respect of which the Company or any of its Subsidiaries has any material liability (collectively, the “Plans”) has been filed with the Filed Company SEC Documents or is listed on Schedule 2.9(b) of the Company Disclosure Schedule. Except as disclosed in the Filed Company SEC Documents, the Company has not incurred or become subject to any material liability under Title I or IV of ERISA, the penalty or excise tax provisions of the Code relating to employee plans or any similar Laws of a foreign jurisdiction. To the knowledge of the Company, no condition exists or event has occurred that presents a risk to the Company of incurring or becoming subject to any such material liability.

      (b)  All amounts payable under the Plans are deductible for federal income tax purposes and none of the Company and its Subsidiaries will, as a result of the transactions contemplated by this Agreement (either alone or together with other events), make or become obligated to make any “excess parachute payment” as defined in Section 280G of the Code. No current or former employee, director, agent, independent contractor or officer of the Company or any Subsidiary is or will become entitled to any severance pay or unemployment compensation, or any additional or new compensation, benefits or other compensatory payment or an increase in the amount of any compensation, benefits or other compensatory payment in connection with or as a result of the consummation of the transactions contemplated by this Agreement. Neither the vesting nor the timing of the payment of any such compensation, benefit or other compensatory payment in respect of any such employee or director has been or will be accelerated in connection with or as a result of the consummation of the transactions contemplated by this Agreement.

      2.10  Litigation; Compliance with Law.

      (a)  There is no suit, claim, action, arbitration, proceeding or investigation or other Litigation (as defined below) pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their properties or assets which, individually or in the aggregate, if determined adversely to the Company or any such Subsidiary, would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any settlement or similar agreement with any Governmental Authority, or to any order, judgment, decree, injunction or award of any Governmental Authority or arbitrator, that individually or in the aggregate, would have a Material Adverse Effect. “Litigation” means any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority.

      (b)  The Company and each of its Subsidiaries is in compliance in all material respects with all Laws applicable to it, and neither the Company nor any of its Subsidiaries has received any notice alleging noncompliance. The Company and each of its Subsidiaries has all material licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Authorities or other Persons (collectively, “Permits”) that are required in order to permit each to carry on its business as it is presently conducted except where failure to hold such Permits in the aggregate would not have a Material Adverse Effect. All such Permits are in full force and effect and the

Company and each of its Subsidiaries is in compliance in all material respects with the terms of such Permits, including requirements for notifications, filing, reporting, posting and maintenance of logs and records.

      (c)  There is no Litigation pending or, to the knowledge of the Company, threatened, that would result in the termination, modification or nonrenewal of any Permit, and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and there is no reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as in the aggregate would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewal thereof, except for such violations, terminations, modifications or nonrenewals thereof as in the aggregate would not have a Material Adverse Effect.

      2.11  Intellectual Property.

      (a)  The Company and its Subsidiaries own (beneficially and as of record), or possess valid and legally enforceable licenses to use Intellectual Property used or held for use in connection with, necessary for the conduct of, or otherwise material to, their business and operations as currently conducted (the “Company Intellectual Property”).

      (b)  The conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe or conflict with any Intellectual Property of any Person, and neither the Company nor any of its Subsidiaries has received notice or has actual knowledge of any such current infringement or conflict, except, in each case, for such infringements or conflicts thereof as in the aggregate would not have a Material Adverse Effect. To the knowledge of the Company, no Person is infringing or allegedly infringing any Intellectual Property of the Company or its Subsidiaries. As of the date hereof, no claim or demand of any Person has been made or, to the knowledge of the Company or any Subsidiary, threatened, nor is there any Litigation that is pending or, to the knowledge of the Company, threatened, that (i) challenges the rights of the Company or any Subsidiary in respect of any Company Intellectual Property, or (ii) asserts that the Company or any Subsidiary is infringing or otherwise in conflict with, any Intellectual Property, except in each case for such challenges, assertions or claims that in the aggregate would not have a Material Adverse Effect. None of the Company Intellectual Property is or has been the subject of any Litigation within the last five years, whether or not resolved in favor of the Company or any Subsidiary.

      (c)  Except as would not in the aggregate have a Material Adverse Effect, all Owned Software, when delivered or made available to customers does not contain any viruses or defects that would prevent it from performing in all respects the tasks and functions that it was intended to perform.

      (d)  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss of, or creation of any Lien on, the rights of the Company or any Subsidiary with respect to the Intellectual Property owned or used by them, except where such losses and such Liens in the aggregate would not have a Material Adverse Effect.

      2.12  Material Contracts; Registration Rights Agreements.

      (a)  Schedule 2.12(a) of the Disclosure Schedule sets forth a complete and accurate list of Contracts that would be required to be filed as an exhibit to the Company’s Annual Report on Form 10-K, if such Annual Report were required to be filed on the date hereof, a copy of each of which Contract has been provided to the Purchasers (the “Material Contracts”).

      (b)  Each of the Material Contracts is in full force and effect, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other Person, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other Person, except for such failures to be in full force and effect and such conflicts, violations, breaches or defaults as in the aggregate would not have a Material Adverse Effect or materially delay the consummation of the transactions contemplated hereby.

      (c)  Section 2.12(c) of the Company Disclosure Schedule sets forth a complete and accurate list of each Contract the Company has entered into with any Person, pursuant to which Contract such Person has the right to request or to cause the Company to effect registrations under the Securities Act of Equity Securities held by such Person (each, a “Registration Rights Agreement”) and the number of demand registration rights outstanding thereunder on the date hereof. On or prior to the date hereof the Company has provided the Purchasers a complete and accurate copy of each such Registration Rights Agreement. There are no agreements between Rajendra Vattikuti and the Company with respect to employment, share ownership, indemnification, standstill, equity or voting matters other than the R Employment Agreement, the R Subscription Agreement, the R Indemnification Agreement or as set forth in Section 2.12 of the Disclosure Schedule.

      2.13  Taxes.

      (a)  Each of the Company, its Subsidiaries, and any Consolidated Group (as defined below) has timely filed all material Tax Returns (as defined below) required to be filed by it and has timely paid all Taxes shown on such Tax Returns, and all such Tax Returns are correct and complete in all material respects. All material Taxes required to be withheld by the Company or any of its Subsidiaries have been timely withheld and so paid to the proper taxing authority or properly set aside in accounts for such purpose.

      (b)  No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or Tax Return of any of the Company, its Subsidiaries or any Consolidated Group. None of the Company or any of its Subsidiaries has received any notice of deficiency or assessment from any taxing authority with respect to liabilities for income or any material other Taxes which has not been fully paid or finally settled.

      (c)  There is no liability for Taxes for which the Company or any of its Subsidiaries would be held liable solely by reason of Section 1.1502-6 of the Treasury Regulations or any comparable provisions of any other Tax law or as a successor or transferee. Neither the Company nor any of its Subsidiaries is a party to or bound by or has any obligation under any Tax sharing, allocation, indemnity or other similar agreement or arrangement entered into with any person (other than the Company and its Subsidiaries).

      (d)  “Consolidated Group” shall mean any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is a member. “Tax Returns” shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns, and any amendments to any of the foregoing, relating to Taxes.

      2.14  Environmental Matters.

      (a)  Except as would not have a Material Adverse Effect:

(i) each of the Company and its Subsidiaries is in compliance in all respects with all applicable Environmental Laws pertaining to any of the properties and assets of the Company or any of its Subsidiaries and, to the knowledge of the Company, no violation by the Company or any of its Subsidiaries is being alleged of any applicable Environmental Law relating to any of their respective properties and assets or the use or ownership thereof, or to their respective businesses and operations;

(ii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has caused or taken any action that will result in, and neither the Company nor any of its Subsidiaries is subject to, any liability or obligation on the part of the Company or any of its Subsidiaries relating to (x) the environmental conditions on, under, or about the properties or assets currently owned, leased, operated or used by the Company or any of its Subsidiaries, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal, discharge, leak, emission, or other manner of release of any Hazardous Materials; and

(iii) the Company has disclosed and made available to the Purchasers all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to the Company or any of its Subsidiaries relating to (x) the environmental conditions on, under or about properties or assets currently or formerly owned, leased, operated or used by the Company or any of its Subsidiaries or any predecessor in interest thereto at the present time or in the past, and (y) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, leaked, emitted, or otherwise released by the Company or any of its Subsidiaries or any other Person on, under, about or from any of the properties currently or formerly owned or leased, or otherwise in connection with the use or operation of any of the properties and assets of the Company or any of its Subsidiaries, or their respective businesses and operations.

      (b)  “Environmental Law” means any foreign, federal, state or local law, regulation, rule, ordinance or case law relating to pollution or protection of human health and safety or the environment, including, but not limited to, laws relating to releases or threatened releases of Hazardous Materials into the environment and including laws pertaining to the protection of the health and safety of employees. “Hazardous Materials” means any substance or material that is classified or regulated as “hazardous” or “toxic” pursuant to any Environmental Law, including without limitation, asbestos, polychlorinated biphenyls and petroleum.

      2.15  Shareholder Approval.  Except for the Shareholder Approval of the Second Tranche Transactions, no vote of or approval by the Company’s shareholders or the Board is required under the MBCA, the Articles of Incorporation or the By-Laws of the Company to approve this Agreement, the issuance to the Purchasers of the Preferred Shares, the Conversion Shares or the Warrant Shares or the consummation of any of the other transactions contemplated hereby.

      2.16  Brokers.  Except for Merrill Lynch, Pierce, Fenner and Smith Incorporated (the “Financial Advisor”) and The Chesapeake Group, a complete and accurate copy of each engagement letter, or a complete and accurate description of the understanding between the Company and each entity if an engagement letter is unavailable, of which has been provided to the Purchasers, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries, that is or will be payable by the Company or any of its Subsidiaries.

      2.17  Insurance.  Schedule 2.17 of the Company Disclosure Schedule contains a complete and correct list of all insurance policies maintained at present by or on behalf of the Company and its Subsidiaries. Such policies are in full force and effect, and all premiums due thereon have been paid. The Company and its Subsidiaries have complied in all material respects with the terms and provisions of such policies.

      2.18  Labor Matters, etc.  Neither the Company nor any of its Subsidiaries is a party to or bound by and none of their respective employees is subject to any collective bargaining agreement, memorandum of understanding or other written document relating to the terms and conditions of employment for any group of employees (any such agreement, memorandum or document, a “Collective Bargaining Agreement”), and there are no labor unions or other organizations representing or purporting or attempting to represent any employees employed by any of the Company and its Subsidiaries. Since December 31, 1998, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or any of its Subsidiaries. There are no material labor disputes currently subject to any grievance procedure, arbitration or litigation with respect to any employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failures so to comply that individually or in the aggregate would not have a Material Adverse Effect.

      2.19  Disclosure.  No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, there is no information relating to the Company or any of its Subsidiaries that could reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, that has not been disclosed to the Purchaser prior to or after the date hereof (as to any fact arising or that becomes known after the date hereof) in accordance with the terms of Section 12.6.

      2.20  Takeover Statutes.  Prior to the date hereof, each of the Board and the Company have taken all necessary action such that no “Fair price,” “Moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States (each, a “Takeover Statute”) applicable to the Company or any of its Subsidiaries, including, without limitation, Chapter 7A and Chapter 7B of the MBCA, is applicable to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      2.21  Customers; Liability for Defective Services.   Since December 31, 1999, other than in the ordinary course of business, the Company (a) has not received any notice and has no reason to believe that any material customer of the Company (i) has ceased to purchase, will cease to purchase, or has terminated or will terminate any contract in respect of the purchase of, services provided by the Company, or (ii) has materially reduced or will materially reduce the purchase of services provided by the Company, or (b) has not adopted any plan or policy or agreed or otherwise made any commitment (regardless of whether such agreement or commitment would constitute an enforceable obligation or contract under applicable law) to permit or suffer any material customer of the Company to materially reduce the price it will pay for any services of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

      Except as disclosed in the Purchaser disclosure schedule (which shall set forth with reasonable specificity by reference to the Sections of this Agreement the disclosure matters therein) delivered on or prior to the date hereof (the “Purchaser Disclosure Schedule”), each Purchaser represents and warrants to the Company as of the date hereof and as of each Closing Date as follows:

      3.1  Organization, No Prior Business.  Each Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, with all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Neither Purchaser has engaged in any business or activity of any kind, or entered into any agreement or arrangement with any person or any entity or incurred, directly or indirectly, any material liabilities or obligations, other than in connection with the transactions contemplated hereby.

      3.2  Authorization; Validity of Agreement.  Each Purchaser has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the First Tranche Transactions and the Second Tranche Transactions and the transactions contemplated by the Ancillary Agreements to which it is a party. The execution, delivery and performance by each Purchaser of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action by each Purchaser and no other proceedings on the part of the Purchasers are necessary to authorize the execution and delivery of this Agreement by either Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Purchaser and is a valid and binding obligation of each of them enforceable against each in accordance with its terms. Each Ancillary Agreement to which it is a party, when executed and delivered, assuming due authorization, execution and delivery of such Ancillary Agreements by the counterparties thereto, will constitute a valid and binding obligation of each Purchaser enforceable against such Purchaser in accordance with its terms.

      3.3  Consents and Approvals; No Violations.

      (a)  Neither the execution and delivery of this Agreement by the Purchasers nor the consummation by the Purchasers of the transactions contemplated hereby will (i) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which either Purchaser is a party or by which or any of such Purchaser’s assets may be bound or (ii) conflict with or violate any Laws applicable to either Purchaser or any of such Purchaser’s properties or assets; except in the case of clause (i) for such conflicts, violations, breaches or defaults which in the aggregate would not have a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated by this Agreement.

      (b)  Assuming that the representation and warranty of the Company set forth in Section 2.4(b) is true and correct, no filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Authority is required in connection with the execution and delivery of this Agreement by the Purchasers or the consummation by the Purchasers of the transactions contemplated hereby, except (i) pursuant to the applicable requirements under the HSR Act, (ii) applicable requirements under the Exchange Act, and (iii) such other consents, approvals, authorizations and notifications of or to any Person, other than a material consent, approval, authorization and notification of or to any Governmental Authority, the failure of which to be obtained or made would not have a Material Adverse Effect, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

      3.4  Information in Proxy Statement.  None of the information supplied in writing by the Purchasers specifically for inclusion in the Proxy Statement (including any amendments or supplements thereto) will, at the date mailed to shareholders and at the time of the Annual Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      3.5  Financing.  CDR-Cookie VI and CDR-Cookie VI-A have each received and delivered to the Company a letter, as in effect on the date hereof, from Fund VI, whereby Fund VI has committed, upon the terms and subject to the conditions set forth therein, to provide equity financing to the Purchasers up to an aggregate of $200 million.

      3.6  Brokers.  Except as otherwise previously disclosed by the Purchasers to the Company in writing, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchasers, that is or will be payable by the Company or any of its Subsidiaries.

      3.7  Litigation; Compliance with Law.

      (a)  There is no suit, claim, action, arbitration, proceeding or investigation or other Litigation pending or, to the knowledge of the Purchasers, threatened, against the Purchasers or any of their properties or assets which, individually or in the aggregate, if determined adversely to the Purchasers, would reasonably have a Material Adverse Effect. The Purchasers are not subject to any settlement or similar agreement with any Governmental Authority, or to any order, judgment, decree, injunction or award of any Governmental Authority or arbitrator, that individually or in the aggregate, would have a Material Adverse Effect.

      (b)  The Purchasers are in compliance in all material respects with all Laws applicable to them, and the Purchasers have not received any notice alleging noncompliance. The Purchasers have all Permits that are required in order to permit each to carry on its business as it is presently conducted except where failure to hold such Permits in the aggregate would not have a Material Adverse Effect. All such Permits are in full force and effect and the Purchasers are in compliance in all material respects with the terms of such Permits, including requirements for notifications, filing, reporting, posting and maintenance of logs and records.

      (c)  There is no Litigation pending or, to the knowledge of the Purchasers, threatened, that would result in the termination, modification or nonrenewal of any Permit, and, to the knowledge of the Purchasers, they have not received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business, and there is no reasonable basis for any such termination, modification or nonrenewal, except for such terminations, modifications or nonrenewals as in the aggregate would not have or result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate any Permit, or result in any termination, modification or nonrenewal thereof, except for such violations, terminations, modifications or nonrenewals thereof as in the aggregate would not have a Material Adverse Effect.

      (d)  The Purchasers are purchasing the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares solely for investment, with no intention to resell such securities in contravention of the Securities Act. The Purchasers hereby acknowledge that the Preferred Shares and Warrants have not been, and the Conversion Shares and the Warrant Shares will not be, registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under the Securities Act.

      3.8  Knowledge.  Neither the Purchasers nor, to the knowledge of the Purchasers, any party acting on their behalf has any information or knowledge that makes them believe that the Company’s representations and warranties set forth in Article II of this Agreement are not true and correct in all material respects as of the date hereof.

ARTICLE IV

CORPORATE GOVERNANCE

      4.1  Composition of the Board of Directors, etc.

      (a)  At and after the Initial Closing, the Board shall have nine directors (subject to the right to increase the size of the Board pursuant to Section 4.1(c)), divided into three classes. Three members of the Board shall initially be designated by the Purchasers (the “Purchaser Directors”), one of which shall be a Class I director, another of which shall be a Class II director and the last of which shall be a Class III director. Six members of the Board (the “Non-Purchaser Directors”) shall initially be designated by the Company, one of whom shall be Rajendra Vattikuti. Initially, the three Purchaser Directors shall be Ned Lautenbach, Kevin Conway and David Wasserman. At the Initial Closing, each of Rajendra Vattikuti and Ned Lautenbach shall be Co-Chairmen of the Board. From the Initial Closing, until the occurrence of a Director Termination Date, the Purchasers shall be entitled to designate Ned Lautenbach (or another Purchaser Director reasonably satisfactory to the Board) as either (i) the Co-Chairman of the Board, or, (ii) if Rajendra Vattikuti is no longer a Co-Chairman, the Chairman of the Board.

      (b)  The Purchasers shall be entitled to designate for election to the Board three persons until such date as they no longer own, in the aggregate, any combination of Preferred Shares and shares of Common Stock which, taken together on an as-converted and as-exercised basis, represent at least 25% of the number of shares of Acquired Common Stock (such date, the Director Termination Date”). The Company shall use its best efforts to cause the Purchaser Directors to be reelected at each shareholder meeting at which directors are elected (and if such Purchaser Directors are not elected, the Board shall take all action permitted by law to appoint such Purchaser Directors to the Board). If a vacancy shall exist in the office of a Purchaser Director, the Purchasers shall be entitled to designate a successor and, in connection with the meeting of the shareholders of the Company next following such election, designate such successor for election as director by the shareholders and the Company shall use its best efforts to cause the successor to be so elected. Upon the occurrence of the Director Termination Date, the Purchasers’ right to designate the Purchaser Directors shall cease and, upon notice of termination from the Company to the Purchasers, the Purchasers shall cause the Purchaser Directors to immediately resign. A Purchaser Director may be removed only for cause.

      (c)  The size of the Board may be increased without the consent of the Purchasers only as provided in this Section 4.1(c). The size of the Board may be increased by one director to include as a director a newly appointed CEO of the Company. If the size of the Board is otherwise increased, the Purchasers shall have the right to at least proportionate representation on the Board following such increase based on the composition of the Board as between Purchaser Directors and Non-Purchaser Directors immediately prior to such increase.

      (d)  Subject to any law or stock exchange rule prohibiting committee membership by Affiliates of the Company, (i) the Purchasers shall be entitled to at least proportionate representation by Purchaser Directors on any committee of the Board of Directors, based on the composition of the board of Directors as between Purchaser Directors and Non-Purchaser Directors, (ii) the Chair of the Executive Committee shall be

Ned Lautenbach or such other Purchaser Director as shall be reasonably acceptable to the Board, and (iii) the Chair of the Compensation Committee shall be a Purchaser Director. At and after the Initial Closing, (i) the Executive Committee of the Board shall consist of Ned Lautenbach as Chair, Rajendra Vattikuti and John Stanley and (ii) the initial Nominating Committee of the Board shall consist of Ned Lautenbach, Kevin Conway, Rajendra Vattikuti, Doug Land and Frank Stella. Until the occurrence of a Director Termination Date, any reconstituted Nominating Committee shall consist of the same proportion of Purchaser Directors and Non-Purchaser Directors as the initial Nominating Committee.

      4.2  Non-Voting Observer.  Until the occurrence of a Director Termination Date, the Purchasers shall also be entitled to designate one observer to the Board (the “Purchaser Observer”), who shall be an employee of CD&R. The Purchaser Observer shall have the same access to information concerning the business and operations of the Company and its Subsidiaries, and at the same time, as directors of the Company, and shall be entitled to participate in discussions and consult with the Board without voting.

      4.3  Directors’ and Observer’s Expenses; Fees.   The Company shall promptly reimburse the Purchaser Directors and the Purchaser Observer for all reasonable expenses incurred by them in connection with their attendance at meetings and any other activities undertaken in their capacity as directors or an observer. The Purchaser Directors shall receive standard board fees, perquisites and option grants, in accordance with the Company’s policy of paying directors, as such policy may be in effect from time to time. Notwithstanding anything herein to the contrary, no Purchaser Director shall be entitled to additional compensation or to reimbursement of expenses in connection with activities undertaken pursuant to the Consulting Agreement other than as required to be paid to CD&R thereunder.

      4.4  Information, VCOC.

      (a)  The Company shall furnish the Purchasers with such financial and operating data and other information with respect to the business and properties of the Company as the Company prepares and compiles for its directors in the ordinary course and as the Purchasers may from time to time request. The Company shall permit each of the Purchasers to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the principal officers of the Company.

      (b)  The rights set forth in this Article IV are intended to satisfy the requirement of contractual management rights for purposes of qualifying the Purchaser’s ownership interests in the Company as venture capital investments for purposes of the Department of Labor’s “plan assets” regulations.

      4.5  Supermajority Voting Provisions.

      (a)  From the Initial Closing, until the occurrence of a Director Termination Date, neither the Company nor the Board shall cause or permit to occur any of the following events without the affirmative vote of more than seventy percent of the members of the Board (except as permitted by Section 4.5(b):

(i) any issuance of Equity Securities other than (i) pursuant to Company Stock Plans (up to a limit of 5% of the fully diluted common stock outstanding immediately following the Subsequent Closing), (ii) issuances pursuant to acquisitions or public offerings not exceeding 5% in a single instance or 20% in the aggregate of the fully diluted common stock outstanding immediately following the Subsequent Closing, or (iii) pursuant to currently outstanding stock options previously disclosed to CD&R. No such issuance will be permitted in any case if as a result thereof any Person would own 10% of the fully diluted common stock outstanding after such issuance;

(ii) any non de minimis purchase or sale of stock, any purchase or sale of assets, any merger, consolidation or other business combination transaction, involving the Company or any of its Subsidiaries, on the one hand, and Rajendra Vattikuti, or Affiliates of Mr. Vattikuti (other than the Company and its Subsidiaries), on the other hand;

(iii) any purchases or other acquisitions of the stock or assets of another Person (whether through merger, consolidation, other business combination, lease or otherwise, and whether in one or a series of related transactions) if the fair market value of the consideration received by the parties other than the Company in all such transactions in any fiscal year of the Company would exceed $35 million;

(iv) any sale, lease, transfer or other disposition in one transaction or a series of related transactions, of subsidiaries, divisions or assets of the Company, if the fair market value of the consideration received in all such transactions in any fiscal year of the Company would exceed $25 million;

(v) incurrence of Indebtedness in excess of $50 million;

(vi) any amendment or modification of the Articles of Incorporation or the By-Laws of the Company that modifies, amends or is inconsistent with the terms of this Agreement or the Certificate of Designation; and

(vii) prior to the EC Date, any change to the composition, powers or identity of the members of the Executive Committee of the Board (provided, that the provisions of Section 4.1(d) shall continue in effect until the Director Termination Date).

      (b)  Notwithstanding anything herein to the contrary, the following matters are subject to approval by a simple majority of the Board:

(i) a sale by the company of Synova, Inc. (“Synova”);

(ii) an initial public offering of Bridge Strategies Group LLC (“Bridge”);

(iii) an initial public offering of CBSI Complete Business Solutions (Mauritius) Limited or its Subsidiaries;

(iv) the implementation of a “holding company” structure;

(v) the creation of a venture fund, in an amount not to exceed $200 million, for the purpose of making investments in startup companies (such investments are herein referred to as “New Business Opportunities”); and

(vi) to the extent necessary to effectuate a Change of Control Transaction that has been approved by a simple majority of the Board, the actions enumerated in section 4.5(a).

      4.6  Responsibilities of Co-Chairmen, CEO.

      (a)  Co-Chairmen.  While serving as Co-Chairman of the Company, Rajendra Vattikuti shall have such duties and responsibilities consistent with such title and position as the Board specifies from time to time, including, without limitation, the primary responsibility (in consultation with the Company’s CEO and the Company’s other Co-Chairman) for (i) the operations of Synova, Bridge and New Business Opportunities and (ii) corporate transformation issues relating to the Company’s Asia operations; provided, however, that the Company shall engage in any New Business Opportunity only in accordance with guidelines approved by a simple majority of the Board. For so long as the Purchasers are entitled to designate the Co-Chairman pursuant to Section 4.1, Ned Lautenbach (or another Purchaser Director reasonably satisfactory to the Board) shall also serve as Co-Chairman of the Company, and shall have such duties and responsibilities consistent with the such title and position as the Board specifies from time to time, including, without limitation, the primary responsibility for (i) recruiting and selecting a new CEO for the Company (in consultation with Rajendra Vattikuti), (ii) the Company’s operations other than Synova, Bridge and New Business Opportunities, and (iii) the integration of the Company’s Asia operations with its U.S. and European operations.

      (b)  CEO.  Rajendra Vattikuti shall serve as the Company’s Chief Executive Officer until the earlier of (i) such time as the Company hires a new Chief Executive Officer and (ii) December 31, 2000, at which point Rajendra Vattikuti shall resign as Chief Executive Officer of the Company, but remain a Co-Chairman of the Company. If a new Chief Executive Officer has not been hired by the Company prior to December 31, 2000, Ned Lautenbach (or another Purchaser Director reasonably acceptable to the Board) shall become the acting Chief Executive Officer until such time as a new Chief Executive Officer is so hired. The Company’s newly hired Chief Executive Officer shall be responsible for the Company’s worldwide operations (other than those of Synova, Bridge and New Business Opportunities).

      4.7  By-Laws.  The Company and the Purchasers shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the Initial Closing Date that the Company By-Laws are not inconsistent with the provisions of this Agreement and the transactions contemplated hereby.

ARTICLE V

CERTAIN EQUITY MATTERS

      5.1  Subscription Rights.  Until the occurrence of a Director Termination Date, if the Board shall authorize the issuance of New Securities for cash (other than any New Securities issued (i) to officers, employees or directors of the Company or any of its Subsidiaries pursuant to any Company Stock Plan, (ii) in connection with any acquisition transaction, (iii) in connection with a public offering of securities, and (iv) to the Purchasers or their Affiliates (other than the Company and its Subsidiaries), then, prior to each such issuance of New Securities, the Company shall offer to the Purchasers a Pro Rata Share of such New Securities. Any offer of New Securities made to the Purchasers under this Section 5.1 shall be made by notice in writing (the “Subscription Notice”) at least 20 Business Days prior to the issuance of such New Securities. The Subscription Notice shall set forth (i) the number of New Securities proposed to be issued and the terms of such New Securities, (ii) the consideration (or manner of determining the consideration), if any, for which such New Securities are proposed to be issued and the terms of payment, (iii) the number of New Securities offered to the Purchasers in compliance with the provisions of this Section 5.1 and (iv) the proposed date of issuance of such New Securities. Not later than 10 Business Days after its receipt of a Subscription Notice, the Purchasers shall notify the Company in writing whether it elects to purchase all or any portion of the New Securities offered to the Purchasers pursuant to the Subscription Notice. If the Purchasers shall elect to purchase any such New Securities, the New Securities which it shall have elected to purchase shall be issued and sold to the Purchasers by the Company at the same time and on the same terms and conditions as the New Securities are issued and sold to other Persons. If, for any reason, the issuance of New Securities is not consummated, the Purchasers’ right to its Pro Rata Share of such issuance shall lapse, subject to the Purchasers’ ongoing subscription right with respect to issuances of New Securities at later dates or times. The Purchasers agree that the Company may grant rights to Rajendra Vattikuti equivalent to (but not better than) those set forth in this Section 5.1.

      5.2  Issuance and Delivery of New Securities.  The Company represents and covenants to the Purchasers that (i) upon issuance, all the shares of New Securities sold to the Purchasers pursuant to this Article V shall be duly authorized, validly issued, fully paid and nonassessable and will be approved (if outstanding securities of the Company of the same type are at the time already approved) for listing on the Nasdaq National Market or for quotation or listing on the principal trading market for the securities of the Company at the time of issuance, (ii) upon delivery of such shares, they shall be free and clear of all Liens and shall not be subject to any preemptive right of any stockholder of the Company, (iii) in connection with any such issuance, the Company shall have taken all necessary actions such that no Takeover Statute shall be applicable to any such issuance and (iv) upon issuance all the shares of New Securities shall have the voting and other rights attributable to the Common Stock or the Preferred Shares under the Certificate of Designation, as the case may be. Each share certificate representing New Securities issued or delivered by the Company hereunder shall bear the legend set forth in Section 12.10.

      5.3  Limitation on Purchases of Equity Securities.  (a) Except as permitted by a majority of the Non-Purchaser Directors, during the period commencing on the date hereof and ending on the earlier of (x) the fifth anniversary of the Initial Closing and (y) the occurrence of a Director Termination Date, the Purchasers and their Affiliates shall not, directly or indirectly:

(i) acquire, or offer or agree to acquire, beneficial ownership (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) of any Voting Securities;

(ii) contrary to the recommendation of the Board, participate in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC), vote any shares of capital stock of the Company, initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other individual, firm, corporation, partnership or other entity to initiate any stockholder proposal;

(iii) join in or in any way participate in a pooling agreement, syndicate, voting trust or other arrangement with respect to the Company’s Voting Securities, or otherwise act in concert with, any other Person (other than Affiliates of the Purchasers, or Rajendra Vattikuti or Affiliates of Mr. Vattikuti), for the purpose of acquiring, holding, voting or disposing of the Company’s securities;

      (b)  Notwithstanding anything to the contrary in this Agreement, however, nothing contained in this Section 5.3 shall be deemed to (i) restrict the manner in which the Purchaser Directors or the Purchaser Observer participate in deliberations or discussion of the Board in compliance with their fiduciary duties, (ii) prevent the Purchasers from acquiring any of the Preferred Shares, the Conversion Shares or the Warrant Shares pursuant to the terms of this Agreement, the Certificate of Designation and the Warrants (and the Purchasers shall not be deemed to have breached any covenant in this Agreement solely as a result of such acquisition) or (iii) restrict the Purchasers from acquiring beneficial ownership over Voting Securities, whether by purchase of such Voting Securities, by proxy or otherwise, up to an aggregate amount of 49.9% of the Voting Securities from time to time outstanding. Nothing herein shall be construed as permitting the Purchasers and their Affiliates from acquiring beneficial ownership of Voting Securities in excess of 49.9% of the Voting Securities from time to time outstanding during the time period contemplated in Section 5.3(a) unless otherwise permitted by a majority of the Non-Purchaser Directors. This Article V expressly supercedes Section 8 of the Confidentiality Agreement, dated February 1, 2000, by and between CD&R and the Company, which Section 8 is hereby terminated and of no further force and effect.

ARTICLE VI

COVENANTS OF THE COMPANY

      6.1  Covenants of the Company.  During the period from the date of this Agreement and continuing until the Subsequent Closing, the Company agrees as to itself and its Subsidiaries that, except as (i) set forth in Schedule 6.1, (ii) to the extent that the Purchasers otherwise consent in writing, (iii) required by Law, (iv) mandatorily required by any Plan, or (v) specifically required by this Agreement:

      (a)  Reasonable Efforts.  The Company will, and will cause its Subsidiaries to, use commercially reasonable efforts to preserve the relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries.

      (b)  Other Transactions.  The Company will not, nor will it permit any of its Subsidiaries to, do any of the following (except as otherwise expressly provided herein):

(i) amend its Articles of Incorporation (except to the extent necessary to adopt the Certificate of Designation), By-Laws or other organizational documents (except to comply with the terms of this Agreement and consummate the transactions contemplated herein and for immaterial amendments to the certificate of incorporation or bylaws of any of the Company’s Subsidiaries, provided such amendments in no way adversely affect the Purchasers or the rights granted to the Purchaser hereunder);

(ii) declare or pay any dividend or make any distribution with respect to the assets of the Company and its Subsidiaries;

(iii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock (except upon exercise of options issued prior to the date hereof under a Company Stock Option Plan), or any option or warrant or right relating thereto;

(iv) split, combine or reclassify any shares of its capital stock;

(v) incur any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice (except as incurred in connection with acquisitions to the extent permitted hereby) and in an aggregate amount that would not be material to the Company and its Subsidiaries, taken as a whole;

(vi) take any action or omit to take any action, which action or omission would result in a breach of any of the representations and warranties set forth in Article II;

(vii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

(viii) enter into any agreement or take any action in violation of the terms of this Agreement or any Contract that would be required to be set forth on Schedule 2.12 if in effect on the date hereof;

(ix) agree, whether in writing or otherwise, to do any of the foregoing.

      (c)  Certificate of Designation.  Prior to the Initial Closing, the Board will cause the Certificate of Designation to be filed with the Department of Consumer and Industry Services of the State of Michigan or any successor agency or administrator.

      6.2  Access and Information.  So long as this Agreement remains in effect, prior to the Subsequent Closing, the Company will (and will cause each of its Subsidiaries and each of their respective accountants, counsel, consultants, officers, directors, employees, agents and representatives to) give the Purchasers and their representatives, reasonable access during reasonable business hours to all of their respective properties, assets, books, contracts, commitments, reports and records relating to the Company and its Subsidiaries, and furnish to them all such documents, records and information with respect to the properties, assets and business of the Company and its Subsidiaries and copies of any work papers relating thereto as the Purchasers shall from time to time reasonably request. The Company will use reasonable efforts to keep the Purchasers generally informed as to the affairs of the business of the Company and its Subsidiaries and shall consult with the representatives of the Purchasers on material matters pertaining to the Business.

      6.3  Shareholders’ Meeting; Proxy Statement.

      (a)  As promptly as practicable after the date hereof, the Company shall prepare the Proxy Statement, and the Company shall prepare and file with the SEC, and the Purchasers shall cooperate with the Company in such preparation and filing, the Schedule 14A in which the Proxy Statement shall be included. The Company will use its reasonable best efforts, after consultation with the Purchasers, to respond promptly to any comments made by the SEC with respect to the Schedule 14A or the Proxy Statement and use its reasonable best efforts to cause the Proxy Statement to be cleared by the SEC, as promptly as practicable following such filing. The Company will use its reasonable best efforts to cause a definitive proxy statement (the “Proxy Statement”) to be mailed to its shareholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Company shall include in the Proxy Statement the recommendation of the Board and the Special Committee that shareholders of the Company approve the Second Tranche Transactions, unless such recommendation has been withdrawn or modified as permitted by Section 6.13.

      (b)  The Company shall, as soon as practicable, in accordance with applicable law and the Articles of Incorporation and the By-Laws of the Company, duly call, set a record date for, give notice of, convene and hold the Annual Meeting for the purpose of considering and taking action upon this Agreement and such other matters as may be appropriate at the Annual Meeting. The Company shall, through its Board of Directors, recommend that its shareholders approve the Second Tranche Transactions and shall use all reasonable efforts to solicit from shareholders of the Company proxies in favor of the approval thereof, unless such recommendation has been withdrawn or modified as permitted by Section 6.13.

      (c)  If at any time prior to the Subsequent Closing Date any event relating to the Company or any of its affiliates, or its, or its affiliates’, respective officers, directors or shareholders, should be discovered which should be set forth in an amendment of, or a supplement to such Schedule 14A or the Proxy Statement, the Company shall promptly so inform the Purchasers and will furnish all necessary information to the Purchasers relating to such event and an appropriate amendment or supplement to such Schedule 14A or Proxy Statement will thereafter be filed with the SEC by the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

      (d)  The Company will immediately notify the Purchasers of the receipt of any comments from the SEC concerning any of the filings described in this Section 6.3. All filings with the SEC and all mailings to the Company’s stockholders in connection with the Purchasers, including the Proxy Statement, shall be subject to the prior review and comment and with respect to matters pertaining to the Purchasers, the approval of the Purchasers. No such filing or mailing shall be made without the prior consent of the Purchasers.

      (e)  If at any time prior to the Subsequent Closing Date any event relating to the Purchasers or any of their Affiliates, or their Affiliates’ respective officers, directors or shareholders should be discovered which should be set forth in an amendment of, or a supplement to, such Schedule 14A or the Proxy Statement, the Purchasers shall promptly so inform the Company and will furnish all necessary information to the Company relating to such event and an appropriate amendment or supplement to such Schedule 14A or Proxy Statement will thereafter be filed with the SEC by the Company. All documents that the Purchasers are responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

      6.4  Notification of Certain Matters.  The Company shall give prompt notice to the Purchasers, and the Purchasers shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of the Company, or of the Purchasers, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any Closing, (ii) any material failure of the Company, or the Purchasers, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, would have a Material Adverse Effect or a breach of Section 6.1; provided, however, that any failure to provide such notice pursuant to this Section 6.4 shall not constitute a separate breach of the terms of this Agreement.

      6.5  Press Releases; Interim Public Filings.  The Company shall deliver to the Purchasers complete and correct copies of all press releases and public filings made between the date hereof and the Subsequent Closing Date, and, to the extent any such press release and public filings refer in any way to the Purchasers or their Affiliates, they shall be subject to the prior review and comment of the Purchasers.

      6.6  Reservation of Common Stock for Conversion and Exercise.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Shares and exercise of the Warrants, such number of shares of Common Stock as may be issued upon conversion of all outstanding Preferred Shares not previously converted and exercise of all outstanding Warrants not previously exercised.

      6.7  Listing.  The Company shall use its reasonable best efforts to cause the shares of Common Stock issuable upon conversion of the Preferred Shares or exercise of the Warrants to be listed or otherwise eligible for trading on the NASDAQ National Market System or another national securities exchange.

      6.8  Periodic Information.  For so long as the Preferred Shares or any Conversion Shares or Warrant Shares are outstanding, the Company shall file all reports required to be filed by the Company under Section 13 or 15(d) of the Exchange Act and shall provide the holders of the Preferred Shares, Conversion Shares and Warrant Shares with the information specified in Rule 144A(d) under the Securities Act.

      6.9  Preferred Share Rights.

      (a)  Change of Control.  After the date hereof, the Company shall not, nor shall it agree to, engage in a Change of Control (as such term is defined in the Certificate of Designation), unless (i) if the Initial Closing has occurred, it offers to repurchase the Preferred Shares issued to the Purchasers as provided in Section 9 of the Certificate of Designation, and (ii) if either the Initial or the Subsequent Closing has not occurred, it pays the Purchasers an amount equal to the difference between (A) the amount the Purchasers would have been entitled to receive pursuant to Section 9 of the Certificate of Designation had such closing or closings occurred immediately prior to such Change of Control, and (B) the initial liquidation preference that would have been attributable to the Preferred Shares had such closing or closings occurred immediately prior to the Change of Control.

      (b)  Special Voting Rights.  Following the Closing, the Company shall not take any of the actions described in Section 3(b) of the Certificate of Designation unless the holders of the Preferred Shares shall have first been allowed to vote on such action as a single class, as described in Section 3(b) of the Certificate of Designation.

      (c)  Redemption, Repurchase.  Following the tenth anniversary of the Closing Date, upon the request of the Purchasers (or any Affiliates thereof), the Company shall redeem the Preferred Shares as provided in Section 8 of the Certificate of Designation. Following the Shareholder Approval Deadline (as defined in the Certificate of Designation), the Company shall offer to repurchase the Preferred Shares, as provided in Section 9 of the Certificate of Designation.

      6.10  New Shareholders.  The Company agrees to use commercially reasonable efforts to cause any Person or “group” (as defined in the Exchange Act) that acquires ten percent or more of the Company’s Voting Securities from the Company or an Affiliate in a merger, stock purchase (other than in an underwritten public offering) or other business combination to, enter into an agreement to vote their shares of capital stock so as to effectuate the Purchasers’ rights under Section 4.1.

      6.11  Executive Committee.  Until the occurrence of the Subsequent Closing, no change shall be made to the composition, powers or identity of the members of the Executive Committee of the Board, as extant on the Initial Closing Date, without the consent of the Purchasers.

      6.12  Shareholder Rights.  The Board shall take all necessary action such that, effective immediately after the Subsequent Closing, the Company shall have adopted a shareholder rights plan (or “poison pill”), in form and substance reasonably satisfactory to the Purchasers.

      6.13  No Solicitation by the Company.

      (a)  The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes either a Company Takeover Proposal or an Alternative Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal or Alternative Proposal; provided, however, that if the Special Committee or the Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company’s shareholders under applicable Law, the Company may, in response to any Company Takeover Proposal or Alternative Proposal that was not solicited by it and that does not otherwise result from a breach of this Section 6.13 and, subject to providing prior notice of any such proposal or any such request for non-public information and of its decision to take such action to the Purchasers, (x) furnish information with respect to the Company and it Subsidiaries to any person inquiring about or making a Company Takeover Proposal or Alternative Proposal pursuant to a customary confidentiality agreement (as determined by the Company based on the advice of its outside counsel) and (y) participate in discussions or negotiations regarding such Company Takeover Proposal or Alternative Proposal, as the case may be.

      (b)  Except as expressly permitted by this Section 6.13, neither the Board, the Special Committee nor any other committee shall (i) withdraw or modify, in a manner adverse to the Purchasers the approval or recommendation by such Board or such committee of the Second Tranche Transactions or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal or Alternative Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal or Alternative Proposal, unless the Special Committee or the Board, determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company’s shareholders under applicable Law. Notwithstanding the foregoing provisions of this

Section 6.13(b), prior to the adoption of this Agreement by the Company’s shareholders at the Annual Meeting, the Board, to the extent that it determines in good faith, following the recommendation of the Special Committee and after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company’s shareholders under applicable law, may terminate this Agreement solely in order to concurrently enter into a definitive agreement with respect to any Company Superior Proposal, but only at a time that is after the third business day following the Purchasers’ receipt of written notice advising them that the Board is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal, all of which information will be kept confidential by the Purchasers in accordance with the terms of the Confidentiality Agreement.

      (c)  In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.13, the Company shall advise the Purchasers of any request for information or of any Company Takeover Proposal or Alternative Proposal, within one Business Day of the Company’s receipt of such request or such Company Takeover Proposal or Alternative Proposal, as the case may be, and the material terms and conditions of such request or such Company Takeover Proposal or Alternative Proposal.

      (d)  Nothing contained in this Section 6.13 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) and 14d-9 promulgated under the Exchange Act or from making any disclosure to the Company’s shareholders if, in the good faith judgment of the Special Committee or the Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

      (e)  The parties agree that, following the Initial Closing Date until the Subsequent Closing Date, any determination with respect to a Company Takeover Proposal at a meeting of the Board convened to consider such Company Takeover Proposal shall be made by Non-Purchaser Directors who are also not officers or employees of the Company; provided that nothing in this Section 6.13(e) shall prevent any director from participating in such meeting and consulting with the Board on such Company Takeover Proposal in compliance with their fiduciary duties.

ARTICLE VII

COVENANTS OF THE COMPANY AND THE PURCHASERS

      7.1  Public Announcements.

      (a)  On the date hereof, the Company and the Purchasers shall jointly prepare a press release by the Company, satisfactory in form and substance to each of them, announcing (i) the general terms of the transactions contemplated hereby (ii) that Mr. Lautenbach and Mr. Vattikuti will be Co-Chairmen of the Board and (iii) the general reasons for the transactions contemplated hereby.

      (b)  Prior to the Initial Closing, except as required by applicable Law, no party shall, nor shall permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior consent of the other parties.

      7.2  Further Actions.

      (a)  From the date hereof to the Subsequent Closing, each party agrees to use its reasonable best efforts to take all actions and to do all things necessary or appropriate to consummate the transactions contemplated hereby and by the Ancillary Agreements as promptly as possible, including, without limitation: (i) filing or supplying all applications, notifications and information required to be filed or supplied by it pursuant to applicable Law, (ii) obtaining all Consents and Governmental Approvals necessary or appropriate to be obtained by it in order to consummate transactions contemplated hereby and thereby, (iii) obtaining Shareholder Approval of the Second Tranche Transactions and (iv) coordinating and cooperating with the other parties in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the other parties.

      (b)  The Company shall use its best efforts to take all necessary steps under the Articles of Incorporation and the Company’s By-Laws to increase by 4 million the number of shares of Common Stock available for grant as Company Stock Options under existing Plans or pursuant to new Plans.

      (c)  The Purchasers shall not exercise their special voting rights under Section 3(b) of the Certificate of Designation so as to prevent a Change of Control Transaction that has been approved as contemplated by this Agreement.

      (d)  The Company agrees that at no time shall it exercise its rights under Section 11 of the Certificate of Designation with respect to Preferred Shares beneficially owned by the Purchasers or their Affiliates.

      7.3  Further Assurances.  Following the Initial Closing, each party shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by another party hereto, to confirm and assure the rights and obligations provided for in this Agreement and the Ancillary Agreements, and render effective the consummation of the transactions contemplated hereby and thereby.

      7.4  Certain Tax Matters.

      (a)  The Company shall consult in good faith with the Purchasers concerning (i) the tax treatment of the Preferred Shares and any actual or constructive distributions made or deemed made to the Purchasers and (ii) any available alternatives for minimizing any withholding tax in respect of such actual or constructive distributions. The Company does not presently intend to withhold tax on account of any “constructive distribution.” In the event that the Company determines that such withholding is required, the Company shall comply with the terms of Section 7.4(b) below.

      (b)  At least 30 days prior to making any withholding tax payment on account of any actual or constructive distributions made or deemed made to the Purchasers, the Company shall (x) provide a written notice to the Purchasers (which notice shall set forth an estimate of the amount of the anticipated withholding tax payment), (y) consult in good faith with the Purchasers concerning whether all or a portion of such anticipated withholding tax payment is required under applicable Law and concerning any available alternatives that could reduce or eliminate the amount of withholding tax required to be made and (z) afford the Purchasers the opportunity to fund any withholding tax that the Company determines (after consulting with the Purchasers as provided herein) required to be made, provided that:

(A) the Company shall not withhold or deduct any tax on any constructive distribution deemed made to the Purchasers without the prior written consent of the Purchasers;

(B) provided that the Company shall have given the Purchasers written notice and otherwise complied with the terms of this Section 7.4(b), the Purchasers shall defend, indemnify and hold the Company harmless against any withholding tax (together with interest, penalties and additions thereto) on any constructive distribution deemed made to the Purchasers if the Company has not timely received from the Purchasers the amount necessary to pay such withholding tax;

(C) the Purchasers shall have full participation rights in any audit, examination, investigation and proceeding relating to any withholding tax described in clause (B) above; and

(D) control of decisions with respect to any such audit, examination, investigation or proceeding shall be made solely by the Company and the Company shall reasonably cooperate with, and provide reasonable assistance, to the Purchasers (including, without limitation, access to the records, making personnel available and executing the applicable power of attorney) concerning any matter described in this proviso.

With respect to any withholding tax payable in respect of dividends under the Code, the Company shall not treat any actual or constructive distribution made or deemed made to the Purchasers as giving rise to any withholding tax unless such distribution is described in Section 316 of the Code. For such purposes, in determining whether any distribution is described in section 316 of the Code, the Company shall make a reasonable estimate as to whether the Company will have current earnings and profits as of the close of the taxable year in which the distribution is made.

      (c)  Notwithstanding any provisions in this Agreement to the contrary, if the Company receives any written notice of assessment or demand from the Internal Revenue Service that the Company is required to pay any withholding tax on account of any actual or constructive distribution made or deemed made to the Purchasers, the Company shall have the right to require, by written request to the Purchasers together with a copy of such written notice of assessment or demand, that the Purchasers pay, by wire transfer of immediately available funds, the amount necessary to pay any such assessment or demand (other than interest, penalties and additions thereto); provided that the Purchasers shall not be required to pay any amounts hereunder that the Purchasers shall have previously paid, whether through withholding or deduction, setoff or any direct payment in respect of such withholding tax, to the Company or to any applicable withholding agent or to any applicable taxing authority; and provided further that, the Purchasers shall have full participation rights in any proceeding relating to such assessment or demand.

      (d)  The Company shall pay, by wire transfer of immediately available funds, to the Purchasers any refund received by the Company of withholding tax in respect of any actual or constructive distribution made or deemed made to the Purchasers.

ARTICLE VIII

CONDITIONS PRECEDENT

      8.1  Condition to Obligations of Each Party.  The obligation of the parties to consummate the transactions contemplated hereby and by the Ancillary Agreements to which each is a party shall be subject to the fulfillment of the following conditions on or prior to each Closing Date (any or all of which may be waived, in whole or in part, in writing to the extent permitted by applicable Law):

      (a)  No Injunction, etc.  Consummation of the transactions contemplated hereby or by the Ancillary Agreements shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law. No Governmental Authority shall have enacted any applicable Law to make illegal the consummation of the transactions contemplated hereby or by the Ancillary Agreements, and no proceeding with respect to the application of any such applicable Law to such effect shall be pending.

      (b)  Consents.  Any applicable waiting period under the HSR Act with respect to the purchase of the Preferred Shares and the Warrants shall have expired or been terminated, and all Governmental Approvals and all Consents required to be obtained for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and remain in full force and effect.

      8.2  Conditions to Obligations of the Purchasers.  The obligation of the Purchasers to consummate the transactions contemplated hereby and by the Ancillary Agreements shall be subject to the fulfillment on or prior to each Closing Date (or waiver by the Purchasers) of the following additional conditions, which the Company agrees to use its reasonable best efforts to cause to be fulfilled:

      (a)  Representations, Performance, etc.  The representations and warranties of the Company contained herein and in the Ancillary Agreements to which the Company is a party shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and at and as of each Closing Date with the same effect as though made on and as of such Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), and the Purchasers shall have received a certificate signed by an officer of the Company to such effect.

      (b)  Performance of Obligations of the Company.  The Company shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with prior to each

Closing by the Company under this Agreement and the Purchasers shall have received a certificate signed by an officer of the Company to such effect.

      (c)  Ancillary Agreements.  On or prior to any Closing Date, (i) the Company and the Purchasers shall have entered into a registration rights agreement in the form of Exhibit D hereto (the “CDR Registration Rights Agreement”) and such agreement shall remain in full force and effect; (ii) the Company and the Purchasers shall have entered into an indemnification agreement substantially in the form of Exhibit E hereto (the “Indemnification Agreement”) and on and prior to each Closing Date such agreement shall remain in full force and effect; (iii) Rajendra Vattikuti and each Purchasers shall have entered into an agreement simultaneously with the execution of this Agreement with respect to certain voting, standstill and other matters (the “Voting Agreement”) and the Company and Rajendra Vattikuti shall have entered into an agreement simultaneously with the execution of this Agreement with respect to matters set forth in Article 5 (the “R Subscription Agreement” and, together with the Voting Agreement, the “R Agreements”) and such agreements shall remain in full force and effect; and (iv) the Company and Rajendra Vattikuti shall have entered into an employment agreement simultaneously with the execution hereof (the “R Employment Agreement”) and such agreement shall remain in full force and effect.

      (d)  Board of Directors.  On or prior to the Initial Closing Date the Board shall consist of nine persons and include the Purchaser Directors and the Non-Purchaser Directors.

      (e)  Opinions of Counsel.  On or prior to each Closing Date, the Purchasers shall have received such opinions of counsel, dated the Closing Date, from Butzel Long, counsel to the Company, and from Dewey Ballantine LLP, special counsel to the Company, each in the respective form attached hereto as Schedule 8.2 and an opinion reasonably satisfactory to the Purchasers with respect to the due authorization, execution and delivery of the Voting Agreement under New York and Michigan law.

      (f)  Corporate Proceedings.  The Purchasers shall have received a certificate, dated the Closing Date, executed by the Secretary of the Company certifying as of the Closing Date (i) that attached thereto is (x) a true and correct copy of the Articles of Incorporation, (y) a true and correct copy of the Bylaws of the Company, (z) a true and correct copy of resolutions of the Board or a duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party by the Company and the consummation of the transactions contemplated hereby and thereby, and resolutions adopted prior to the execution hereof, making the determinations contemplated by Section 2.20 hereof and attributing to the Executive Committee of the Board the powers and authority described in Section 2.1 hereof, (ii) that the documents described in clauses (x), (y) and (z) are in full force and effect and have not been amended, modified or supplemented, and (iii) as to the incumbency of the officers of the Company executing this Agreement, any Ancillary Agreement or any documents or instruments executed in connection herewith.

      (g)  Other Parties.  (A) No Person or “group” (as defined in the Exchange Act) other than the Purchasers shall have acquired beneficial ownership of more than 15% of the outstanding Voting Securities, and (B) no Person other than the Purchasers shall have entered into an agreement in principle or definitive agreement with the Company with respect to a tender or exchange offer for any shares of Common Stock or a merger, consolidation or other business combination involving the Company.

      (h)  Transaction Fee; Transaction Expenses.  The Purchasers’ transaction Expenses shall have been paid to the Purchasers and the Transaction Fee shall have been paid to CD&R.

      8.3  Conditions to Obligations of the Company.  The obligation of the Company to consummate the transactions contemplated hereby and by the Ancillary Agreements shall be subject to the fulfillment (or waiver by the Company), on or prior to each Closing Date, of the following additional conditions, which the Purchasers agree to use their reasonable best efforts to cause to be fulfilled:

      (a)  Representations, Performance, etc.  The representations and warranties of the Purchasers contained herein and in the Ancillary Agreements to which it is a party shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) at and as of the date hereof and on and as of each Closing Date with the same effect as though made at and as of such Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), and the Company shall have received a certificate of the Purchasers to such effect.

      (b)  Performance of Obligations of the Purchasers.  The Purchasers shall have performed or complied with all obligations and covenants required to be performed or complied with prior to each Closing by the Purchasers under this Agreement and the Company shall have received a certificate of the Purchasers to such effect.

      (c)  Opinions of Counsel.  The Company shall have received such opinions of counsel, dated the Closing Date, from Debevoise & Plimpton, counsel to the Purchasers, in the form attached hereto as Schedule 8.3.

      (d)  Funding of Purchase Price.  The Purchasers shall have received the amount of the Purchase Price to be paid at such Closing from Fund-VI, all of such funds to be used exclusively as payment of such amount of the Purchase Price.

      8.4  Conditions to Obligations to Consummate the Second Tranche Transactions.  In addition to each of the foregoing conditions, the obligations of the Purchasers and the Company to consummate the Second Tranche Transactions shall be conditioned upon the receipt of Shareholder Approval of the Second Tranche Transactions prior to August 30, 2000.

ARTICLE IX

TERMINATION

      9.1  Termination.  This Agreement may be terminated with respect to any Closing Date that shall not have occurred at any time prior to such Closing Date:

      (a)  by the written agreement of the parties hereto;

      (b)  by the Purchasers by written notice to the Company if (i) any of the conditions set forth in Section 8.1, 8.2 or 8.4 (including with respect to any representations and warranties) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. New York time on June 30, 2000 (with respect to Sections 8.1 and 8.2) or August 30, 2000 (with respect to Sections 8.1, 8.2 and 8.4), unless such failure shall be due to the failure of the Purchasers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them on or prior to the Closing or (ii) the Board or the Special Committee, at any time prior to the consummation of the Subsequent Closing, withdraws, modifies or changes its recommendation of the Second Tranche Transaction or this Agreement and the transactions contemplated hereby in a manner adverse to the Purchasers or otherwise exercises the rights provided in Section 6.13, or shall have resolved to do any of the foregoing;

      (c)  by the Company by written notice to the Purchasers if (i) any of the conditions set forth in Section 8.1, 8.3 or 8.4 (including with respect to any representations and warranties) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. New York time on June 30, 2000 (with respect to Sections 8.1 and 8.3) or August 30, 2000 (with respect to Sections 8.1, 8.3 and 8.4), unless such failure shall be due to the failure of the Purchasers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by them on or prior to the Closing or (ii) the Board or the Special Committee, at any time prior to the consummation of the Subsequent Closing, withdraws, modifies or changes its recommendation of the Second Tranche Transaction or this Agreement and the transactions contemplated hereby in a manner adverse to the Purchasers or otherwise exercises the rights provided in Section 6.13, or shall have resolved to do any of the foregoing.

      9.2  Effect of Termination.  In the event of the termination of this Agreement pursuant to the provisions of Section 9.1, written notice thereof shall forthwith be given by the terminating party or parties, specifying the provisions hereof pursuant to which such termination is effected, and this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except as specified in Section 12.1 and except for any liability resulting from such party’s breach of this Agreement.

ARTICLE X

INDEMNIFICATION

      10.1  Indemnification by the Company.

      (a)  The Company covenants and agrees to defend, indemnify and hold the Purchasers and their Affiliates (the “Purchaser Indemnitees”) harmless from and against, and pay or reimburse Purchaser Indemnitees for, any and all Losses (whether attributable in whole or in part to the acts or omissions of the Purchaser Indemnitees) resulting from or arising out of either:

(i) any breach of any representation or warranty made by the Company in any provision of this Agreement or under any Ancillary Agreement or in connection herewith or therewith; or

(ii) any failure of the Company to perform any covenant or agreement hereunder or under any Ancillary Agreement or to fulfill any other obligation in respect hereof or thereof.

      (b)  (i) Except with respect to Losses described by Section 10.1(a)(ii), the Company shall not be required to indemnify Purchaser Indemnitees unless the aggregate amount of all claims against the Company under this Section 10.1 exceeds $3,400,000, in which event the Purchasers shall be entitled to make a claim against the Company for the full amount of any Losses, and (ii) the liability of the Company under this Section 10.1 shall not exceed the Purchase Price.

      10.2  Indemnification by the Purchasers.

      (a)  The Purchasers covenant and agree to defend, indemnify and hold the Company harmless from and against, and pay or reimburse the Company for, any and all Losses (whether attributable in whole or in part to the acts or omissions of the Company) resulting from or arising out of:

(i) any breach in any representation or warranty made by the Purchasers herein or under any Ancillary Agreement, or in connection herewith or therewith; or

(ii) any failure of the Purchasers to perform any covenant or agreement hereunder or under any Ancillary Agreement, or fulfill any other obligation in respect hereof or thereof.

      (b)  (i) Except with respect to Losses described by Section 10.2(a)(ii), the Purchasers shall not be required to indemnify the Company unless the aggregate amount of all claims against the Purchasers under this Section 10.2 exceeds $3,400,000, in which event the Company shall be entitled to make a claim against the Purchasers for the full amount of any Losses, and (ii) the liability of the Purchasers under this Section 10.2 shall not exceed the Purchase Price.

      10.3  Indemnification Procedures.  In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall (at the expense of such Indemnifying Party) assume the defense of any claim or any litigation resulting therefrom, provided, that, (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party’s Tax liability or its ability to conduct its businesses, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided, that, if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand, at the sole expense of the Indemnifying Party. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Article X and the records of each shall be available to the other with respect to such defense.

      10.4  Remedies.  Except in the case of fraud, the rights and remedies provided for in this Agreement and the Ancillary Agreements are the exclusive rights and remedies that any party may have at law or in equity.

      10.5  Tax Treatment of Adjustments.  The Purchasers and the Company agree to treat any indemnity payment made pursuant to Section 10.1 or 10.2 as an adjustment to the Purchase Price for all Tax purposes.

      10.6  Survival.  The representations and warranties and all indemnification obligations contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the transactions contemplated herein, but only to the extent specified below:

      (a)  except as set forth in clauses (b) and (c) below, the representations and warranties contained in Articles II and III, (and the indemnification obligations in respect thereof under clauses (i) of Section 10.1(a) and 10.2(a)), shall survive for twelve months following the Subsequent Closing Date (except with respect to claims for Losses incurred within such period that have been filed within 30 days of the termination of such period).

      (b)  the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.20, 3.1, 3.2, and 3.6 shall survive without limitation;

      (c)  the indemnification obligations under clauses (ii) of Section 10.1(a) and 10.2(a) shall survive with respect to any covenant covered thereby for the period such covenant is in force and effect.

ARTICLE XI

INTERPRETATION; DEFINITIONS

      11.1  Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

      25  Warrants:  is defined in the recitals to this Agreement.

      31  Warrants:  is defined in the recitals to this Agreement.

      Acquired Common Stock:  (i) prior to the occurrence of the Subsequent Closing, the Common Stock issuable upon conversion of the Preferred Shares acquired by the Purchasers at the Initial Closing and upon exercise of the 25 Warrant, and (ii) thereafter, the Common Stock issuable upon conversion of the Preferred Shares acquired by the Purchasers at both the Initial Closing and the Subsequent Closing and upon conversion of both the Warrants.

      Affiliate: shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement).

      Agreement: is defined in the introductory paragraph to this Agreement.

      Alternative Proposal: means any bona fide third party proposal with respect to a direct or indirect acquisition or purchase of a business that constitutes a portion of net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or a portion of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning a portion of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes a portion of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole), other than the transactions contemplated by this Agreement.

      Ancillary Agreement: means any of the CDR Registration Rights Agreement, the Indemnification Agreement, the Certificate of Designation, the Warrants, the Consulting Agreement, the Voting Agreement, the R Subscription Agreement and the R Employment Agreement.

      Annual Meeting: is defined in the recitals to this Agreement.

      Articles of Incorporation: is defined in Section 2.1.

      Balance Sheet: is defined in Section 2.5(c).

      Board: is defined in the recitals to this Agreement.

      Bridge: is defined in Section 4.5.

      Business: means the business of the Company and its Subsidiaries.

      Business Day: means any day on which banking institutions are open in the City of New York.

      CD&R:  Clayton, Dubilier & Rice, Inc., a Delaware corporation.

      CDR-Cookie VI: is defined in the introductory paragraph of this Agreement.

      CDR-Cookie VI-A: is defined in the introductory paragraph of this Agreement.

      CDR-Registration Rights Agreement: is defined in Section 8.2(c).

      Certificate of Designation: is defined in the recitals to this Agreement.

      Change of Control Transaction: means any bona fide third party proposal with respect to a direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 50% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole), other than the transactions contemplated by this Agreement.

      Closing: means any of the Initial Closing or the Subsequent Closing.

      Closing Date: means any of the Initial Closing Date or the Subsequent Closing Date.

      Code: means the Internal Revenue Code of 1986, as amended.

      Collective Bargaining Agreement: is defined in Section 2.18.

      Common Stock: is defined in the recitals to this Agreement.

      Company: is defined in the introductory paragraph to this Agreement.

      Company Disclosure Schedule: is defined in the introductory paragraph to Article II.

      Company Intellectual Property: is defined in Section 2.11(a).

      Company SEC Documents: is defined in Section 2.5(a).

      Company Stock Options: is defined in Section 2.2(a).

      Company Superior Proposal: means any Alternative Proposal or Company Takeover Proposal otherwise on terms that the Board determines in its good faith judgment based on consultation with an investment banking firm of national reputation and outside counsel, is more favorable to the Company’s stockholders than the transactions contemplated by this Agreement, considering all factors including, without limitation, (i) the overall significance and amount of the Alternative Proposal or Company Takeover Proposal in absolute terms to the Company, (ii) the services that otherwise would be rendered to the Company pursuant to the Consulting Agreement and by the Purchaser Directors, and (iii) the financing, to the extent required, for the Alternative Proposal or the Company Takeover Proposal is then committed or which, in the good faith judgment of the Board, is reasonably capable of being obtained by such third party.

      Company Takeover Proposal: means a Change of Control Transaction.

      Consent: any consent, approval, waiver, agreement, license, or report or notice to, any Person.

      Consolidated Group: is defined in Section 2.13(e).

      Consulting Agreement: is defined in the recitals to this Agreement.

      Contract: any note, bond, mortgage, indenture, contract, agreement, obligation, instrument, offer, commitment, understanding or other arrangement.

      Conversion Shares: is defined in Section 2.2(b).

      Director Termination Date: is defined in Section 4.1(b).

      EC Date: the later to occur of (i) the third anniversary of the Subsequent Closing Date and (ii) the election to the Board of three individuals who are not Purchaser Directors, are not officers or directors of the Company and who are not members of the Board immediately following the Initial Closing.

      Environmental Law: is defined in Section 2.14(b).

      Equity Security: means (i) any Common Stock or other capital stock of the Company, (ii) any securities of the Company convertible into or exchangeable for Common Stock or other capital stock of the Company, or (iii) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock or other capital stock of the Company.

      ERISA: means the Employee Retirement Income Security Act, as amended.

      Exchange Act: means the Securities Exchange Act of 1934, as amended.

      Expenses: is defined in Section 12.1(b).

      Filed Company SEC Documents: is defined in Section 2.7.

      Financial Advisor: is defined in Section 2.16.

      Financial Statements: is defined in Section 2.5(c).

      First Tranche Transactions: is defined in Section 2.3.

      Fund VI: is defined in the introductory paragraph of this Agreement.

      Fund VI-A: is defined in the introductory paragraph of this Agreement.

      GAAP: means United States generally accepted accounting principles.

      Governmental Approval: any consent, approval, authorization, waiver, permit, concession, franchise, agreement, license, exemption or order of, declaration or filing with, or report or notice to, any Governmental Authority.

      Governmental Authority: is defined in Section 2.4(b).

      Hazardous Materials: is defined in Section 2.14(b).

      HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      Indebtedness: of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all leases the obligations of such Person in respect of which are required in accordance with GAAP to be capitalized, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (e) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (d) secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

      Indemnification Agreement: is defined in Section 8.2(c).

      Indemnified Party: is defined in Section 10.3.

      Indemnifying Party: is defined in Section 10.3.

      Initial Closing: is defined in Section 1.2(a).

      Initial Closing Date: is defined in Section 1.2(a).

      Intellectual Property: means any and all mask works, software, data and documentation, trademarks, trade names, copyrights and service marks, including applications to register and registrations for any of the foregoing, United States and foreign patents, patent applications and patent disclosures, inventions, processes, designs, formulae, trade secrets, know-how and other proprietary rights and information, and all similar intellectual property rights (including moral rights).

      knowledge:  qualifications as to the knowledge of any Person with respect to any matter shall mean the actual knowledge of such Person or senior management of such Person.

      Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

      Litigation is defined in Section 2.10(a).

      Losses: any and all liabilities, obligations, commitments, losses, fines, penalties, sanctions, costs (including court costs), expenses, interest, royalties, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third-party claims), including out-of-pocket expenses and reasonable fees and expenses of attorneys, accountants, consultants and expert witnesses incurred in the investigation or defense of any of the same or in asserting any of the respective rights of the Purchasers or the Company under Article X or under any Ancillary Agreement.

      Material Adverse Effect: on or with respect to an entity (or group of entities taken as a whole) means any state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, results of operations or condition (whether financial or other) of such entity (or, if with respect thereto, of such group of entities taken as a whole), or on the ability of such entity (or group of entities) to consummate the transactions contemplated hereby or to perform its obligations hereunder.

      Material Adverse Impact: on or with respect to an entity (or group of entities taken as a whole) means any state of facts, event, change or effect that has had or would have a material adverse effect on the business, properties, results of operations or condition (whether financial or other) of such entity (or, if with respect thereto, of such group of entities taken as a whole), or on the ability of such entity (or group of entities) to consummate the transactions contemplated hereby or to perform its obligations hereunder.

      Material Contracts: is defined in Section 2.12(a).

      MBCA: means the Michigan Business Corporation Act, as amended.

      New Business Opportunities: is defined in Section 4.5.

      New Security: means any Equity Security issued by the Company after the Initial Closing; provided that “New Security” shall not include (i) any securities issuable upon conversion of any convertible Equity Security, (ii) any securities issuable upon exercise of any option, warrant or other similar Equity Security or (iii) any securities issuable in connection with any stock split, stock dividend or recapitalization of the Company where such securities are issued to all stockholders of the Company on a pro rata basis.

      Non-Purchaser Director: means any director of the Company not designated by the Purchasers.

      Owned Software: all computer software developed by or for the Company or any of its Subsidiaries or in connection with the business of the foregoing by any employee of the Company or any of its Subsidiaries or by an independent contractor.

      Permit: is defined in Section 2.10(b).

      Person: means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

      Plans: is defined in Section 2.9(b).

      Preferred Shares: is defined in the recitals to this agreement.

      Pro Rata Share: means the fraction of an entire issuance of New Securities, the numerator of which shall be the number of shares of Common Stock owned or receivable upon conversion of the Preferred Shares and exercise of the Warrants by Purchasers and their Affiliates (other than the Company and its Subsidiaries) immediately prior to such issuance of such New Securities and the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such New Securities and receivable upon conversion of the Preferred Shares and exercise of the Warrants.

      Proxy Statement: is defined in Section 6.3(a).

      Purchase Price: is defined in Section 1.1.

      Purchasers: is defined in the introductory paragraph to this Agreement.

      Purchaser Directors: is defined in Section 4.1.

      Purchaser Disclosure Schedule: is defined in the introductory paragraph to Article III.

      Purchaser Indemnitees: is defined in Section 10.1(a).

      Purchaser Observer: is defined in Section 4.2.

      Registration Rights Agreement: is defined in Section 2.12(c).

      R Agreements:  is defined in Section 8.2(c).

      R Employment Agreement:  is defined in Section 8.2(c).

      R Subscription Agreement:  is defined in Section 8.2(c).

      R Indemnification Agreement: means an agreement dated of even date herewith between Rajendra Vattikuti and the Company pursuant to which the Company will indemnify Mr. Vattikuti in accordance with the terms therein.

      SEC:  means the Securities and Exchange Commission.

      Second Tranche Transactions: is defined in Section 2.3.

      Securities Act: means the Securities Act of 1933, as amended.

      Security: means at any time Equity Securities and any shares of any class of capital stock of the Company.

      Shareholder Approval: is defined in the recitals to this Agreement.

      Special Committee: is defined in the recitals to this Agreement.

      Subscription Notice: is defined in Section 5.1.

      Subsequent Closing: is defined in Section 1.3(a).

      Subsequent Closing Date: is defined in Section 1.3(a).

      Subsidiary: means, as to any Person, any corporation or other entity at least a majority of the shares of stock or interest of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation or others performing similar functions with respect to such entity is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, other than any such corporation or other entity that conducts no business and holds no more than de minimis assets.

      Synova: is defined in Section 4.5(b).

      Takeover Statute: is defined in Section 2.20.

      Tax: any federal, state, provincial, local, foreign or other income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, without limitation, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, without limitation, taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, levy, impost, fee, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto, whether disputed or not) imposed by any Governmental Authority or other taxing authority.

      Tax Returns: is defined in Section 2.13(e).

      Termination Fee: an amount equal to $6,000,000.

      Transaction Fee: an amount equal to $6,000,000.

      Voting Agreement: is defined in Section 8.2(c).

      Voting Securities: means at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

      Warrants: is defined in the recitals to this Agreement.

      Warrant Shares: is defined in Section 2.2(b) of this Agreement.

ARTICLE XII

MISCELLANEOUS

      12.1  Fees and Expenses.

      (a)  Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses except that the Company shall bear and pay the costs and expenses incurred in connection with (i) the preparation, filing, printing and mailing of the Proxy Statement (including SEC filing fees) and (ii) the filings of the notification and report forms under the HSR Act (including filings fees).

      (b)  The Company shall promptly pay the Purchasers an amount equal to all Expenses (as defined below) in the event that this Agreement is terminated for any reason other than a breach by the Purchasers of this Agreement or an Ancillary Agreement. The Company shall promptly pay to CD&R the Termination Fee if (i) prior to the Initial Closing, this Agreement is terminated for any reason other than a breach by the Purchasers of this Agreement or an Ancillary Agreement or the failure of the applicable waiting period under the HSR Act to expire or terminate or, (ii) following the Initial Closing, this Agreement is terminated by reason of (x) failure of Shareholder Approval to be obtained prior to August 30, 2000, (y) the termination of this Agreement pursuant to either Section 9.1(b)(ii) or Section 9.1(c)(ii), or (z) a breach by the Company of this Agreement. All such payments shall be in immediately available funds. In the event that the Company shall pay the Purchasers an amount in respect of Expenses and such amount shall subsequently prove to exceed the amount of Expenses actually incurred, the Purchasers shall refund the excess to the Company. The term “Expenses” means all out-of-pocket fees, costs and other expenses incurred or assumed by the Purchasers or incurred on their behalf in connection with this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby and thereby, including the preparation, execution and delivery of this Agreement and the Ancillary Agreements, compliance herewith and therewith and any amendments to or waivers of this Agreement or the Ancillary Agreements.

      (c)  The Company acknowledges that the agreements contained in this Section 12.1 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Purchasers would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 12.1, and, in order to obtain such payment, the Purchasers commence a suit which results in a judgment against the Company for any of the Termination Fee or Expenses set forth in this Section 12.1, the Company shall pay to the Purchasers their costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of such Termination Fee and Expenses at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

      (d)  This Section 12.1 shall survive any termination of this Agreement.

      12.2  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

      12.3  Specific Enforcement.  The Purchasers, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Certificate of Designation were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement or the Certificate of Designation and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

      12.4  Entire Agreement.  This Agreement (including the documents set forth in the Exhibits and Schedules hereto), together with the Ancillary Agreements, contains the entire understanding of the parties with respect to the transactions contemplated hereby.

      12.5  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      12.6  Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail, postage prepaid, if to:

      the Company:

Complete Business Solutions, Inc. 32605 West Twelve Mile Road Farmington Hills, Michigan 48334-3339

Attention of:	Timothy S. Manney Thomas E. Sizemore, Esq.

Facsimile: 248-848-0109 Telephone: 248-848-8660

      with a copy to:

Butzel Long 150 West Jefferson Suite 900 Detroit, Michigan 48226

Attention of: Arthur Dudley, Esq. Facsimile: (313) 225-7080 Telephone: (313) 225-7000

      with a copy to:

Dewey Ballantine, LLP 1301 Avenue of the Americas New York, New York 10019

Attention of: Morton A. Pierce, Esq. Facsimile: (212) 259-6333 Telephone: (212) 259-8000 Attention: Morton A. Pierce, Esq.

      the Purchasers:

CDR-Cookie Acquisition L.L.C.
c/o CD&R Associates VI Limited Partnership
CRD-Cookie Acquisition VI-A L.L.C.
c/o CD&R Associates VI-A Limited Partnership
1043 Foulk Road, Suite 106
Wilmington, Delaware 19803

      with a copy to:

Clayton, Dubilier & Rice, Inc. 375 Park Avenue, 18th Floor New York, New York 10152

Attention of: Kevin J. Conway Facsimile: (212) 407-5252 Telephone: (212) 407-5200

      with a copy to:

Debevoise & Plimpton 875 Third Avenue New York, New York 10022

Attention of: Franci J. Blassberg, Esq. Facsimile: (212) 909-6836 Telephone: (212) 909-6000

or to such other address or telex number as any party may, from time to time, designate in a written notice given in a like manner.

      12.7  Amendments; Waivers, etc.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Purchasers (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that the Purchasers or any of their advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

      12.8  Cooperation.  The Purchasers and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

      12.9  Successors and Assigns.  All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything to the contrary herein, each Purchaser may assign any and all of its rights and obligations under this Agreement to the other. In no event shall the rights and obligations set forth in Articles 4 and 5 shall be binding on, or inure to the benefit of, any transferee of the Acquired Common Stock.

      12.10  Transfer of Preferred Shares, etc.  The Purchasers understand and agree that the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. The Purchasers acknowledge that except as provided in the Registration Rights Agreement, the Purchasers have no right to require the Company to register Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares. The Purchasers understand and agree that each certificate representing Preferred Shares, Conversion Shares, Warrants, or Warrant Shares (other than, Preferred Shares, Warrants, Conversion Shares or Warrant Shares which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.”

and the Purchasers agree to transfer Preferred Shares, Conversion Shares, Warrants and Warrant Shares only in accordance with the provisions of such legend. At the holder’s request, the Company shall exchange any such legended securities for unlegended securities at any time after (i) such securities have been held, or deemed, by virtue of tacking holding periods as contemplated by Rule 144, to have been held for a period of two years by the holder thereof, and (ii) such holder has not been an affiliate (within the meaning of Rule 144) of the Company for three months.

      12.11  Governing Law, etc.

      (a)  EXCEPT TO THE EXTENT THAT THE LAW OF MICHIGAN MANDATORILY APPLIES, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 12.6 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

      (b)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS

CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.11(b).

      12.12  Necessary Adjustments.  If, after the date hereof, the Company shall (a) issue or deliver any shares of its Common Stock as a result of the declaration or payment of a dividend of Common Stock payable in, or other distribution to holders of Common Stock of, shares of Common Stock, (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (d) issue any shares of capital stock in a reclassification of the Common Stock, or (e) undertake any similar transaction, then the threshold amounts described in Section 4.1(b) shall be proportionately adjusted.

      12.13  No Inconsistent Agreements.  The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Purchasers by this Agreement or the Ancillary Agreements. The Company will not hereafter enter into any agreement with [R] that provides Mr. Vattikuti with subscription, indemnification, registration or other rights similar to those granted to the Purchaser under this Agreement or the Ancillary Agreements, that are superior to such rights granted to the Purchasers.

      12.14  No Third Party Beneficiaries.  Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement; provided, however, that the parties hereto hereby acknowledge and agree that the Purchaser Indemnitees (other than the Purchasers) are third party beneficiaries of Article X of this Agreement.

      12.15  Replacement of Share Certificates.  Upon receipt of an affidavit of loss with respect to any certificate representing Preferred Shares, Conversion Shares, Warrants or Warrant Shares or, in the case of any mutilation of such certificate, upon surrender of such certificate, the Company at its expense shall execute and deliver, in lieu thereof, a new certificate representing such Preferred Shares.

      IN WITNESS WHEREOF, each of the Purchasers and the Company has caused this Agreement to be duly executed as of the day and year first above written.

COMPLETE BUSINESS SOLUTIONS, INC.

By:	/s/ TIMOTHY S. MANNEY

Name: Timothy S. Manney
Title: Executive Vice President

CDR-COOKIE ACQUISITION, L.L.C.

By:	/s/ KEVIN J. CONWAY

Name: Kevin J. Conway
Title: President

CDR-COOKIE ACQUISITION VI-A, L.L.C.

By:	/s/ KEVIN J. CONWAY

Name: Kevin J. Conway
Title: President

Appendix II

CERTIFICATE OF DESIGNATION

of

Series A Voting Convertible Preferred Stock

of

Complete Business Solutions, Inc.

      Complete Business Solutions, Inc., a Michigan corporation (the “Corporation”), certifies that pursuant to the authority contained in its Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the board of directors of the Corporation (the “Board of Directors”) has duly adopted the following recitals and resolution:

      WHEREAS, Article III of the Articles of Incorporation provides that the Corporation may issue preferred stock, without par value (“Preferred Stock”), from time to time in one or more series or classes, having such voting powers and such designations, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions, as the Board of Directors determines;

      WHEREAS, pursuant to Article III of the Articles of Incorporation and in accordance with the provisions of Section 302 of the Michigan Business Corporation Act, the Board of Directors has adopted the following resolution creating a series of its Preferred Stock, designated as Series A Voting Convertible Preferred Stock;

      RESOLVED, that a series of the class of authorized Preferred Stock, no par value, of the Corporation be hereby created, and that the voting powers and designation, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

      Series A Voting Convertible Preferred Stock

      Section 1.  Designation and Amount.  The shares of such series of preferred stock shall be designated as the Series A Voting Convertible Preferred Stock (the “ Series A Preferred Stock”) and the number of shares initially constituting such series shall be 200,000, which number may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of Series A Preferred Stock then outstanding plus the number of shares of Series A Preferred Stock reserved for issuance upon the exercise of outstanding options, rights or warrants for, or upon the conversion of any outstanding securities issued by the Corporation convertible into, Series A Preferred Stock.

      Section 2.  Rank.  The Series A Preferred Stock shall, with respect to rights upon the liquidation, winding-up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation and each other class or series of capital stock the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock as to rights upon the liquidation, winding-up and dissolution of the Corporation (collectively with the Common Stock, the “Junior Stock ”), (ii) on a parity with additional shares of Series A Preferred Stock and each other class or series of capital stock the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to rights upon the liquidation, winding-up and dissolution of the Corporation (collectively, the “ Parity Stock”), and (iii) junior to each series of Preferred Stock created by the Corporation after the Original Issuance Date in accordance with the special voting rights set forth in Section 3(b) hereof, the terms of which expressly provide that such series will rank senior to the Series A Preferred Stock as to rights upon the liquidation, winding-up and dissolution of the Corporation (collectively, the “ Senior Stock”). The Corporation may at any time authorize shares of capital stock with any rights, including without limitation the right to receive dividends, senior to, junior to, or on parity with the rights of the Series A Preferred Stock without the vote or consent of the Series A Preferred Stock.

      Section 3.  Voting Rights of Series A Preferred Stock.  (a) Ordinary Voting Rights. Except as provided in Section 3(b) or by law, the Series A Preferred Stock shall vote with the Common Stock as a single class, at each meeting of stockholders of the Corporation (and in connection with all written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Each share of Series A Preferred Stock shall have a number of votes equal to the number of votes to which the Common Stock into which it is convertible would have been entitled if such shares of Common Stock had been outstanding at the time of the record date for the matter to be voted upon. Each holder of the Series A Preferred Stock shall be entitled to an aggregate number of votes with respect to its Series A Preferred Stock determined in accordance with the previous sentence and rounded down to the nearest whole number. Each holder of the Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Articles of Incorporation and bylaws of the Corporation (the “By-laws”) in the same manner as holders of the Corporation’s Common Stock.

      (b)  Special Voting Rights.  The Corporation shall not, without having obtained the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, (i) amend, alter or repeal (by merger, consolidation or otherwise) any provision of, or add any provision to, the Articles of Incorporation, the Bylaws or this Certificate of Designation, if such action would adversely affect the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock, (ii) authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to liquidation preference or assets superior to the preferences and priorities of the Series A Preferred Stock or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation having any preference or priority as to liquidation preference or assets superior to the preferences and priorities of the Series A Preferred Stock, or (iii) undertake or agree to undertake any reorganization, dissolution, winding-up, liquidation or similar transaction involving the Corporation, or the initiation of any proceeding therefor.

      Section 4.  Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the Corporation’s debt obligations and liquidating payment obligations on any Senior Stock, the holders of shares of Series A Preferred Stock (i) shall be entitled, before any distribution or payment is made upon any Junior Stock, to be paid in cash in full an amount equal to one thousand dollars ($1,000) per share of Series A Preferred Stock plus the amount of any accrued but unpaid dividends (the “ Liquidation Preference”), and (ii) shall participate as a single class with the Common Stock, on an as-converted basis, in any distribution or payment made upon the Common Stock. If, upon any liquidation, dissolution or winding up, the net assets of the Corporation distributable among the holders of all outstanding Series A Preferred Stock and Parity Stock shall be insufficient to permit the payment in full of the then Liquidation Preference of the Series A Preferred Stock and of all liquidating payments on all Parity Stock, then the entire net assets of the Corporation remaining after the provision for the payment of the Corporation’s debt obligations and liquidating payment obligations on Senior Stock shall be distributed among the holders of the Series A Preferred Stock and any Parity Stock ratably in proportion to the full preferential amounts that would otherwise be payable on such shares of Series A Preferred Stock and such Parity Stock. For the purposes of this Section 4, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the Corporation’s property or assets to, or a consolidation or merger of the Corporation with, any other Person shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

      Section 5.  Dividends.  (a)  Participating Dividends.  In the event the Board of Directors shall declare a dividend or a distribution (whether of evidences of indebtedness of the Corporation, cash, assets or securities) payable upon the then outstanding shares of Common Stock, other than in a manner described in Section 7(a)(i) through 7(a)(iii), the Board of Directors shall declare at the same time a dividend or distribution, as the case may be, upon the then-outstanding shares of Series A Preferred Stock, payable at the same time and in like kind as the dividend or distribution paid on the Common Stock, in an amount per share of Series A Preferred Stock equal to the amount that would have been payable on the number of shares of Common Stock into which each share of Series A Preferred Stock would have been converted if the Series A

2

Preferred Stock had been converted to Common Stock pursuant to the provisions of Section 6 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends.

      (b)  All dividends payable on the Series A Preferred Stock shall be payable to the holders of record of such shares of Series A Preferred Stock at the close of business on the corresponding Dividend Record Date. The holder of record of a share of Series A Preferred Stock on a Dividend Record Date shall be entitled to receive such dividends with respect to such share of Series A Preferred Stock, notwithstanding the conversion or redemption of such share after such Dividend Record Date and prior to the time such dividends are paid.

      Section 6. Conversion.  (a)  Optional Conversion of the Series A Preferred Stock.  The Series A Preferred Stock shall be convertible at the option of the holder thereof, at any time and from time to time, in whole or in part, into fully paid and non-assessable shares of Common Stock. Each holder of Series A Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder (i) a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and (ii) a new certificate representing the shares of Series A Preferred Stock which were not converted, if any.

      (b)  Conversion Ratio.  Each share of Series A Preferred Stock shall be convertible into a number of shares of Common Stock equal to the then Liquidation Preference divided by the Conversion Price in effect at the time of conversion.

      (c)  Date of Conversion.  Any conversion pursuant to this Section 6 shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the holder of such shares of Common Stock on such date.

      (d)  Reservation of Shares.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as may be issued upon conversion of all outstanding shares of Series A Preferred Stock not previously converted.

      (e)  Cancellation of Shares.  All shares of Series A Preferred Stock which shall have been converted pursuant to this Section 6 shall no longer be deemed to be outstanding and shall be canceled and shall not be reissued as shares of Series A Preferred Stock.

      (f)  No Charge.  The issuance of certificates for shares of Common Stock upon conversion of shares of the Series A Preferred Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock converted.

      (g)  No Fractional Shares.  No fractional shares or scrip representing fractions of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of Series A Preferred Stock, the Corporation shall pay an amount in cash based upon the then Market Price of the Common Stock.

      Section 7. Adjustments.  (a) Stock Dividends, Subdivisions and Combinations.  If at any time the Corporation shall:

(i) issue or deliver any shares of Common Stock as a result of the declaration or payment of a dividend of Common Stock payable in, or other distribution to holders of Common Stock of, shares of Common Stock,

3

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Conversion Price then in effect shall be adjusted to equal (1) the Conversion Price in effect immediately prior to such event multiplied by the number of shares of Common Stock for which the Series A Preferred Stock is convertible immediately prior to the adjustment, divided by (2) the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which the Series A Preferred Stock is convertible immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

      (b)  Extraordinary Dividends and Distributions.  If at any time the Corporation shall distribute to all holders of its outstanding Common Stock evidences of indebtedness of the Corporation, cash or assets or securities other than the Common Stock (any such evidences of indebtedness, cash, assets or securities, the “Assets”), and despite the provisions of Section 5(b) hereof, the holders of Series A Preferred Stock do not participate in such distribution, then, in each case, the Conversion Price then in effect shall be reduced to a price determined by multiplying such Conversion Price by a fraction,

(i) the numerator of which shall be the Market Price in effect immediately prior to the distribution less the value of such Assets applicable to one share of Common Stock at the time of the distribution, and

(ii) the denominator of which shall be such Market Price immediately prior to the distribution.

      Any adjustment required by this Section 7(b) shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

      (c)  Issuance of Additional Shares of Common Stock.

(i) If at any time after the date hereof the Corporation shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock without consideration or in exchange for consideration in an amount per Additional Share of Common Stock less than the Market Price of such securities at the time the Additional Shares of Common Stock are issued, then the Conversion Price then in effect shall be reduced to a price determined by multiplying such Conversion Price by a fraction,

(1) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Market Price, and

(2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale; and

(ii) The provisions of paragraph (i) of this Section 7(c) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 7(a).

      (d)  Issuance of Warrants or Other Rights.  If at any time after the date hereof the Corporation shall take a record of holders of Common Stock for the purpose of entitling them to receive a distribution of (and the holders of Series A Preferred Stock do not participate in such distribution, despite the provisions of Section 5(b) hereof), or shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not such rights thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Market Price in effect immediately prior to the time of such issue or sale then the Conversion Price shall be adjusted as provided in Section 7(c) on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all

4

such Convertible Securities shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

      (e)  Issuance of Convertible Securities.  If at any time the Corporation shall take a record of the holders of Common Stock for the purpose of entitling them to receive a distribution of (and the holders of Series A Preferred Stock do not participate in such distribution, despite the provisions of Section 5(b) hereof), or shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the Conversion Price shall be adjusted as provided in Section 7(c) on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Corporation shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Conversion Price shall be made under this Section 7(e) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 7(d). No further adjustments of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and, if any issuance or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 2, no further adjustments of the Conversion Price shall be made by reason of such issuance or sale.

      (f)  Superseding Adjustment.  If, at any time after any adjustment of the Conversion Price shall have been made pursuant to Section 7(d) or 7(e) as the result of any issuance of warrants, rights or Convertible Securities,

(i) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

(ii) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants or rights or other Convertible Securities effective as of the date of such previous adjustment on the basis of

(A) treating the number of shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

(B) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the

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consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities, whereupon a new adjustment of the Conversion Price shall be made effective as of the date of such previous adjustment, which new adjustment shall supersede the previous adjustment so rescinded and annulled. Any reduction in the number of shares of Common Stock into which the Series A Preferred Stock is convertible as a result of this Section 7(f) shall be applied in its entirety to the number of shares of Common Stock into which the Series A Preferred Stock is convertible as of the date such new adjustment is made.

      (g)  Consolidation, Merger, Sale of Assets, Reorganization, etc.  (a) In case at any time the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation’s assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation or changed into or exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the “Transaction”) then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that (i) the holders of the Series A Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series A Preferred Stock, the stock and other securities, cash and property to which such holders would have been entitled upon the consummation of the Transaction if they had converted the Series A Preferred Stock immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible (as determined in good faith by the Board of Directors) to the adjustments provided for in Section 7, and (ii) the other rights and preferences of the Series A Preferred Stock continue in effect for so long as neither such conversion right nor the rights contemplated by Sections 8, 9 or 11 hereof are exercised.

      (h)  Other Dilutive Events.  If any event occurs as to which Section 7 is not strictly applicable or, if strictly applicable, would not fairly and adequately protect the conversion rights of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then there shall be made such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such conversion rights as aforesaid.

      (i)  Other Provisions Applicable to Adjustments under this Section 7.  The following provisions shall be applicable to the making of adjustments to the Conversion Price provided for in this Section 7:

(i) Computation of Consideration. To the extent that any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the cash consideration received by the Corporation therefor shall be the amount of the cash received by the Corporation therefor, or, if such shares of Common Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and including any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such non-cash consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors. In case any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Corporation issues any such securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by an independent investment banking firm retained by the Corporation which may be an independent investment banking firm regularly retained by the Corporation, of such portion of the assets and business of the nonsurviving corporation as such firm shall determine to be attributable to such shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any shares of Common Stock issuable pursuant to any

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warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Corporation for issuing such warrants or other rights plus the additional consideration payable to the Corporation upon exercise of such warrants or other rights. The consideration for any shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Corporation for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class or series of stock other than Common Stock, the Corporation shall be deemed to have received for such shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(ii) Computation of Asset Value. To the extent that any Assets shall be distributed to all holders of the Corporation’s outstanding Common Stock in cash, the value of such Assets shall be the amount of cash so distributed, or, if such Assets are securities offered by the Corporation for subscription, the subscription price, or if such Assets are securities sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case adding any accrued interest or dividends and any compensation, discounts or expenses paid or incurred by the Corporation in connection therewith). To the extent that the Corporation shall so distribute Assets other than cash, except as herein otherwise expressly provided, then the value of such Assets shall be deemed to be fair value of such Assets at the time of such distribution as determined in good faith by the Board of Directors.

(iii) When Adjustment to Be Made. The adjustments required by this Section 7 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the Conversion Price that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 7(a)) up to but in no event beyond the date of conversion if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which the Series A Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 7 and not previously made, would result in an adjustment at least equal to such minimum amount, or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(iv) Fractional Interest; Rounding. In computing adjustments under this Section 7, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share, and adjustments in the Conversion Price shall be made to the nearest $.01.

(v) When Adjustment Not Required. If the Corporation shall take a record of the holders of its Common Stock or Preferred Stock for the purpose of entitling them to receive subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to deliver such subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

      (j)  Notice of Adjustment.  Whenever the Conversion Price shall be adjusted pursuant to Section 7, the Corporation shall forthwith prepare a certificate to be executed by the chief financial officer of the Corporation setting forth, in reasonable detail, the event requiring the adjustment, the method by which the adjustment was calculated, the number of shares of Series A Common Stock for which the Series A Preferred Stock is convertible and the Conversion Price after giving effect to such adjustment or change. The Corporation shall promptly cause a signed copy of such certificate to be delivered to the holders of the Series A Preferred Stock.

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The Corporation shall keep at the office of the Corporation copies of all such certificates and cause the same to be available for inspection during normal business hours by the holders of the Series A Preferred Stock.

      Section 8. Redemption.  (a)  At the Option of the Holders.  At any time from and after the tenth anniversary of the Original Issuance Date, each holder of Series A Preferred Stock shall have the right, in its sole discretion, to require the Corporation, to the extent it shall have funds legally available therefor, to redeem all or any portion of its outstanding shares of Series A Preferred Stock at a redemption price equal to the then effective Liquidation Preference.

      (b)  Redemption Procedures.  A holder of Series A Preferred Stock may elect to exercise its redemption right pursuant to Section 8(a) by mailing written notice to the Corporation by certified mail, return receipt requested, specifying (i) that such holder is exercising its option to require the Corporation to redeem shares of Series A Preferred Stock held by such holder, and (ii) the number of shares of Series A Preferred Stock to be subject to such redemption. The Corporation shall, within thirty (30) days of receipt of such notice, deliver to such Holder a notice (the “Corporation Notice”) specifying the date set for such redemption, which date shall be no more than thirty (30) days after the Corporation Notice (the “Redemption Date”). In the case of any redemption pursuant to this Section 8, unless the Corporation defaults on the payment in full of the redemption price, dividends on the shares of Series A Preferred Stock being redeemed shall cease to accumulate on the applicable Redemption Date (or if later the date such shares are actually redeemed), and no Holder shall thereafter have any rights in respect of such shares of Series A Preferred Stock, except the right to receive the redemption price on surrender to the Corporation of the certificates representing such shares. Any shares of Series A Preferred Stock which shall have been redeemed pursuant to this Section 8 shall be canceled and shall not be reissued as shares of Series A Preferred Stock.

      (c)  If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series A Preferred Stock pursuant to paragraph 8(a) (the “ Mandatory Redemption Obligation”), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to do so. If and for so long as any Mandatory Redemption Obligation with respect to the Series A Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Stock or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Stock (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series A Preferred Stock) or (ii) declare any dividend or make any distribution on Junior Stock, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Stock.

      Section 9. Change of Control, Shareholder Approval.  (a)  Offer to Purchase.  Within ten days following a Change of Control or a Shareholder Approval Deadline, the Corporation shall notify holders of the Series A Preferred Stock of the Change of Control or the Shareholder Approval Deadline and shall be required to make an offer (the “Offer to Purchase”) to each such holder to purchase for cash such holder’s shares of Series A Preferred Stock, or such portion thereof as may be determined by such holder, at the Put Price.

      (b)  The Offer to Purchase must take place on a Business Day (the “Put Purchase Date”) not later than twenty days following the occurrence of the Change of Control or the Shareholder Approval Deadline. On the Put Purchase Date, the Corporation shall (A) accept for payment the Series A Preferred Stock validly tendered pursuant to the Offer to Purchase, and (B) pay to the holders of shares so accepted an amount in cash per share equal to the Put Price. Unless the Corporation defaults in the payment for the Series A Preferred Stock tendered pursuant to the Offer to Purchase, dividends will cease to accrue with respect to the Series A Preferred Stock so tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor. Any shares of Series A Preferred Stock which shall have been redeemed pursuant to this Section 9 shall be canceled and shall not be reissued as shares of Series A Preferred Stock.

      Section 10. Remedies.  (a) If the Corporation (i) fails to meet its Mandatory Redemption Obligation, or (ii) fails to fulfill its obligations under Section 9 hereof, (each such event, a “Voting Rights Event”) then the holders of a majority of the Series A Preferred Stock shall have the right (in addition to any contractual rights they may have) to elect two directors at a meeting therefor called as promptly as practicable following the

8

occurrence of a Voting Rights Event, and at every subsequent meeting at which the terms of office of the directors so elected expire; provided, that in the event more than one Voting Rights Event occurs, the holders of Series A Preferred Stock shall nonetheless be entitled to elect a maximum of two directors pursuant to this Section 10.

      (b)  The rights of the holders of Series A Preferred Stock to elect members of the board of Directors described in Section 10(a) shall continue until the failure, breach or default giving rise to such Voting Rights Event is cured or waived by the holders of a majority of the shares of Series A Preferred Stock then outstanding, at which time (i) the right of the holders of Series A Preferred Stock to vote for the election of directors pursuant to Section 10(a), and (ii) the term of office of the directors so elected, shall each terminate and the directors so elected shall resign immediately.

      Section 11. Change of Control Transaction.  In connection with a Change of Control Transaction that has been approved as contemplated by the Stock Purchase Agreement, the Corporation may, at its option, and to the extent it shall have funds legally available therefor, redeem the shares of Series A Preferred Stock, at a redemption price per share equal to the Put Price as of the date fixed for redemption. The Corporation shall give the holders of Series A Preferred Stock 20 days notice of its intention to redeem the Series A Preferred Stock pursuant to this Section 11, and such holders shall be entitled to exercise the conversion rights set forth in Section 6 hereof at any time prior to such redemption.

      Section 12. Definitions.  As used herein, the following terms shall have the meanings shown below:

      Additional Shares of Common Stock: all shares (including treasury shares) of Common Stock issued or sold by the Corporation after [               ], 2000, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon the exercise of the Warrants or conversion of the Series A Preferred Shares; (ii) shares issued or sold pursuant to the exercise or conversion of options granted pursuant to the Company Stock Option Plans; (iii) shares issued or sold to the Purchasers or their Affiliates; or (iv) as agreed to in writing by the Purchasers.

      Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, and with respect to a natural person shall include any child, stepchild, grandchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

      Articles of Incorporation: has the meaning specified in the first paragraph of this Agreement.

      Assets: has the meaning specified in Section 7(b).

      Board of Directors: has the meaning specified in the first paragraph of this Certificate of Designation.

      Business Day: shall mean a day which is not a Saturday, Sunday or legal holiday on which banking institutions in New York are authorized to close.

      Change of Control: shall mean the occurrence, on or prior to the fifth anniversary of the Original Issuance Date, of any of the following events: (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Purchasers and their Affiliates, is or becomes the “beneficial owner” (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such rights is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of the Corporation; (B) the Corporation consolidates with, or mergers with or into, another Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities, or other property, other than any such

9

transaction where (i) the outstanding Voting Stock of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee Person or its parent corporation, and (ii) the shareholders of the Corporation immediately prior to such transaction own more than 50% of the Voting Stock of the surviving person; or (C) any voluntary liquidation, dissolution or winding up of the Corporation, other than in a circumstance described in the preceding clause (B).

      Change of Control Transaction: shall mean any bona fide third party proposal with respect to a direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 50% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole), other than the transactions contemplated by the Stock Purchase Agreement.

      Common Stock: the Corporation’s common stock, without par value, as constituted on the date hereof, any stock into which the foregoing shall have been changed or any stock resulting from any reclassification of the foregoing, and all other stock of any class or series (however designated) of the Corporation the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, provided that the term “Common Stock” shall not include the Series A Preferred Stock issued to the Purchasers on the Original Issuance Date.

      Company Stock Option Plans: the Complete Business Solutions, Inc. Employee Stock Purchase Plan and the Complete Business Solutions, Inc. 1996 Stock Option Plan, as such plan may be amended from time to time, or any other stock option plans adopted by the Board of Directors.

      Conversion Price: $23, as adjusted from time to time pursuant to Section 7.

      Convertible Securities: any evidences of indebtedness, shares of stock (other than Common Stock and Preferred Shares) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

      Corporation: has the meaning specified in the first paragraph of this certificate of designation.

      Corporation Notice: has the meaning specified in Section 8(b).

      Dividend Record Date: means such date as shall be fixed as the record date for such dividend by the Board of Directors.

      Junior Stock: has the meaning specified in Section 2.

      Liquidation Preference: has the meaning specified in Section 4.

      Mandatory Redemption Obligation: has the meaning specified in Section 8(c).

      Market Price: on any date specified herein, (a) in the case of securities that have an existing public trading market, the amount per security equal to (i) the last sale price of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no such security is then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Corporation, and (b) in the case of securities that do not have an existing public trading market and in the case of other property, the higher of (i) the book value thereof as

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determined by agreement between the Corporation and the Holder, or if the Corporation and the Holder fail to agree, by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (ii) the fair value thereof (w) determined by an agreement between the Corporation and the Holder or (x) if the Corporation and the Holder fail to agree, determined jointly by an independent investment banking firm retained by the Corporation and by an independent investment banking firm retained by the Holder, either of which firms may be an independent investment banking firm regularly retained by the Corporation or the Holder or (y) if the Corporation or the Holder shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by the Holders or the Corporation, as the case may be, determined solely by the firm so retained or (z) if the firms so retained by the Corporation and by such holders shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms and which is not a regular investment banking firm of the Corporation or any such holder.

      Offer to Purchase: has the meaning specified in Section 9(a).

      Original Issuance Date: shall mean the first date on which any shares of Series A Preferred Stock are issued.

      Parity Stock: has the meaning specified in Section 2.

      Person, person:  shall be construed broadly and shall include an individual, a partnership, a limited liability corporation, a corporation, a trust, a joint venture, an unincorporated organization or other entity or a government or any department or agency thereof.

      Preferred Stock: has the meaning specified in the second paragraph of this Certificate of Designation.

      Purchasers: CDR-COOKIE Acquisition, L.L.C. and CDR-COOKIE Acquisition VI-A, L.L.C., each a Delaware limited liability company.

      Put Price: a price per share of Series A Preferred Stock equal to (i) with respect to a Shareholder Approval Deadline, 120% of the Liquidation Preference on the Put Purchase Date, and (ii) with respect to a Change of Control, the amount (not to exceed a maximum of 5% of the greater of (i) total equity market capitalization of the Corporation on the trading day immediately preceding the Put Purchase Date, and (ii) the total consideration paid to the shareholders of the Corporation in the Change of Control Transaction, determined by the Board in its good-faith judgement) required to provide the Purchasers with an annually compounded internal rate of return, calculated from the date of purchase of the Series A Preferred Stock being repurchased by the Company, determined as follows:

Date of Put Purchase Date	IRR

Prior to the first anniversary of the purchase thereof:	20%

From the first anniversary, but prior to the second anniversary:	15%

From the second anniversary, but prior to the third anniversary:	10%

From the third anniversary, but prior to the fourth anniversary:	7%

From the fourth anniversary:	5%

      Put Purchase Date: has the meaning specified in Section 9(b).

      Redemption Date: has the meaning specified in Section 8(b).

      Senior Stock: has the meaning specified in Section 2.

      Shareholder Approval Deadline: August 30, 2000, if and only if the sale to the Purchasers at a time after the Original Issuance Date of additional shares of Series A Preferred Stock and warrants to acquire Common Stock, as contemplated by the Stock Purchase Agreement, has not been approved as required under the NASD Rules by the requisite vote of the Corporation’s shareholders.

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      Subsidiary: shall mean, with respect to the Corporation, any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation or a Subsidiary of the Corporation.

      Transaction: has the meaning specified in Section 7(g).

      Voting Rights Event: has the meaning specified in Section 10(a).

      Voting Stock: means at any time with respect to any Person shares of any class of capital stock of such Person which are then entitled to vote generally in the election of directors.

      Warrants: shall mean the Warrants purchased from the Corporation by the Purchasers pursuant to the Stock Purchase Agreement, dated [               ], 2000, between the Corporation and the Purchasers (the “ Stock Purchase Agreement”).

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[SIGNATURE PAGE OF CERTIFICATE OF DESIGNATION]

      IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under penalty of perjury this    day of             , 2000.

COMPLETE BUSINESS SOLUTIONS, INC.
a Michigan corporation

By:	---------------------------------------

Name:
Title:

ATTEST:

By:

Name:
Title:

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Appendix III

COMPLETE BUSINESS SOLUTIONS, INC.

REGISTRATION RIGHTS AGREEMENT

Dated as of April 20, 2000

i

REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 20, 2000, is entered into by and among CD&R-COOKIE Acquisition L.L.C., a Delaware limited liability company (“CDR-Cookie VI”) and CDR-COOKIE Acquisition VI-A L.L.C., a Delaware limited liability company (“CDR-Cookie VI-A” and, together with CDR-Cookie VI, the “Shareholders”) and COOKIE, a Michigan corporation (the “Company”).

      1.  Background.

      (a)  Pursuant to a stock purchase agreement, dated as of March 17, 2000, by and among the Shareholders and the Company (the “Company Stock Purchase Agreement”), the Shareholders agreed to purchase from the Company, and the Company agreed to sell to the Shareholders, at the Initial Closing and at the Subsequent Closing (each, as defined in the Stock Purchase Agreement): (i) an aggregate of 200,000 shares of the Company’s Series A preferred stock, without par value (the “Preferred Shares”), which shall be convertible into shares of the Company’s common stock, without par value (the “Common Stock”), pursuant to the certificate of designation with respect to the Preferred Shares filed with the Department of Consumer and Industry Services of the State of Michigan (the “Certificate of Designation”); (ii) a warrant to purchase 3.5 million shares of Common Stock at an exercise price of $25 per share (the “25 Warrant”) and (iii) a warrant to purchase 1.8 million shares of Common Stock at an exercise price of $31 per share (the “31 Warrant” and, together with the 25 Warrant, the “Warrants”).

      (b)  The Shareholders, the Fund or any of their respective Affiliates may in the future acquire additional shares of Common Stock (“Additional Common Stock”) from the Company or other Shareholders.

      2.  Definitions.  For purposes of this Agreement, the following terms have the following respective meanings:

      “25 Warrant”:  is defined in Section 1(a).

      “31 Warrant”:  is defined in Section 1(a).

      “Additional Common Stock”:  is defined in Section 1(b).

      “Affiliate”:  With respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person. “Control” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise. Any director, member of management or other employee of the Company or any of its subsidiaries who would not otherwise be an Affiliate shall not be deemed to be an Affiliate of the Shareholders.

      “Agreement”: is defined in the introductory paragraph hereof.

      “Board”: The Board of Directors of the Company.

      “Business Day”: A day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

      “CD&R”: Clayton, Dubilier & Rice, Inc., a Delaware corporation.

      “CDR — Cookie VI”: is defined in the introductory paragraph to this Agreement.

      “CDR — Cookie VI-A” is defined in the introductory paragraph to this Agreement.

      “Certificate of Designation”: is defined in Section 1(a).

      “Common Stock”: is defined in Section 1(a).

      “Company”: is defined in the introduction to this Agreement.

      “Company Stock Purchase Agreement”: is defined in Section 1(a).

      “Conversion Shares”: means the shares of Common Stock issuable upon the conversion of the Preferred Shares.

      “Exchange Act”: The Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

      “Fund”: means any of Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership, Clayton, Dubilier & Rice Fund VI-A Limited Partnership, a Cayman Islands exempted limited partnership, and any other entity organized or managed by or affiliated with CD&R.

      “NASD”: National Association of Securities Dealers, Inc.

      “NASDAQ”: The NASD Automated Quotation System.

      “New York Court”: is defined in Section 4.14.

      “Other Registrable Securities”: means shares of Common Stock subject to a contractual registration obligation arising under an agreement entered into by the holders thereof and the Company prior to the date hereof and set forth in Schedule 2.12(c) of the Company Disclosure Schedule delivered under the Company Stock Purchase Agreement.

      “Person”: Any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

      “Preferred Shares”: is defined in Section 1(a).

      “Public Offering”: An underwritten public offering of Common Stock led by at least one underwriter of nationally recognized standing.

      “Registrable Securities”: (a) (i) the Conversion Shares, (ii) the Additional Common Stock and (iii) the Warrant Shares; provided that the Warrant Shares shall be deemed to constitute “Registrable Securities” only after the first anniversary of the date of the Company Stock Purchase Agreement; and (b) any securities issued or issuable with respect to any Common Stock referred to in the foregoing clauses (w) upon any conversion or exchange thereof, (x) by way of stock dividend or stock split, (y) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (z) otherwise, in all cases subject to the last paragraph of Section 3.3. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) such securities become eligible for sale under Rule 144(k) by the holder thereof without volume limitations, (D) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (E) such securities shall have ceased to be outstanding.

      “Registration Expenses”: All expenses incident to the Company’s performance of its obligations under or compliance with Section 3, including, but not limited to, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or NASDAQ, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any “qualified independent underwriter” and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and the expenses of any special audits made by such accountants required by or incidental to such performance and compliance, but not including (a) fees and disbursements of counsel retained by the holders of Registrable Securities or (b) any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by the holders thereof.

      “Requisite Percentage of Shareholders”: The holder or holders of at least 50% (by number of shares) of the Registrable Securities at the time outstanding.

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      “Rule 144”: Rule 144 (or any successor provision) under the Securities Act.

      “Rule 144A”: Rule 144A (or any successor provision) under the Securities Act.

      “Rule 144(k)”: Rule 144(k) (or any successor provision) under the Securities Act.

      “Rule 145”: Rule 145 (or any successor provision) under the Securities Act.

      “Securities Act”: The Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

      “Securities and Exchange Commission”: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

      “Shareholders”: is defined in the introductory paragraph of this Agreement.

      “Special Registration”: (a) The registration of shares of equity securities or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its direct or indirect subsidiaries or (b) the registration of equity securities and/ or options or other rights in respect thereof solely on Form S-4 or S-8 or any successor form.

      “Warrants”: is defined in Section 1(a).

      “Warrant Shares”: means the shares of Common Stock issuable upon the exercise of the Warrants.

      3.  Registration.

      3.1.  Registration on Request.

      (a)  Requests.  Subject to the provisions of Section 3.6, at any time or from time to time, the Requisite Percentage of Shareholders shall have the right to make written requests that the Company effect registrations under the Securities Act of all or part of the Registrable Securities of the holder or holders making such request, which requests shall specify the intended method of disposition thereof by such holder or holders.

      (b)  Obligation to Effect Registration.  Upon receipt by the Company of any request for registration pursuant to Section 3.1(a), the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of

(i) the Registrable Securities which the Company has been so requested to register pursuant to Section 3.1(a), and

(ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the Company has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Notwithstanding the preceding sentence:

(x) the Company shall not be required to effect a registration requested pursuant to Section 3.1(a) if (A) with respect to the first three such requests, the aggregate number of Registrable Securities referred to in clauses (i) and (ii) of the preceding sentence to be included in such registration shall be less than 1,480,000, shares and (B) thereafter, the number of Registrable Securities to be so included shall be less than 740,000, provided, that in no event shall the Company be required to effect a registration requested pursuant to Section 3.1(a) if the Board determines, in its good faith judgment, after consultation with a firm of nationally recognized underwriters that the aggregate net proceeds from

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the disposition of the Registrable Securities for which registration has been so requested would be less than $50,000,000; and

(y) if the Board determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then contemplated Public Offering, the Requisite Percentage of Shareholders shall be given notice of such fact and shall be deemed to have withdrawn such request and such registration shall not be deemed to have been effected or requested pursuant to this Section 3.1; and

(z) the Company shall be entitled to postpone for a reasonable period of time not to exceed 60 days from the date a request pursuant to Section 3.1(a) is received, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 3.1, if the Board of Directors of the Company (i) in good faith determines that such registration and offering would materially adversely affect or interfere with any proposed or pending financing, acquisition, corporate reorganization or other material transaction or the conduct or outcome of any material litigation involving the Company or any of its subsidiaries, and (ii) as promptly as practicable gives the relevant holders of Registrable Securities written notice of such postponement, setting forth the duration of and reasons for such postponement; provided, however, that the Company shall not effect such a postponement more than twice in any 180 day period, for no more than an aggregate total of 60 days. If the Company shall so postpone the filing of a registration statement, the holder or holders of Registrable Securities making the request pursuant to Section 3.1(a) shall within 10 days after receipt of the notice of postponement advise the Company in writing whether or not it has determined to withdraw its request for registration. Failure by such holder or holders to timely notify the Company of its determination shall for all purposes be treated as a withdrawal of the request for registration. In the event of a withdrawal, such request for registration shall not be deemed exercised for purposes of determining whether such holder or holders still have the right to make a request for registration pursuant to this Section 3.1.

      (c)  Registration Statement Form.  Each registration requested pursuant to this Section 3.1 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), the choice of such form to be made by holders holding at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested pursuant to this Section 3.1, unless the use of a specific or different form is required by law.

      (d)  Expenses.  The Company will pay all Registration Expenses in connection with the first three registrations effected pursuant to a request under Section 3.1(a). The Registration Expenses in connection with each other registration, if any, requested under Section 3.1(a) shall be apportioned among the holders whose Registrable Securities are then being registered, on the basis of the respective amounts (by number of shares) of Registrable Securities then being registered. However, in the case of each registration requested under Section 3.1(a), the Company shall pay all amounts in respect of (A) any allocation of salaries of personnel of the Company and its subsidiaries or other general overhead expenses of the Company and its subsidiaries or other expenses for the preparation of financial statements or other data normally prepared by the Company and its subsidiaries in the ordinary course of its business, (B) the expenses of any officers’ and directors’ liability insurance, (C) the expenses and fees for listing the securities to be registered on each exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on an exchange selected by the Company or on NASDAQ and (D) all fees associated with filings required to be made with the NASD (including, if required, the fees and expenses of any “qualified independent underwriter” and its counsel). Notwithstanding the provisions of this Section 3.1(d) or of Section 3.2, each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller by applicable law.

      (e)  Inclusion of Other Securities.  The Company shall neither register, nor enter into any agreement obligating it to register, securities (other than Registrable Securities and, to the extent contractually required as of the date hereof, Other Registrable Securities) for sale for the account of any Person other than the Company in any registration requested pursuant to Section 3.1(a) unless permitted to do so by the written

4

consent of holders holding at least a majority (by number of shares) of the Registrable Securities proposed to be sold in such registration, which consent shall not unreasonably be withheld, it being understood and agreed that such holders shall not be deemed to be unreasonable if they in their good faith judgment believe that the inclusion of the securities of any such other Person will adversely affect the price or marketability of the shares such holders of Registrable Securities or the Company propose to sell in such registration.

      (f)  Effective Registration Statement.  A registration requested pursuant to Section 3.1(a) will not be deemed to have been effected unless it has become effective for the period specified in Section 3.3(b). Notwithstanding the preceding sentence, a registration requested pursuant to Section 3.1(a) that does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the holder or holders of Registrable Securities requesting the registration shall be deemed to have been effected by the Company at the request of such holder or holders.

      (g)  Pro Rata Allocation.  If any registration statement made pursuant to Section 3.1(a) involves an underwritten offering and the managing underwriter of such offering (or, in connection with an offering that is not underwritten, an investment banker) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the largest number that can be sold in an orderly manner in such offering without adversely affecting the price range of such offering, the Company shall include in such registration:

(i) first, all shares of Common Stock requested to be included in such registration by the Requisite Percentage of Shareholders (and, to the extent contractually required as of the date hereof, Other Registrable Securities);

(ii) second, to the extent that the number of securities to be registered pursuant to clause (i) is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling holders of Registrable Securities, securities that the Company proposes to register; and

(iii) third, to the extent that the number of shares registered pursuant to clauses (i) and (ii) is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling holders of Registrable Securities, the securities requested to be included by holders of Other Registrable Securities and, if permitted by the holders of Registrable Securities pursuant to Section 3.1(e), any other holders.

The securities to be included in any such registration pursuant to clauses (i) and, except as otherwise contractually required as of the date hereof, (iii) shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to such clause on the basis of the number of securities requested to be included by such holders. If a holder of Registrable Securities requesting a registration pursuant to Section 3.1 is unable to sell at least 75% of the number of securities it requested to be included therein by virtue of the inclusion of other holders of the Company’s securities included in such offering, such request for registration shall not be deemed exercised for purposes of determining whether such holder of Registrable Securities shall have the right to make a further request for registration pursuant to Section 3.1

      3.2.  Piggyback Registration.  If the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it will at such time give prompt written notice to all holders of Registrable Securities of its intention to do so and, upon the written request of any holder of Registrable Securities given to the Company within 30 days after the Company has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the

5

holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

      (a)  if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Board shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities to request that a registration be effected under Section 3.1; and

      (b)  if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker) that in their or its opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 3.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the number of such securities which can be sold in such offering,

(i) the Company shall include in such registration the number (if any) of Registrable Securities so requested to be included that in the opinion of such underwriters or investment banker, as the case may be, can be sold and shall not include in such registration any securities (other than securities being sold by the Company, which shall have priority in being included in such registration) so requested to be included other than Registrable Securities (and, to the extent contractually required as of the date hereof, Other Registrable Securities), unless all Registrable Securities requested to be so included are included therein, and

(ii) if in the opinion of such underwriters or investment banker, as the case may be, some but not all of the Registrable Securities may be so included, all holders of Registrable Securities requested to be included therein (and, to the extent contractually required as of the date hereof, holders of Other Registrable Securities) shall share pro rata in the number of shares of Registrable Securities included in such Public Offering on the basis of the number of Registrable Securities requested to be included therein by such holders, provided that, in the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, pursuant to a contractual registration obligation, the holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such Public Offering requested to be included therein), except to the extent contractually required as of the date hereof in the case of Other Registrable Securities requesting registration, in which case such Other Registrable Securities shall have priority over Registrable Securities, and the Company shall so provide in any registration agreement hereinafter entered into with respect to any of its securities.

      The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.2. No registration effected under this Section 3.2 shall relieve the Company from its obligation to effect registrations upon request under Section 3.1.

      3.3.  Registration Procedures.  If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company will promptly:

      (a)  subject to clauses (x), (y) and (z) of Section 3.1(b), prepare and file with the Securities and Exchange Commission as soon as practicable and in any event within 120 days, after receipt of a request pursuant to Section 3.1 a registration statement with respect to such securities, make all required filings with

6

the NASD and use best efforts to cause such registration statement to become effective at the nearest practicable date;

      (b)  prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

      (c)  furnish to counsel (if any) selected by the holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the Securities and Exchange Commission (including all documents to be filed on a confidential basis) in connection with such registration, which documents will be subject to the review of such counsel; the Company shall not file any registration statement or prospectus or any amendments or supplements thereto pursuant to a registration under Section 3.1(a) if the holders of a majority of the Registrable Securities covered by such registration statement, their counsel, or the underwriters, if any, shall reasonably object in writing;

      (d)  furnish to each seller of such securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

      (e)  use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

      (f)  furnish to each seller a signed counterpart, addressed to the sellers, of

(i) an opinion of counsel for the Company experienced in securities law matters, dated the effective date of the registration statement, and

(ii) a “comfort” letter signed by the independent public accountants who have issued an audit report on the Company’s financial statements included in the registration statement, subject to such seller having executed and delivered to the independent public accountants such certificates and documents as such accountants shall reasonably request, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten Public Offerings of securities;

      (g)(i) notify each seller of any securities covered by such registration statement if such registration statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the Securities and Exchange Commission a post-effective amendment to such registration statement and use best efforts to cause

7

such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as is practicable, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

      (h)  otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

      (i)  notify each seller of any securities covered by such registration statement (i) when such registration statement, or any post-effective amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (ii) of any request by the Securities and Exchange Commission to amend such registration statement or to amend or supplement such prospectus or for additional information, (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

      (j)  use its best efforts (i) (A) to list such securities on any securities exchange on which the Common Stock is then listed or, if no Common Stock is then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (B) if such listing is not practicable or the Board determines that quotation as a NASDAQ National Market System security is preferable, to secure designation of such securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD, (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and (iii) to obtain a CUSIP number for the Registrable Securities; and

      (k)  use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus.

      The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

      The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

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      By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 3.3(g), such holder will promptly discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder shall have received, in the case of clause (i) of Section 3.3(g), notice from the Company that such registration statement has been amended, as contemplated by Section 3.3(g), and, in the case of clause (ii) of Section 3.3(g), copies of the supplemented or amended prospectus contemplated by Section 3.3(g). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(g).

      Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that the Company shall have no obligation to prepare or file any registration statement prior to the time that financial information required to be included therein is available for inclusion therein.

      3.4.  Underwritten Offerings.  The provisions of this Section 3.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 3.1 through 3.3, to any registration which is an underwritten offering.

      (a)  Underwritten Offerings Exclusive.  Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

      (b)  Underwriting Agreement.  If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the holders of a majority (by number of shares) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 3.7, provisions for the delivery of officers’ certificates, opinions of counsel and accountants’ “comfort” letters and hold-back arrangements. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. If any condition to the obligations under such underwriting agreement are not met or waived, and such failure to be met or waived is not attributable to the fault of the holders of Registrable Securities requesting a demand registration pursuant to Section 3.1(a), such request for registration shall not be deemed exercised for purposes of determining whether such registration has been effected for purposes of Section 3.1. No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Section 3.4(e) and representations, warranties or agreements regarding such holder and such holder’s intended method of distribution.

      (c)  Selection of Underwriters.  Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, the holders of a majority of the shares requested to be included in such registration will have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing reasonably satisfactory to the Company. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company will have the right to

9

select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing.

      (d)  Incidental Underwritten Offerings.  Subject to the provisions of the proviso to the first sentence of Section 3.2, if the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so and, if requested by any holder of Registrable Securities, will arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among those to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Section 3.4(e) and representations, warranties or agreements regarding such holder and such holder’s intended method of distribution.

      (e)  Hold Back Agreements.  If and whenever the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a Special Registration), or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each holder of Registrable Securities, if required by the managing underwriter, agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company during the 20 day period prior to or the 90 day period following the effective date of such registration, provided that each holder of Registrable Securities further agrees that, if required by the managing underwriter for such registered offering, such holder shall not effect any such public sale or distribution during the 180 day period following the effective date of such registration, or during such lesser period that is applicable to any of Other Registrable Securities and securities held by the Company’s officers and directors and [R], and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased or acquired from the Company at any time other than in a Public Offering to enter into a similar agreement with the Company.

      3.5.  Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

      3.6.  Other Registrations.  If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, and if such registration shall not have been withdrawn or abandoned, the Company shall not be obligated to and shall not file any registration statement with respect to any of its securities (including Registrable Securities and Other Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of any holder or holders of such securities, until a period of 270 days shall

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have elapsed from the effective date of such previous registration. The Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, for 180 days after, and during the 20 days prior to, the effective date of any registration effected pursuant to Sections 3.1 or 3.2 hereunder, if so required by the managing underwriter.

      3.7.  Indemnification.

      (a)  Indemnification by the Company.  In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, the Company will indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or participating person expressly for use in the preparation thereof and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the seller of Registrable Securities thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such seller with a sufficient number of copies of the same or if the seller received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such seller.

      (b)  Indemnification by the Sellers.  In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each of the prospective sellers of such securities, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls the Company or any such participating person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, employee, participating person or controlling person may become subject under the Securities

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Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or (ii) any omission or alleged omission to state a fact with respect to such seller required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the seller will reimburse the Company and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the liability of each such seller will be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller.

      (c)  Notices of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 3.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party hereunder, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.7. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      (d)  Other Indemnification.  Indemnification similar to that specified in the preceding paragraphs of this Section 3.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

      (e)  Other Remedies.  If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is

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appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 3.7(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 3.7 if such indemnification were enforceable under applicable law.

      (f)  Officers and Directors.  As used in this Section 3.7, the terms “officers” and “directors” shall include the partners of the holders of Registrable Securities which are partnerships and the trustees and beneficiaries of the holders of Registrable Securities which are trusts.

      4.  Miscellaneous.

      4.1.  Rule 144; Legended Securities; etc.

      (a)  The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Rule 145), and shall take such further action as any such holder may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 145. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

      (b)  The Company shall issue new certificates for Registrable Securities without a legend restricting further transfer if (i) such securities have been sold to the public pursuant to an effective registration statement under the Securities Act (other than Form S-8 if the holder of such Registrable Securities is an Affiliate of the Company) or Rule 144, or (ii) (x) such issuance is otherwise permitted under the Securities Act, (y) the holder of such shares has delivered to the Company an opinion of counsel to such effect and (z) the holder of such shares expressly requests the issuance of such certificates in writing.

      4.2.  Amendments and Waivers.  This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least 66% of the shares then constituting Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4.2, whether or not such Registrable Securities shall have been marked to indicate such consent. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver in any other respect or at any other time.

      4.3.  Nominees for Beneficial Owners.  In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

      4.4.  Successors, Assigns and Transferees.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent

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holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

      4.5.  Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, the Fund or the other parties hereto, as the case may be, at the following addresses or to such other address as the Company, the Fund or the other parties hereto, as the case may be, shall specify by notice to the others:

(i) if to the Company, to it at:

Complete Business Solutions, Inc. 32605 West Twelve Mile Road Farmington Hills, Michigan 48334-3339 Attention: General Counsel

(ii) if to the other parties hereto, to the address of such party set forth on the signature page hereof.

(iii) if to the Shareholders, to:

The Clayton & Dubilier Private Equity Fund VI Limited Partnership Foulkstone Plaza, Suite 102 1403 Foulk Road Wilmington, Delaware 19803

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

Clayton, Dubilier & Rice, Inc. 375 Park Avenue, 18th Floor New York, New York 10152 Attention: Kevin Conway

           and

Debevoise & Plimpton 875 Third Avenue New York, New York 10022 Attention: Franci J. Blassberg, Esq.

      4.6.  No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

      4.7.  Remedies.  Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      4.8.  Stock Splits, etc.  Each party hereto agrees that it will vote to effect a stock split (forward or reverse, as the case may be) with respect to any Registrable Securities in connection with any registration of such Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in their or its opinion such a stock split would facilitate or increase the likelihood of

14

success of the offering. Each party hereto agrees that any number of shares of Common Stock referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

      4.9.  Term.  This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earliest of (a) its termination by the consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding, (c) the dissolution, liquidation or winding up of the Company and (d) the tenth anniversary of the date hereof.

      4.10.  Severability.  If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

      4.11.  Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

      4.12.  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

      4.13.  Governing Law.  This agreement shall be governed in all respects, including as to validity, interpretation and effects, by the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby irrevocably submit to the jurisdiction of the federal courts of the united states of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.5, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

      4.14.  Waiver of Jury Trial.  (A) Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this agreement or the transactions contemplated hereby may be brought in the courts of New York, in the County of New York, or the United States District Court for the Southern District of New York (each, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any New York Court, and any claim that any such action or proceeding brought in any New York Court has been brought in an inconvenient forum, and (iii) submits to the non-exclusive jurisdiction of New York Courts in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a New York Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

      (B)  Each of the parties agrees and acknowledges that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this agreement.

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      4.15.  No Third Party Beneficiaries.  Except as provided in Sections 3.7 and 4.4, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto, each such party’s respective successors and permitted assigns.

      IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

COMPLETE BUSINESS SOLUTIONS, INC.

By:	/s/ TIMOTHY S. MANNING

Name: Timothy S. Manning
Title: Executive Vice President

CD&R-COOKIE ACQUISITION L.L.C.

By:	/s/ KEVIN J. CONWAY

Name: Kevin J. Conway
Title: President

CD&R-COOKIE ACQUISITION VI-A L.L.C.

By:	/s/ KEVIN J. CONWAY

[Address]

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Appendix IV

COMPLETE BUSINESS SOLUTIONS, INC.

STOCK OPTION PLAN
(As amended April 20, 2000)

1.  Establishment of Plan

The Complete Business Solutions, Inc. Stock Option Plan (the “Plan”) was formulated by Complete Business Solutions, Inc. (the “Company”) to encourage employees of the Company and its subsidiaries to acquire common stock in the Company through Incentive Stock Options (as hereinafter defined) and to permit the Company to offer Nonqualified Options (as hereinafter defined) to persons including without limitation directors, consultants and employees of the Company. It is believed that the Plan will encourage such employees and other persons to have a greater financial investment in the Company through ownership of its common stock, will further stimulate their efforts on the Company’s behalf, will tend to maintain and strengthen their desire to remain with the Company, and generally will be in the best interests of the Company and its shareholders.

The following is a statement of the Plan, as adopted by the Board of Directors on July 10, 1996 and approved by the shareholders on September 10, 1996.

2.  Types of Options

Options granted under the Plan may be of two types: (a) “Incentive Stock Options” designed to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (b) other options (“Nonqualified Options”). Eligible Employees (as defined in Section 14) under the Plan may be granted either Incentive Stock Options, Nonqualified Options, or both but the nature of each option shall be clearly designated at the time of the grant. Persons who are not Employees of the Company on the date of grant may only be granted Nonqualified Options. To the extent that any option designated as an “Incentive Stock Option” under the Code, on the date of grant, shall fail, for any reason whatsoever, to qualify for treatment as an “Incentive Stock Option” under the Code, such option shall not lapse or terminate, but shall become a Nonqualified Option for purposes of the Plan and the Code.

3.  Amount of Stock Subject to the Plan

The total number of shares of common stock of the Company which may be sold pursuant to options granted under the Plan from its date of inception and pursuant to previously granted nonqualified options shall not exceed 13,247,454. The shares sold under the Plan may be either authorized and unissued stock or treasury stock. In the event that any options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the shares not purchased under the options shall be available again for the purposes of the Plan.

4.  Administration

Except as herein otherwise provided, the Plan shall be administered by the Board of Directors (the “Board”) or under the supervision and on behalf of the Board of Directors of the Company by a Committee (the “Committee”) composed of two or more directors who shall be appointed and may be removed by a majority vote of the Board of Directors. Subject to the express provisions of the Plan, the Board or the Committee shall have authority in its discretion to determine the Employees to receive Incentive Stock Options and Employees or other persons to receive Nonqualified Options, the times when they shall receive them, the option price and term of each option, the period during which each option may be exercised, and the number of shares to be subject to each option.

Subject to the express provisions of the Plan, the Board or the Committee shall also have authority to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the fair market value of any stock subject to the Plan, to determine the terms and provisions of the respective option agreements (which need not be uniform) and to make all other determinations necessary or advisable for administering the Plan. The Board or the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement, in the manner and to the extent that it shall deem necessary to carry it into effect, and it shall be the sole and final judge of such correction. The determination of the Board or the Committee on the matters referred to in this paragraph shall be conclusive and binding on the Company and the persons to whom options are granted.

An option granted to a director, an option agreement, other contract or other transaction under the Plan between the Company and a director, or any other action taken by the Board or the Committee under the Plan in which a director is otherwise interested is not void or voidable solely because of such interest, or solely because any such director is present at the meeting of the Board or the Committee which authorizes or approves any such option, option agreement, contract, transaction or action, or solely because his vote is counted for such purposes, if any of the following conditions is satisfied:

(a) the option, option agreement, contract, transaction or other action is fair and reasonable to the Company when it is authorized, approved or ratified;

(b) the material facts as to any such director’s relationship or interest as to the option, option agreement, contract, transaction or action are disclosed or known to the Board or the Committee and the Board or the Committee authorizes, approves or ratifies the option, option agreement, contract, transaction or action by a vote sufficient for the purpose without counting the vote of any such director, or

(c) the material facts as to any such director’s relationship or interest and as to the option, option agreement, contract, transaction or action are disclosed or known to the shareholders and they authorize, approve or ratify the option or transaction.

5.  Eligibility

Only Employees shall be eligible to receive Incentive Stock Options under the Plan. Employees and other persons shall be eligible to receive Nonqualified Options under the Plan. An Employee or other person who has been granted an option under the Plan or any other stock option plan of the Company may be granted additional options.

No Incentive Stock Option shall be granted under the Plan to any individual who, immediately before such option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, with the application of the constructive attribution rules of Section 424 of the Code. However, the foregoing restriction on granting of Incentive Stock Options shall not apply it at the time the option is granted the option price is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. The aggregate fair market value of the stock (determined at the time the option is granted) with respect to which Incentive Stock Options granted to an individual first become exercisable in any calendar year (under all plans of the Company or any of its parent or subsidiary corporations) shall not exceed $100,000.

6.  Option Prices and Payment

The purchase price of each share of common stock provided under each Incentive Stock Option granted pursuant to the Plan shall be a price not less than the greater of the par value of the stock or the fair market value of the stock on the date of the granting of the Incentive Stock Option as is determined in good faith by the Board or the Committee. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, or other Shares having a fair market value on the date of surrender equal to the aggregate exercise purchase price of the Shares as to which said option shall be exercised or sale consummated, or any combination of such methods of payment for the issuance of shares.

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The proceeds of the sale of stock, subject to the options, are to be added to the general funds of the Company and used for its corporate purposes.

7.  Period of Option and Certain Limitations on the Right to Exercise

The period of time which the Employee must remain in the continuous employ of the Company or a parent or subsidiary of the Company and the period of time other optionees must wait from the date the options are granted before they can exercise any part of the option shall be determined by the Board or the Committee and shall be contained in the stock option agreement between each such holder and the Company. In no event, may an Employee or other optionee exercise any option granted under the Plan after that date which is more than ten (10) years from the date of the grant or after such earlier date as may be provided herein. At the time of the exercise of the option, the holder of the option (or the purchaser acting under Section 11 below) may be required to represent to the Company that (1) at that time of exercise it is such holder’s present intention to acquire the shares for investment and not with a view to distributing the shares and (2) neither the option nor any shares acquired upon exercise of the option will be sold or otherwise transferred unless such transaction is registered under the Securities Act of 1933 and any applicable state securities laws or an exemption from such registration is available.

8.  Nontransferability of Options

No option granted under the Plan shall be transferable, otherwise than by Will or by the laws of descent and distribution, nor shall any option be pledged or hypothecated in any way (whether by operation of law or otherwise). An option may be exercised during the lifetime of its holder only by such holder. Any attempt to circumvent this Section shall cause the option and the rights and privileges conferred by the option to become automatically null and void.

9.  Exercise of Option

  a).  Procedure for Exercise

Any Option granted under this Plan shall be exercisable at such times and under such conditions as determined by the Board or the Compensation Committee, including performance criteria with respect to the Company and/ or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment, as authorized by the Board, may consist of any consideration and method of payment allowable under Section 6 of the Plan. Each Optionee who exercises an Option shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. An Optionee must also provide a duly executed copy of any stock transfer agreement. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the stock received from exercising such options. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

10.  Termination of Employment

Upon the termination of the employment of the holder of an option for reasons other than death or disability, the rights of such holder shall be those contained in his stock option agreement. Incentive Stock Options granted under the Plan shall not be affected by any change of employment if the holder continues to be an Employee. Option agreements may contain such provisions as the Board or the Committee shall approve

3

regarding the effect of leaves of absence guaranteed by statute or contract. Nothing in the Plan or in any option granted under it shall confer any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate any employment at any time.

11.  Death or Disability of Holder of Option

In the event of the death or disability of a holder of an option under the Plan, the option theretofore granted to him may be exercised after is death or disability by his estate or is legal representative if the option would have otherwise been exercisable by him and, in the case of Incentive Stock Options, if he was employed by the Company at the time of death or disability and the Incentive Stock Option is exercised within three months after the termination of employment because of death or one year after the termination of employment because of disability. Notwithstanding the foregoing, all options must be exercised during the option term and also subject to all the conditions of the Plan.

12.  Adjustments Upon Changes in Capitalization, etc.

Notwithstanding any other provision of the Plan, in the event of any change in the outstanding common stock of the Company by reason of a stock dividend, stock split, recapitalization, merger, consolidation, split-up, split-off, spin-off, combination, or exchange of shares, and the like, the aggregate number and class of shares available under the Plan and the number and class of shares subject to each outstanding option and the option prices shall be appropriately adjusted by the Board or the Committee whose determination shall be conclusive and in accordance with each Option Agreement. In the event of any merger, consolidation, or sale or transfer by the Company of substantially all its assets, the date of termination of any options outstanding under the Plan and the date on or after which such options, or any portion of such options not then exercisable, may be exercised, shall be advanced to a date to be fixed by the Board or the Committee, which date shall not be more than 15 days prior to such merger, consolidation or sale or transfer; provided that the Company or the shareholders of the Company, immediately after the transaction: (1) will not own more than 50% of the voting power of the corporation surviving the transaction; or (2) if the Company and the other corporation both survive the transaction, will not own more than 50% of the voting power of the Company and more than 50% of the corporation or business acquired.

13.  Amendment and Termination

Unless the Plan theretofore shall have been terminated as hereinafter provided, the Plan shall terminate on December 31, 2006 and no option under it shall be granted thereafter. The Board of Directors of the Company at any time prior to that date may terminate the Plan, or make such changes in it and additions to it as the Board of Directors of the Company shall deem advisable; provided that, to the extent required by Section 422 of the Code, any such amendments shall be approved by the shareholders within 12 months of their adoption by the Board of Directors in order to be effective. No termination or amendment of the Plan may, without the consent of the holder of an option then existing, terminate his option or materially and adversely affect his rights under the option.

14.  Definition of Employee

For purposes of the Plan, the term “Employee” means regular employees of the Company and its parents or subsidiaries, who are executive, managerial or other salaried employees, including officers, whether or not directors of the Company.

4

COMPLETE BUSINESS SOLUTIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Complete Business Solutions, Inc. appoints Timothy S. Manney, Thomas E. Sizemore and Rajendra B. Vattikuti or any of them, proxies for the undersigned, with full power of substitution, to vote the capital stock of the Company which the undersigned would be entitled to vote as of the close of business on May 15, 2000 at the Annual Meeting of Shareholders to be held on Tuesday, July 11, 2000.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

         Please mark your
         votes as in this
         example.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE
ELECTION OF MANAGEMENT'S FOUR NOMINEES AS DIRECTORS.

1. Approve the second step of the Investment by     4.     Ratify appointment of Arthur Andersen LLP
   Clayton, Dubilier & Rice                                as independent auditors for fiscal year
                                                           2000

  For                      Against                            For               Against

2.   Amend the 1996 Stock Option Plan

  For                      Against

3.   Election of Directors
     Nominees:
         Rajendra B. Vattikuti
         Kevin J. Conway
         Ned C. Lautenbach
         David H. Wasserman

For, Except vote withheld from the following nominee(s):

____________________________

                                             The Undersigned hereby acknowledges
                                             receipt of the Notice of Annual
                                             Meeting of Shareholders and the
                                             Proxy Statement furnished
                                             therewith.

                                             PLEASE FILL IN DATE, SIGN AND MAIL
                                             THIS PROXY PROMPTLY IN THE ENCLOSED
                                             ENVELOPE WHICH REQUIRES NO POSTAGE
                                             IF MAILED IN THE UNITED STATES.

                                             ___________________________________

 Note: Please sign name exactly as
 your name appears on the Stock
 Certificate. When signing as                ___________________________________
 attorney, executor, administrator,          SIGNATURES          DATE
 trustee or guardian please give
 full title. If more than one
 trustee, all should sign. All joint
 owners must sign.

Admission Ticket

Complete Business Solutions, Inc.

Annual Meeting of Shareholders

Tuesday, July 11, 2000 at 9:30 AM
The Detroit Athletic Club
241 Madison Avenue
Detroit, MI 48226

      This ticket admits the named Shareholder(s) and one guest. Photocopies will not be accepted. You may be asked for identification at the time of admission.